Exhibit 10.1
                                                        Conformed Copy


                                 LOAN AGREEMENT

                                   dated as of

                                  May 25, 2001

                                      among

                             BELMARKEN HOLDING B.V.

                                       and

                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                   as Obligors

                                       and

                            UPC INTERNET HOLDING B.V.

                                  as Guarantor

                                       and

                             LIBERTY-BELMARKEN, INC.

                                    as Lender


                                 $1,225,000,000


                      6% Guaranteed Discount Notes due 2007



                                TABLE OF CONTENTS

ARTICLE I   DEFINITIONS...........................................................................................1
   Section 1.1       Definitions..................................................................................1
   Section 1.2       Rules of Interpretation.....................................................................21

ARTICLE II   AMOUNT, TERMS OF CREDIT AND NOTES...................................................................21
   Section 2.1       The Loan....................................................................................21
   Section 2.2       Accretion and Interest......................................................................22
   Section 2.3       Amounts Due.................................................................................22
   Section 2.4       Taxes.......................................................................................22
   Section 2.5       Payments....................................................................................25
   Section 2.6       The Notes...................................................................................25
   Section 2.7       Legends and Special Conditions for Transfer.................................................25

ARTICLE III   REPRESENTATIONS AND WARRANTIES.....................................................................26
   Section 3.1       Representations and Warranties of UPC, the Company and the Guarantor........................26
   Section 3.2       Representations and Warranties of Lender....................................................34

ARTICLE IV   EXCHANGE OF LOAN FOR ORDINARY SHARES................................................................35
   Section 4.1       Exchange of Loan for Ordinary Shares at Option of Lender....................................35
   Section 4.2       Exchange of Loan for Ordinary Shares at Option of UPC.......................................37
   Section 4.3       Adjustments.................................................................................42
   Section 4.4       Additional Rights...........................................................................48
   Section 4.5       Reorganization and Similar Transactions.....................................................48
   Section 4.6       Change of Control...........................................................................49
   Section 4.7       Certain Allocations.........................................................................51
   Section 4.8       Reservation of Shares.......................................................................51
   Section 4.9       Taxes and Charges...........................................................................51
   Section 4.10      Fractional Shares...........................................................................51
   Section 4.11      Regulatory Matters..........................................................................52
   Section 4.12  Other Regulatory Matters........................................................................53

ARTICLE V   PREPAYMENT...........................................................................................55
   Section 5.1       Optional Prepayment.........................................................................55
   Section 5.2       Mandatory Prepayment........................................................................57

ARTICLE VI   AFFIRMATIVE COVENANTS...............................................................................61
   Section 6.1       Provision of Financial Statements...........................................................61
   Section 6.2       Compliance with Laws........................................................................65
   Section 6.3       Maintenance of Properties...................................................................65
   Section 6.4       Insurance...................................................................................65
   Section 6.5       Corporate Existence.........................................................................65
   Section 6.6       Payment of Taxes and Other Claims...........................................................65
   Section 6.7       Syndication Efforts.........................................................................65
   Section 6.8       Use of Proceeds.............................................................................66

ARTICLE VII   NEGATIVE COVENANTS.................................................................................67
   Section 7.1       Limitation on Certain Indebtedness..........................................................67
   Section 7.2       Limitation on Certain Restricted Payments...................................................68
   Section 7.3       Company Funds...............................................................................68
   Section 7.4       Financial Covenants.........................................................................69
   Section 7.5       Liens.......................................................................................70
   Section 7.6       Asset Sales.................................................................................70
   Section 7.7       Indenture Covenants.........................................................................70
   Section 7.8       No Merger...................................................................................70
   Section 7.9       No Amendments...............................................................................71
   Section 7.10      Transactions with Affiliates................................................................71
   Section 7.11.     Prohibited Covenants........................................................................71

ARTICLE VIII   EVENTS OF DEFAULT.................................................................................72
   Section 8.1       Events of Default Defined; Acceleration of Maturity; Waiver of Default......................72

ARTICLE IX   ASSIGNMENT..........................................................................................74
   Section 9.1       Assignment of Loan; Register................................................................74
   Section 9.2       UGC's Right of First Offer..................................................................75
   Section 9.3       Replacement Notes...........................................................................76

ARTICLE X   GUARANTEE............................................................................................76
   Section 10.1      Unconditional Guarantee.....................................................................76
   Section 10.2      Severability................................................................................77
   Section 10.3      Limitation of Guarantor Liability...........................................................77
   Section 10.4      Waiver of Subrogation.......................................................................77
   Section 10.5      Evidence of Guarantee.......................................................................78
   Section 10.6      Waiver of Stay, Extension or Usury Laws.....................................................78

ARTICLE XI   MISCELLANEOUS.......................................................................................78
   Section 11.1      Notices.....................................................................................78
   Section 11.2      Amendments and Waivers......................................................................78
   Section 11.3      Survival of Warranties and Certain Agreements...............................................79
   Section 11.4      Fees and Expenses; Indemnification..........................................................79
   Section 11.5      Successors and Assigns......................................................................81
   Section 11.6      New York Law; Submission to Jurisdiction; Waiver of Immunities; Waiver of
                     Jury Trial; Service of Process; Currency....................................................81
   Section 11.7      Requirements of Law.........................................................................83
   Section 11.8      Illegality..................................................................................83
   Section 11.9      Severability................................................................................84
   Section 11.10     Counterparts................................................................................84
   Section 11.11     Confidentiality.............................................................................84
   Section 11.12     Construction................................................................................84
   Section 11.13     Headings....................................................................................85
   Section 11.14     Joint and Several Obligations; Several Obligations..........................................85
   Section 11.15     Acknowledgement and Agreement...............................................................85
   Section 11.16     Savings Clause..............................................................................85
EXHIBIT A   FORM OF NOTE........................................................................................A-1
EXHIBIT B   NOTATION ON NOTE RELATING TO GUARANTEE..............................................................B-1

         THIS LOAN AGREEMENT (this "Agreement"), dated as of May 25, 2001, is entered into by and among Belmarken Holding B.V., a limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as an obligor (the "Company"), United Pan-Europe Communications N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands, as an obligor ("UPC"), UPC Internet Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands, as guarantor ("chello Holdings"), and Liberty-Belmarken, Inc., a Delaware corporation (the "Lender").

         The parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1 Definitions. The following terms, as used herein, have the following meanings:

         "15-Day Election Period" is defined in Section 9.2(a).

         "Accretion Calculation Date" means July 31, 2001, and each October 31, January 31, April 30 and July 31 thereafter (or, if any such date is not a Business Day, the next succeeding Business Day).

         "Accreted Value" of a Note means, as of any date of determination, (i) prior to May 29, 2007, the sum (rounded to the nearest whole dollar) of (a) the initial offering price ($699.4285 per $1,000 in principal amount at maturity of the Note) of the Note, plus (b) the portion of the excess of the then outstanding principal amount of the Note over such original offering price that shall have accreted thereon through the date of determination, such amount to be accreted on a daily basis at the rate of 6% per annum (on the basis of a 360-day year of twelve 30-day months) compounded quarterly on each Accretion Calculation Date from the date of the issuance of the Note through the date of determination, and (ii) on and after May 29, 2007, 100% of the principal amount at maturity of the Note.

         "Acquiror" is defined in Section 4.5(c).

         "Actual Invested Capital" means, as of the date of this Agreement, the greater of (a) EUR 5.0 billion and (b) that amount equal to Certified Invested Capital of the Company established pursuant to a certificate of the chief financial officer or a director of finance or treasury of UPC delivered to the Lender pursuant to Section 6.1(l), but in no event shall Actual Invested Capital be greater than EUR 5.4 billion.

         "ADS" means American Depositary Share.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries whether through the ownership of voting securities, by contract, or otherwise; provided that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control; provided further that for purposes of clause
(I)(B) the definition of "Invested Capital," "Affiliate" of the Company will not include its Subsidiaries.

         "Agreement" means this Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

         "Asset Sale" means the conveyance, sale, transfer, assignment or other disposition of, directly or indirectly, any of UPC's or any of its Subsidiaries' Property or business (including by merger or consolidation in the case of a Subsidiary of UPC) other than the application of cash in payments that are not otherwise restricted by the terms of this Agreement; and including any sale or other transfer or issuance of any Equity Interests of a Subsidiary of UPC, whether by UPC or a Subsidiary of UPC, or the issuance, sale or transfer of Equity Interests by a Subsidiary of UPC, and including any sale and leaseback transaction.

         "Asset Sale Amount" is defined in Section 5.2(a)(iii)(C).

         "Asset Sale Prepayment Shortfall" is defined in Section 5.2(a)(iii)(B).

         "Beneficial Owner" or "beneficial owner" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the date hereof), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

         "Bridge Loan Agreement" means the Amended and Restated Bridge Loan Agreement dated 28 July 2000 among the Company, UPC, chello Holdings, Goldman Sachs Credit Partners, LP and others.

         "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Denver, London or Amsterdam are authorized or required by law to close.

         "Capital Stock" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Cash Equivalents" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Certified Invested Capital" means, as of the date of this Agreement, without duplication, the sum of (i) the total euro amount contributed in cash, plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board of UPC) to the Company, in each case, since the date of its creation to the date of this Agreement, in the form of common equity, plus (ii) the total euro amount contributed in cash, plus the value of all property contributed (valued at fair market value at the time of contribution, determined in good faith by the Supervisory Board of UPC) to the Company, in each case, since the date of its creation to the date of this Agreement, by the holders (and Affiliates of the holders) of the common equity of the Company in consideration of the issuance of preferred equity or Indebtedness that is unsecured and subordinated in right of payment upon liquidation to the Company's obligations under this Agreement, less
(iii) the value of all interest and returns in respect of such Indebtedness and dividends and other distributions in respect of such equity (in whatever form and however designated, valued at fair market value as determined in good faith by the Supervisory Board of UPC) made by the Company, since the date of its creation to the date of this Agreement to the holders (and Affiliates of the holders) of its common equity.

         "Change of Control" is defined in Section 4.6(f).

         "Change of Control Prepayment Date" is defined in Section 5.2(b).

         "chello" means chello broadband N.V., a corporation (naamloze vennootschap) incorporated under the laws of The Netherlands.

         "chello Holdings" is defined in the preamble.

         "chello Holdings Restricted Payment" means, without duplication:

         (i) the declaration or payment of any dividend or other distribution in respect of Equity Interests of chello Holdings or any Affiliate of chello Holdings;

         (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of chello Holdings or any Affiliate of chello Holdings;

         (iii) (A) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of, or any defeasance of, any Indebtedness that is (1) contractually or structurally subordinated or pari passu in right of payment to the Guarantee of chello Holdings, directly or indirectly, by chello Holdings or any Affiliate of chello Holdings or (2) structurally senior in right of payment to such Guarantee, directly or indirectly, by chello Holdings or any Affiliate of chello Holdings, other than payments in respect of such structurally senior Indebtedness by the primary obligor on or maker of such Indebtedness as and when the same becomes due and payable, other than by acceleration as a result of the occurrence or nonoccurrence of any event, and payments on revolving Indebtedness, payments on working capital lines of credit and payments in respect of refinancings of such Indebtedness that is not Debt Securities and (B) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of, or any defeasance of, any other obligation that is (1) contractually or structurally subordinated in right of payment to the chello Holdings Guarantee, directly or indirectly, by chello Holdings or any Affiliate of chello Holdings or (2) contractually or structurally senior or pari passu in right of payment to the chello Holdings Guarantee, directly or indirectly, by chello Holdings or any Affiliate of chello Holdings other than payments in respect of such structurally senior obligations by the primary obligor on or maker of such obligation as and when the same becomes due and payable or otherwise in the ordinary course of business other than as a result of acceleration as a result of the occurrence or nonoccurrence of any event;

         (iv) any Investment by chello Holdings or any of its Subsidiaries in any Affiliate of the Company;

         (v) any Asset Sale (other than an issuance of Equity Interests) by chello Holdings or any of its Subsidiaries to any Affiliate of the Company other than chello Holdings, its Subsidiaries or the Company;

         (vi) the granting of any Lien to any Affiliate of the Company (the value of such Lien being the greater of (A) the initial book value of the Property (other than cash) subject to such Lien and (B) the fair market value of such Property at the time the Lien is created as determined in good faith by the Supervisory Board of UPC); or

         (vii) any consolidation or merger of chello Holdings with or into any Affiliate of chello Holdings;

         provided, however, that the term "chello Holdings Restricted Payment" does not include (A) any dividend or distribution or payment of the type referred to in clause (ii) immediately above on the Equity Interests of chello Holdings to the extent payable solely in shares of Qualified Capital Stock of chello Holdings; (B) any dividend, distribution or other payment to, or Investment in, the Company or in or to chello Holdings or any of its Subsidiaries if before or after giving effect thereto no Default exists under
Section 7.4, Section 8.1(a) or Section 8.1(b) or to or in any of its Wholly Owned Subsidiaries if after giving effect thereto no Default would exist under
Section 8.1(a) or (b); (C) any dividend, distribution or other payments on its Equity Interests by any Subsidiary of chello Holdings to chello Holdings or a Subsidiary of chello Holdings or to the Company.

         "Closing Price" of an Ordinary Share or any other security, as the case may be, means for each day the last sales price (expressed in euros) or in case no such reported sales take place on such day, the average of the last reported bid and asked price, in case of an Ordinary Share on the principal Dutch national securities exchange or in case of other securities the principal U.S. or non U.S. national securities exchange on which Ordinary Shares or other securities, respectively, are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the Nasdaq National Market, or if the Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined, in good faith, by the Supervisory Board of UPC.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time.

         "Common Stock" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Company" is defined in the preamble.

         "Continuing Director" means during any period of 12 consecutive months after the date hereof, individuals who at the beginning of such 12-month period constituted the Supervisory Board of UPC (together with any new supervisory directors whose election by the shareholders was from a list of candidates drawn up by the holder or holders of UPC's priority shares and new supervisory directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of UPC or UGC, if such agreement is approved by a vote of such majority of supervisory directors).

         "Controlling Person" is defined in Section 11.4(b).

         "Credit Agreement" means the UPCD Facility Agreement, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or Holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations with lenders party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extensions, restructuring, supplement or modification to any Credit Agreement and all refunding, refinancings and replacements of any Credit Agreement, including any agreement:

         (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby;

         (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors may include one or more of UPC and its Subsidiaries and their respective successors and assigns;

         (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder, provided that on the date such Indebtedness is incurred it would not be prohibited by Section 10.11 of the Indenture; or

         (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by other terms of the Indenture.

         "Debt Incurrence" means any issuance or incurrence by UPC or any of its Subsidiaries of Debt Securities.

         "Debt Securities" means any notes or any other debt securities (other than any notes or debt securities rated BBB- or higher by S&P and Baa3 or higher by Moody's having a stated maturity more than 90 days after the Maturity Date), or preferred stock (of a type customarily sold into the "high yield" markets) of UPC or any of its Wholly Owned Subsidiaries or any its non-wholly owned Subsidiaries that are directly or indirectly controlled by it, which are issued for cash or cash equivalents, excluding, for the avoidance of doubt, (i) Indebtedness under the Credit Agreement or similar bank financings (including the institutional tranche of such financings), including any refinancings thereof, (ii) Indebtedness or preferred stock that is convertible into common equity of UPC or any of its Subsidiaries that is not being offered or sold to traditional "high yield" buyers, (iii) vendor financings, (iv) working capital financings, and (v) Indebtedness incurred by UPC or any of its Subsidiaries, on the one hand, from UPC or any of its Subsidiaries, on the other hand, pursuant to an Intercompany Loan Document in accordance with the terms of this Agreement.

         "Default" means any Event of Default or any event or condition which, with the giving of notice or lapse of time or both, would, unless cured or waived, become an Event of Default.

         "Disqualified Capital Stock" means with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Maturity Date.

         "Distribution Business" means

         (i) the business of upgrading, constructing, creating, developing, acquiring, operating, owning, leasing and maintaining cable television networks (including for avoidance of doubt master antenna television, satellite master antenna television, single and multi-channel microwave single or multi-point distribution systems and direct-to-home satellite systems) for the transmission, reception and/or delivery of multi-channel television and radio programming, telephony and internet and/or data services to the residential markets; or

         (ii) any business (other than any business of providing multi channel television and radio programming, telephony and internet and/or data services itself) which is incidental to or related to and, in either case, material to such business.

         "DOJ" has the meaning set forth in Section 4.11.

         "dollars" or "$" means lawful money of the United States of America.

         " Dollar To Euro Spot Rate" means, as of any date of determination, the offer (or buy) rate expressed in euros published on Bloomberg Financial Services as of 11:00 a.m. New York time for the exchange of dollars for euros in New York.

         "Environmental Laws" means international, national and local laws and regulations relating to the protection of human health or the environment or imposing liability or standards of conduct concerning hazardous substances, including laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "Equity Interest" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Equity Issuance" means the issuance of any Equity Interests for cash or Cash Equivalents by UPC (including, without limitation, any equity securities issued pursuant to the exercise of stock options or warrants or the Permanent Financing), but excluding the issuance of any Equity Interests of UPC to any current, former or future officer, director, consultant or employee of UPC or their Affiliates, the principal purpose of which is not to raise capital for UPC.

         "Equity Issuance Amount" is defined in Section 4.2(a)(i).

         "Equity Issuance Event" is defined in Section 4.2(a)(i).

         "Equity Securities" is defined in Section 4.12.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "ERISA Affiliate" means any trade or business, whether or not incorporated, that, together with UPC, is under common control, as described in
Section 414(b) or (c) of the Code.

         "euros" or "[sign for euros]" or "EUR" means the single currency of participating member states of the European Union.

         "Euro to Dollar Spot Rate" means, as of any date of determination, the offer (or buy) rate expressed in dollars published as Bloomberg Financial Services screen rate as of 11:00 a.m. New York time for the exchange of euros for dollars in New York.

         "Event of Default" is defined in Section 8.1.

         "Event of Loss" has the meaning ascribed to such term in the Indenture.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

         "Exchange Date" means (i) in the case of an exchange pursuant to
Section 4.1, the date UPC receives the related notice of exchange from the Holder pursuant to Section 4.1(b), or (ii) in the case of an exchange pursuant to Section 4.2, the date of UPC's related notice of exchange given to the Holder pursuant to Section 4.2(a)(ii), 4.2(b)(iii) or 4.2(c)(iii), provided that if the date the notice is received or the date of the notice, as the case may be, is not a Business Day, then the Exchange Date shall be deemed to be the Business

Day immediately following the date of receipt or the date of the notice, as the case may be.

         "Exchange Notes" means one or more notes evidencing a loan obligation of the Obligors having exchange rights, accretion rights and other terms and conditions that are identical, or as nearly so as is practicable in the good faith judgment of UPC's Supervisory Board, to those of the Notes and Loan for which such Exchange Notes are exchanged, except that (i) the initial Accreted Value of the Exchange Notes will be determined as provided in Section 4.3(i),
(ii) the running of any time periods pursuant to the terms of the Notes and this Agreement shall be tacked to the corresponding time periods in the Exchange Notes and related loan agreement and (iii) the Exchange Notes will not be exchangeable for, and the Holders will have no exchange rights thereunder with respect to, the Spinoff Securities.

         "Exchange Offer" means an issuer tender offer (within the meaning of Rule 13e-4(a)(2) of the rules and regulations promulgated by the SEC under the Exchange Act, as such rule is in effect on the date hereof), including, without limitation, one that is effected through the distribution of rights or warrants, made to holders of Ordinary Shares (or to holders of other stock of UPC receivable by the Holders upon exchange of the Notes) to issue stock of UPC or of a subsidiary of UPC and/or other property to a tendering stockholder in exchange for Ordinary Shares (or such other stock) validly tendered pursuant to such issuer tender offer.

         "Exchange Price" means $6.85 as adjusted from time to time pursuant to
Article IV.

         "Exchange Price Adjustment Events" are those events specified in
Section 4.3(a).

         "Exchange Securities" means stock of UPC or of a subsidiary of UPC that is issued in exchange for Ordinary Shares (or other stock of UPC receivable by Holders of the Notes) pursuant to an Exchange Offer.

         "Exchange Shares" is defined in Section 4.4.

         "Existing High Yield Notes" means the $300,000,000 11 1/2 % Senior Notes due 2010, $600,000,000 11 1/4 % Senior Notes due 2010, the ?200,000,000 11
1/4 % Senior Notes due 2010 and the $1,000,000,000 13 3/4 % Senior Discount Notes due 2010, in each such case, issued pursuant to an indenture dated as of January 20, 2000 between UPC and Citibank, N.A. (London Branch), as Trustee; the $200,000,000 107/8 % Senior Notes due 2007, the ?100,000,000 107/8 % Senior
Notes Due 2007, the $252,000,000 11 1/4 % Senior Notes due 2009 and the ?101,000,000 11 1/4% Senior Notes due 2009, the $478,000,000 133/8 % Senior
Discount Notes due 2009 and the ?191,000,000 133/8 % Senior Discount Notes due 2009, in each case, issued pursuant to an indenture dated as of October 29, 1999 between UPC and Citibank N.A. (London Branch); the $800,000,000 107/8 % Senior Notes due 2009, the ?300,000,000 107/8 % Senior Notes due 2009 and the $735,000,000 12 1/2 % Senior Discount Notes due 2009, in each case, issued pursuant to an indenture dated as of July 30, 1999 between UPC and Citibank N.A. (London Branch).

         "Expiration Date" has the meaning set forth in Section 4.6(c).

         "Extension Period" is defined in Section 4.12(b).

         "Fair Value" is defined in Section 4.3(i).

         "Financing Documents" means this Agreement, the Notes, the Pledge Agreement and the Registration Rights Agreement.

         "Foreign Plan" means any pension, welfare, deferred compensation, incentive or other compensation plan or arrangement, or other material employee fringe benefit plan presently maintained by, or contributed to by UPC, its Subsidiaries or its Affiliates for the benefit of any employee of UPC, its Subsidiaries or its Affiliates, and any plan required to be maintained or contributed to by the law of the relevant jurisdiction (but excluding plans maintained by a governmental entity and any Plan or other employee benefit plan subject to ERISA or the Code).

         "FTC" is defined in Section 4.11.

         "Funding Date" means the date on which the conditions set forth in
Schedule 2.1(a) are satisfied in the sole discretion of the Lender or waived in writing by the Lender.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Governmental Authority" means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board or similar body, whether federal, state, provincial, territorial, local or foreign.

         "Guarantee" means the guarantee to the Holders by the Guarantor pursuant to Article X.

         "Guarantor" means chello Holdings and any other Person that becomes a Guarantor after the date hereof.

         "Hazardous Materials" means (i) asbestos; (ii) polychlorinated biphenyls; (iii) petroleum, its derivatives, by-products and other hydrocarbons; and (iv) any other toxic, radioactive, caustic or otherwise hazardous substance regulated under Environmental Laws.

         "Hazardous Materials Contamination" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

         "Holder" of a Note means the Person in whose name the Note is registered in the Register.

         "HSR Act" has the meaning set forth in Section 4.11.

         "HSR Report" has the meaning set forth in Section 4.11.

         "incur" is defined in Section 7.1(a).

         "Indebtedness" has the meaning ascribed to such term in the Indenture, and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Indemnified Party" and "Indemnified Parties" have the meanings set forth in Section 11.4(b).

         "Indenture" means that certain indenture dated as of January 20, 2000 entered into between UPC and Citibank, N.A. (London branch), as trustee, with respect to UPC's $600,000,000 11 1/4% Senior Notes Due 2010 and its ?200,000,000
11 1/4% Senior Notes due 2010, as such indenture is in effect on the date hereof, without giving effect to any amendment, waiver, supplement or other modification thereto, any consent granted thereunder, any defeasance, redemption, repayment or prepayment thereunder or termination thereof.

         "Indenture Covenant" is defined in Section 11.16.

         "Initial Notes" means, collectively, the original $1,225,000,000 Note or Notes evidencing the Loan.

         "Intercompany Loan Document" means the UPC/Company Master Loan Agreement, UPC/chello Master Loan Agreement, any Qualified Loan Agreement and any other agreement, instrument or document evidencing Indebtedness owing to or by the Company or any Affiliate of the Company to or by any other Affiliate of the Company, in each case, the terms and provisions of which, including terms of subordination, are approved by the Majority Holders.

         "Interest Swap and Hedging Obligations" has the meaning ascribed to such term in the Indenture, and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Invested Capital" means, as of any date:  Actual Invested Capital,

         (I) without duplication, plus the sum of (A) the total euro amount contributed in cash to the Company since the date of this Agreement in the form of common equity, plus (B) the total euro amount contributed in cash to the Company since the date of this Agreement by the holders, and Affiliates of the holders, of the common equity of the Company in consideration for the issuance of preferred equity or Indebtedness that is unsecured and subordinated on the same subordination terms as set forth in the UPC/Company Master Loan Agreement (or on other terms reasonably acceptable to the Majority Holders) to the Company's obligations under the Financing Documents, plus (C) cash payments to the Company since the date of this Agreement of principal and interest on Qualified Loans made by the Company since the date of this Agreement the amount of which have been deducted from Invested Capital (other than then Qualified Loans constituting the initial use of the proceeds of the Loan); and

         (II) without duplication, less the sum of (A) the value of all payments (whether in cash or Property) made by the Company since the date of this Agreement in respect of Indebtedness contributed by or initially incurred to the holders, and Affiliates of the holders, of common equity in the Company, whether or not such Indebtedness is then held by any such Person and in whatever form and however designated (any such Property (other than cash) being valued at the greater of (1) initial book value and (2) the fair market value at the time of such payment as determined in good faith by the Supervisory Board of UPC), made by the Company since the date of this Agreement, plus (B) the Restricted Payment Reduction Amount since the date of this Agreement, plus (C) the Company Asset Sale Reduction Amount since the date of this Agreement, plus (D) the chello Holdings Restricted Payment Reduction Amount since the date of this Agreement, plus (E) the chello Holdings Asset Sale Reduction Amount since the date of this Agreement; and,

         (III) without duplication, less the sum of (A) the initial principal amount of any Indebtedness of the Company and its Subsidiaries and chello Holdings and its Subsidiaries held by any Affiliate of the Company that does not comply with Section 7.1(b) and (c), disregarding for purposes of this clause (A) the application of Section 11.16 thereto, plus (B) an amount equal to the initial principal amount of all Indebtedness of an Affiliate of the Company owing to the Company or any Subsidiary of the Company or to chello Holdings or any Subsidiary of chello Holdings that is not a Qualified Loan, other than any such Indebtedness owing by UPCD, any Subsidiary of UPCD, UPC Financing Partnership, any Subsidiary of chello or chello (if chello's immediate parent (other than chello Holdings) has executed and delivered a Qualified Loan Agreement), plus (C) the dollar amount of any cash and the value of any Property (any such Property (other than cash) being valued at the greater of (1) initial book value and (2) the fair market value of such Property at the time of the subject Restricted Payment or chello Holdings Restricted Payment, as the case may be, as determined in good faith by the Supervisory Board of UPC) received by any Person as a result of a Restricted Payment or chello Holdings Restricted Payment prohibited by Section 7.2, disregarding for purposes of this clause (C) the application of Section 11.16 thereto, plus (D), the value of the consideration (any Property (other than cash) so received being valued at its fair market value as determined in good faith by the Supervisory Board of UPC) received in respect of an Asset Sale prohibited by Section 7.6(a), disregarding for the purposes of this clause (D) the application of Section 11.16 thereto.

         For the avoidance of doubt, "Invested Capital" shall not be increased as a result of the Company or chello Holdings merging or consolidating with or into UPC. Notwithstanding anything in the definition of "Invested Capital" to the contrary, the Company's planned Investment in Tevel of up to $23 million shall not reduce Invested Capital by more than $23 million. Notwithstanding anything in the definition of "Invested Capital" to the contrary, the Company's planned Investment in Tevel shall reduce Invested Capital by the actual amount of such Investment only once.

         For the purposes of the foregoing, the following terms shall have the following meanings:

         (1) "chello Holdings Asset Sale Reduction Amount" means the total amount by which the consideration received by chello-Holdings and its Subsidiaries from any Asset Sale (other than the issuance of Equity Interests) that is not a chello Holdings Restricted Payment, or an Asset Sale to chello Holdings or from any Wholly Owned chello Holdings Subsidiary to another such

Subsidiary, is below the greater of (x) the fair market value at the time of such Asset Sale of the subject Property or business (as determined in good faith by the Supervisory Board of UPC) and (y) the initial book value of such Property;

         (2) "chello Holdings Restricted Payment Reduction Amount" means the total value of any chello Holdings Restricted Payments made by chello Holdings or its Subsidiaries (the value of any Property (other than cash) comprising such chello Holdings Restricted Payment being valued at the greater of (x) the fair market value of such Property at the time of such chello Holdings Restricted Payment, as determined in good faith by the Supervisory Board of UPC, and (y) the initial book value of such Property);

         (3) "Company Asset Sale Reduction Amount" means the total amount by which the consideration received by the Company and its Subsidiaries for any Asset Sale (other than an issuance of Equity Interests) that is not a Restricted Payment or an Asset Sale to the Company or from one Wholly Owned Subsidiary of the Company to another such Subsidiary is below the greater of (x) the fair market value at the time of such Asset Sale of the subject Property or business (as determined in good faith by the Supervisory Board of UPC) and (y) the initial book value of the subject Property; and

         (4) "Restricted Payment Reduction Amount" means the total value of all Restricted Payments made by the Company or its Subsidiaries (the value of any Property (other than cash) comprising such Restricted Payment being valued at the greater of (x) the fair market value of such Property at the time of such Restricted Payment as determined in good faith by the Supervisory Board of UPC and (y) the initial book value of such Property); provided that the initial application by the Company of the proceeds of the Loan consistent with Section
6.8 will not constitute a Restricted Payment for purposes of this definition.

         "Investment" by any Person in any other Person means (without duplication):

         (i) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

         (ii) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, endorsements for collection or deposits arising in the ordinary course of business);

         (iii) to the extent permitted by Section 10.11 of the Indenture, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person; and

         (iv) the making of any capital contribution by such Person to such other Person.

For the avoidance of doubt, any direct or indirect purchase, redemption or other acquisition for value of, any payment in respect of, or any defeasance of, any Indebtedness or other obligation of a Person in respect of which such Person is not the primary obligor shall constitute an Investment.

         "Judgment Currency" is defined in Section 11.6(d).

         "Lender" is defined in the preamble.

         "Lender Party" is defined in Section 9.2(a).

         "Liberty Agreement" means the Agreement dated June 25, 2000, among UPC, UGC, Liberty Media International, Inc. and Liberty Media Corporation as the same has been amended from time to time.

         "Lien" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Loan" means the loan advanced under this Agreement.

         "Majority Holders" means, as of any date, Holders (other than any Holder that is a UGC Party) of Notes that have an aggregate Accreted Value at such date in excess of 50% of the aggregate Accreted Value at such date of all Notes (other than any Holder that is a UGC Party).

         "Market Capitalization" as of any date means, with respect to an Ordinary Share, the product of the Closing Price on such date of an Ordinary Share times the total number of Ordinary Shares then outstanding.

         "Market Value" as of any date means, with respect to an Ordinary Share, the average of the daily Closing Price of such share for the five consecutive Trading Days ending on such date.

         "Market Value Amount" of a security means, as of any date, 97% of the Market Value of that security.

         "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, results of operations, properties, assets, liabilities, financial condition or prospects of UPC and its Subsidiaries, taken as a whole, except to the extent arising out of a condition disclosed in the respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2000 of UGC and UPC, in the form publicly available on April 2, 2001 (the "United Commission Filings"), the downgrade of UPC's corporate rating and the rating of its outstanding debt securities announced by Moody's on April 20, 2001, the announcement on March 20, 2001 by the Netherlands Competition Authority and the Independent Post and Telecommunication Authority of their conclusion that there are separate markets for narrowband Interest access and broadband Internet access and for narrowband network access and broadband network access in the Netherlands, changes affecting the securities or capital markets or economic conditions generally in the countries in which UPC and its Subsidiaries conduct their businesses, changes affecting the industries in which UPC and its Subsidiaries operate generally (as opposed to UPC or any such subsidiary specifically or predominantly), or the public announcement of this Agreement or
(ii) the material impairment of the ability of the Company and UPC to perform their material obligations under the Financing Documents, or of the Holders to enforce such obligations.

         "Maturity Date" means May 29, 2007 or if such date is not a Business Day the next succeeding Business Day.

         "Minimum Invested Capital Amount" is defined in Section 7.4.

         "Mirror Notes" means one or more notes evidencing a loan obligation entered into by (i) in the case of Spinoff, the issuer of the applicable Spinoff Securities, and (ii) in the case of an Exchange Offer, the issuer of the applicable Exchange Securities; and having exchange rights, accretion rights and other terms and conditions that are identical, or as nearly so as practicable in the good faith judgment of the UPC's Supervisory Board, to those of the Notes for which such Mirror Notes are exchanged, except that (A) the aggregate initial Accreted Value of the Mirror Notes will be determined as provided in Section 4.3(i) or 4.3(j), as applicable, (B) the running of any time periods pursuant to the terms of the Notes and this Agreement shall be tacked to the corresponding time periods in the Mirror Notes, and (C) the Mirror Notes shall be exchangeable into the kind and amount of Spinoff Securities or Exchange Securities, as applicable, and other securities, property, and cash that the Holders of such Notes pursuant to the terms hereof would have received (1) in the case of a Spinoff, in such Spinoff had such Note been converted immediately prior to the record date for such Spinoff, and (2) in the case of an Exchange Offer, upon consummation thereof had the Notes that such holders elect to tender been converted and Ordinary Shares received upon such conversion been tendered in full pursuant to such Exchange Offer prior to the expiration thereof and the same percentage of such tendered shares had been accepted for exchange as the percentage of validly tendered Ordinary Shares were accepted for exchange pursuant to such Exchange Offer, as the case may be. The initial Exchange Price of the Mirror Note shall be initially established to effectuate the foregoing.

         "Moody's" means Moody's Investor Services, Inc., or its successor.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA and to which UPC or any of its ERISA Affiliates is obligated to make contributions.

         "Net Cash Proceeds" means the aggregate amount of cash or cash equivalents received by UPC and its Subsidiaries in respect of an Asset Sale less (i) the sum of all payments, fees, commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred by UPC and its Subsidiaries in connection with such Asset Sale and (ii) the amount (estimated reasonably and in good faith by UPC) of income, franchise, sales and other applicable taxes required to be paid by UPC or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes.

         "Net Debt Proceeds" means cash received by a Person from a Debt Incurrence after (i) provision for all income or other taxes measured by or resulting from such Debt Incurrence and (ii) payment of all commissions and other fees and expenses related to such Debt Incurrence.

         "Net Equity Proceeds" means cash received by a Person from an Equity Issuance after (i) provision for all income or other taxes measured by or resulting from such Equity Issuance and (ii) payment of all commissions and other fees and expenses related to such Equity Issuance.

         "New UGC" means a corporation or other entity to be formed as contemplated by the Liberty Agreement to directly or indirectly hold shares of UGC.

         "Non-Participating Holder" is defined in Section 5.2(a)(iii)(A).

         "Non-UGC Notes" means any Notes not directly, or indirectly through its Subsidiaries, held by UGC.

         "Note Exchange Amount" means with respect to the Notes or a portion thereof, the Accreted Value as of the relevant Exchange Date of the Notes to be exchanged for Ordinary Shares, as specified in a notice of exchange given by a Holder pursuant to Section 4.1(b) or by the Company pursuant to Section 4.2(b) or 4.2(c).

         "Notes" is defined in Section 2.1(a). The term "Notes" shall refer, as of any date, to Notes that are outstanding on such date. For avoidance of doubt, the term "Notes" shall not include Exchange Notes or Mirror Notes.

         "Obligors" means the Company and UPC.

         "Offered Notes" is defined in Section 9.2(a).

         "Offeror" is defined in Section 4.3(j).

         "Operative Date" is defined in Section 6.7(c).

         "Ordinary Shares" means UPC's Ordinary Shares A.

         "Other Taxes" is defined in Section 2.4(a).

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permanent Financing" means any Debt Incurrence or Equity Issuance occurring after the Funding Date of this Agreement for the purpose of refinancing the Loan.

         "Permits" means all domestic and foreign licenses, permits and approvals required for the full operation of UPC and its Subsidiaries, taken as a whole, including, without limitation, provincial, state, federal, city and county permits and approvals.

         "Permitted Application" is defined in Section 5.2(a)(iii)(D).

         "Permitted Assignee" is defined in Section 9.1.

         "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which UPC or any of its ERISA Affiliates could reasonably be expected to incur any liability.

         "Pledge Agreement" means an agreement and deed of pledge of shares between UPC as pledgor, the Company and the Lender as pledgee, an agreement and deed of pledge of shares between UPC as pledgor, chello Holdings and the Lender as pledgee, and on agreement and deed of pledge of shares between the Company as pledgor, UPCH and the Lender as pledgee, as amended, restated, supplemented or otherwise modified from time to time.

         "Prepayment Date" means the date of prepayment determined in accordance with Section 5.1(b) or 5.1(c), as the case may be.

         "Principals" means Albert M. Carollo, Lawrence F. DeGeorge, Lawrence J. DeGeorge, Curtis Rochelle, Marian Rochelle, Rochelle Investments, Ltd. (so long as it is controlled by Curtis or Marian Rochelle), Gene W. Schneider, G. Schneider Holdings, Co. and The Gene W. Schneider Family Trust (so long as each is controlled by Gene W. Schneider or trustees appointed by him), Janet S. Schneider, Mark L. Schneider and with respect to any such Persons means: (i) any controlling stockholder or 80% (or more) owned Subsidiary of such Person, or with respect to each individual Person, (A) family partnerships, corporations or other entities holding equity interests in the Company, the transferee(s) or the surviving entities or entities solely for the benefit of such Person or any of the Persons listed in clause (B), (C), (D) or (E) below, (B) such Person's spouse, (C) such Person's children, grandchildren, stepchildren, step-grandchildren and their spouses, (D) heirs, legatees and devisees, and (E) trusts solely for the benefit of any of the foregoing; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Person and/or such other Persons referred to in the immediately preceding clause (i).

         "Process Agent" is defined in Section 11.6(b).

         "Property" means any and all property of any character whatsoever, whether real property, personal property, tangible, intangible or mixed.

         "Qualified Capital Stock" means with respect to any Person any Capital Stock of such Person that is not Disqualified Capital Stock.

         "Qualified Loan" means a loan which (i) bears interest at a rate equal to or greater than the interest rate on the Loan (unless such loan is owing by the Company to its Subsidiaries), (ii) may be accelerated in the event of a Default under this Agreement and (iii) is issued or made pursuant to a Qualified Loan Agreement.

         "Qualified Loan Agreement" means a loan agreement in substantially the form of Exhibit C attached hereto or such other agreement as the Majority Holder shall approve.

         "Register" is defined in Section 9.1(b).

         "Registration Rights" means the registration rights applicable to the Ordinary Shares on the terms set forth in the Registration Rights Agreement.

         "Registration Rights Agreement" means a registration rights agreement to be entered into in relation to the Ordinary Shares in substantially the form of Exhibit D attached hereto, as amended, restated, supplemented or otherwise modified from time to time.

         "Related Business" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture; provided that at the time of determination thereof, the Related Business of a Person shall be one or more of the lines of business described in such Indenture definition in which such Person is principally engaged at that time and any business reasonably related to any of the foregoing.

         "Release" is defined in Section 11.15.

         "Reorganization Securities" means capital stock of UPC or another issuer that is issued in exchange for Ordinary Shares (or other capital stock of UPC receivable by Holders of the Notes) pursuant to a Transaction described in
Section 4.5(a)(ii) or (iii).

         "Restricted Payment" means, without duplication:

         (i) the declaration or payment of any dividend or other distribution in respect of Equity Interests of the Company or any Affiliate of the Company;

         (ii) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Affiliate of the Company;

         (iii) (A) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of, or any defeasance of, any Indebtedness that is (1) contractually or structurally subordinated or pari passu in right of payment to the Loan, directly or indirectly, by the Company or any Affiliate of the Company or (2) structurally senior in right of payment to the Loan, directly or indirectly, by the Company or any Affiliate of the Company, other than payments in respect of such structurally senior Indebtedness by the primary obligor on or maker of such Indebtedness as and when the same becomes due and payable, other than by acceleration as a result of the occurrence or nonoccurrence of any event, and payments on revolving Indebtedness, payments on working capital lines of credit and payments in respect of refinancings of such Indebtedness that is not Debt Securities and (B) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of, or any defeasance of, any other obligation that is (1) contractually or structurally subordinated in right of payment to the Loan, directly or indirectly, by the Company or any Affiliate of the Company or (2) contractually or structurally senior or pari passu in right of payment to the Loan, directly or indirectly by the Company or any Affiliate of the Company other than payments in respect of such structurally senior obligations by the primary obligor on or maker of such obligation as and when the same becomes due and payable other than as a result of acceleration as a result of the occurrence or nonoccurrence of any event;

         (iv) any Investment by the Company or any of its Subsidiaries in any Affiliate of the Company;

         (v) any Asset Sale (other than the issuance of Equity Interests) by the Company or any of its Subsidiaries to any Affiliate of the Company other than the Company or a Subsidiary of the Company;

         (vi) the granting of any Lien to any Affiliate of the Company (the value of such Lien being the greater of (A) the initial book value of the Property (other than cash) subject to such Lien and (B) the fair market value of such Property at the time the Lien is created as determined in good faith by the Supervisory Board of UPC); or

         (vii) any consolidation or merger by the Company with or into any Affiliate of the Company;

provided, however, that the term "Restricted Payment" does not include (A) any dividend or distribution or payment of the type referred to in clause (ii) immediately above on Equity Interests of the Company to the extent payable solely in shares of Qualified Capital Stock of the Company, (B) any dividend, distribution or other payment to, or Investment in, the Company or any of its Subsidiaries if before or after giving effect thereto no Default exists under
Section 7.4, Section 8.1(a) or Section 8.1(b) or in any of its Wholly Owned Subsidiaries if after giving effect thereto no Default would exist under Section 8.1(a) or (b); or (C) any dividend, distribution or other payments on its Equity Interests by any Subsidiaries of the Company to the Company or other Subsidiary of the Company.

         "Rights" is defined in Section 4.3(b)(ii).

         "Rights Distribution Date" is defined in Section 4.4(a).

         "S&P" means Standard & Poors Rating Service, a division of The McGraw-Hill Companies, Inc., or its successor.

         "SEC" means the United States Securities and Exchange Commission.

         "Section 5.2(b) Change of Control" is defined in Section 5.2(b).

         "Section 4.2(b) Accretion Difference" is defined in Section 4.2(b)(ii).

         "Section 4.2(b) Additional Accreted Value" is defined in Section 4.2(b)(ii).

         "Section 4.2(b) Additional Period" is defined in Section 4.2(b)(ii).

         "Section 4.2(c) Accretion Difference" is defined in Section 4.2(c)(ii).

         "Section 4.2(c) Additional Accreted Value" is defined in Section 4.2(c)(ii).

         "Section 4.2(c) Additional Period" is defined in Section 4.2(c)(ii).

         "Securities Act" means the United States Securities Act of 1933, as amended (or any successor act), and the rules and regulations thereunder (or respective successors thereto).

         "Significant Subsidiary" shall have the meaning provided under Regulation S-X of the Securities Act as in effect on the Funding Date.

         "Spinoff" means the distribution of stock of a subsidiary of UPC as a distribution or dividend to all holders of Ordinary Shares.

         "Spinoff Securities" means stock of a subsidiary of UPC that is distributed to holders of Ordinary Shares in a Spinoff.

         "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has majority ownership interest, or (iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest.

         "Supervisory Board" has the meaning ascribed to such term in the Indenture and all defined terms used in the definition of such term in the Indenture have the meanings ascribed to them in the Indenture.

         "Taxes" is defined in Section 2.4(a).

         "The European Community Merger Regulation" is defined in Section 4.12.

         "Trading Day" shall mean any business day on which the Nasdaq National Market (or any U.S. national securities exchange or quotation system on which the Ordinary Shares are then listed) or the Euronext Amsterdam Stock Exchange is open for the transaction of business.

         "Transaction" is defined in Section 4.5(a).

         "UGC" means UnitedGlobalCom, Inc., a Delaware corporation.

         "UGC Indentures" means the Indenture dated as of February 5, 1998 between United International Holdings, Inc. (n/k/a UGC) and Firstar Bank of Minnesota N.A., as Trustee and the Indenture dated as of April 29, 1999, between United International Holdings, Inc. (n/k/a UGC) and Firstar Bank of Minnesota N.A., as Trustee.

         "UGC Notes" means any Notes directly, or indirectly through its Subsidiaries, held by UGC.

         "UGC Party" means New UGC, UGC, UPC or any of their respective Subsidiaries.

         "United Commission Filings" means the respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2000 of UGC and UPC, in the form publicly available on April 2, 2001.

         "UPC" is defined in the preamble.

         "UPC/chello Master Loan Agreement" means the Amended and Restated Master Loan Agreement between UPC and chello Holdings dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "UPC/Company Master Loan Agreement" means the Amended and Restated Master Loan Agreement between UPC and the Company dated as of the date hereof, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted by this Agreement.

         "UPCD" means UPC Distribution Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands.

         "UPCD Facility Agreement" means the facility agreement dated October 26, 2000, among UPC Financing Partnership, UPC Distribution Holding B.V. and Subsidiaries of UPCD and Chase Manhattan plc, TD Bank Europe Limited, ABN AMRO Bank N.V. and other parties, as amended, restated, supplemented or otherwise modified from time to time; provided that such modifications shall be effective with respect to the covenants of the Obligor and Guarantor hereunder only so long as the financial covenants contained in the UPCD Facility Agreement are based on the performance and financial condition of UPCD and its Subsidiaries only.

         "UPC Financing Partnership" means UPC Financing Partnership, a Delaware general partnership.

         "UPC Form 10-K" is defined in Section 3.1(l).

         "UPC Form 10-Q" is defined in Section 3.1(l).

         "UPCH" means UPC Holding B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of The Netherlands.

         "UPC SEC Filings" is defined in Section 3.1(l).

         "Wholly Owned Subsidiary" means with respect to any Person a Subsidiary all the Equity Interests of which (other than directors' qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

         Section 1.2 Rules of Interpretation. Except as otherwise specifically provided herein, all references herein to agreements, contracts or documents shall mean such agreements, contracts or documents as amended, restated, supplemented or otherwise modified from time to time. All references herein to a Person shall include such Person's successors and permitted assigns. Unless otherwise specified or the context otherwise requires, references herein to any Article, Section, Exhibit or Schedule shall refer to an Article, Section, Exhibit or Schedule of this Agreement. All terms, covenants and provisions of the Indenture incorporated or referred to herein shall, unless otherwise provided herein, continue to apply to this Agreement and the obligations of the Obligors and Guarantor hereunder notwithstanding any defeasance or other discharge of the Indentures. All terms, covenants and other provisions of the UPCD Facility Agreement incorporated or referred to herein shall, unless otherwise provided herein, continue to apply to this Agreement and the obligations of the Obligors and Guarantor hereunder notwithstanding the termination of that agreement or the refinancing of that agreement such that it no longer applies solely to UPCD and its Subsidiaries. On any such termination or refinancing of the UPCD Facility Agreement, the terms, covenants and provisions of the UPCD Facility Agreement applicable to this Agreement shall be those that were in existence at the time immediately prior to such termination or refinancing.

                                   ARTICLE II

                        AMOUNT, TERMS OF CREDIT AND NOTES

         Section 2.1       The Loan.

         (a) Subject to the terms of this Agreement and satisfaction or written waiver of the Lender of the conditions set forth in Schedule 2.1(a), the Lender agrees to fund, and the Obligors agree to borrow, $856,800,000 on the Funding Date, the offering price of the Notes. Such amount of the Loan to be paid by wire transfer of immediately available funds to one or more accounts specified by the Company. The Loan will be evidenced by one or more notes issued under this Agreement from time to time pursuant to the terms hereof and any replacement notes with respect thereto or notes issued in exchange therefor pursuant to this Agreement (other than Exchange Notes or Mirror Notes), each substantially in the form attached hereto as Exhibit A (the "Notes").

         (b) Against delivery to the Lender on the Funding Date of the Initial Notes and satisfaction or written waiver by the Lender of the conditions set forth in Schedule 2.1(a), which Notes shall be registered in the name of the Lender, the Lender shall make the Loan as set forth in Section 2.1(a).

         Section 2.2       Accretion and Interest.

         (a) The initial Accreted Value of the Notes will increase on a daily basis commencing on the Funding Date at the rate of 6% per annum (based on a 360-day year of twelve 30-day months) compounded quarterly on each Accretion Calculation Date until the Maturity Date.

         (b) Payment of the principal of or premium, if any, on the Notes prior to the Maturity Date (whether pursuant to Section 2.4(i), 5.1 or 5.2, by acceleration or otherwise) will be at the Accreted Value of the Notes or portion thereof, being repaid as of the date of repayment.

         (c) Overdue principal on the Notes shall bear interest from the date so due to the date paid at a rate per annum (based on a 360-day year of twelve 30-day months) equal to the sum of (i) 3% plus, (ii) after the Maturity Date, 6%. Any such interest shall be immediately due and payable in cash upon demand by the Holder entitled thereto.

         Section 2.3 Amounts Due. Each of the Obligors hereby unconditionally promises to pay in full when and as due to the Holder of each Note all amounts that become due and payable to the Holder under any Financing Document, including the Accreted Value of such Note as of the Maturity Date, and any accrued and unpaid interest, fees, premium and other obligations that are then due and payable on the Note or to which such Holder is then entitled under any other Financing Document.

         Section 2.4       Taxes.

         (a) For the purposes of this Section, the following terms have the following meanings:

         "Tax" or "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment (including a deemed payment by reason of an exchange of any Notes in accordance with the terms of Article IV of this Agreement) by the Obligors or the Guarantor pursuant to this Agreement (including accreted amounts) or any other Financing Document or with respect to any adjustment to the Exchange Price made pursuant to this Agreement, and all liabilities with respect thereto, excluding taxes (including franchise and similar taxes) imposed on the net income or gains of any Holder (other than any such taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.4), by the jurisdiction under the laws of which such Holder is organized or in which its principal executive office or the office holding any Financing Document is located.

         "Other Taxes" means any present or future stamp or documentary taxes and any other excise taxes, or similar taxes, charges or levies, which arise from any payment (including a deemed payment by reason of an exchange of any Notes in accordance with the terms of Article IV of this Agreement), or adjustment to the Exchange Price, made pursuant to this Agreement or any other

Financing Document or from the execution, delivery, registration, recordation or enforcement of, or otherwise with respect to, this Agreement or any other Financing Document.

         (b) All payments (or deemed payments by reason of an exchange of any Notes in accordance with Article IV of this Agreement) by the Obligors to or for the account of any Holder under any Financing Document shall be made without withholding or deduction for any Taxes or Other Taxes; provided that, if the Obligors shall be required by law to withhold or deduct any Taxes or Other Taxes from any such payment, the sum payable shall be increased as necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section) the Obligors shall make such withholdings and deductions such that each Holder receives an amount equal to the sum it would have received had no such withholdings or deductions been made. The Obligors shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law and the Obligors shall promptly furnish to the Lender the original or a certified copy of a receipt or other documentation available to the Obligors evidencing payment thereof.

         (c) The Obligors agree to indemnify each Holder for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted (whether or not correctly) by any jurisdiction on amounts payable under this Section 2.4(c)) paid by such Holder, including penalties, interest and expenses arising therefrom or with respect thereto. For purposes of determining the amount of any indemnification payment hereunder, it shall be assumed that the Holder will pay U.S. federal, state or local or any foreign taxes at the highest applicable corporate tax rate, without regard to the availability of any loss, deduction, credit or other offset against tax, subject to the requirements of Section 2.4(f). After any Holder receives written notice of the imposition of Taxes or Other Taxes, such Holder will act in good faith to notify the Obligors of their obligations hereunder as soon as reasonably possible.

         (d) The Obligors shall have no obligation for Taxes under Section 2.4(b), Section 2.4(c) or any other provision of this Agreement for or on account of:

               (i) any Taxes (other than Other Taxes or Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 2.4) that would not have been so imposed but for the existence of any present or former connection between a Holder or the beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member, or shareholder of, or possessor of a power over, such Holder or beneficial owner, if such Holder or beneficial owner is an estate, a trust, a partnership or a corporation) and the jurisdiction imposing the Tax, other than merely holding the Note or any Financing Document, or the receipt of payments in respect thereof or the exchange thereof in accordance with the terms of this Agreement, including, without limitation, in such present or former connection such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) being or having been a citizen or resident thereof, or being or having been engaged in a trade or business or having a permanent establishment or other fixed base therein, or making or having made an election the effect of which is to subject such Holder or beneficial owner (or such fiduciary, settlor, beneficiary, member, shareholder, or possessor) to such Tax;

               (ii) any Taxes in the nature of estate, inheritance or gift taxes;

               (iii) any Tax that is imposed or withheld by reason of the failure of a Holder or beneficial owner of a Note to comply with a reasonable, written request by the Company or UPC, addressed to such Holder or beneficial owner, to provide information concerning the nationality, residence or identity of such Holder or beneficial owner, if providing such information under a statute, treaty, regulation or administrative practice of the jurisdiction imposing such Tax would result in a complete or partial exemption from such Tax;

               (iv) any Taxes imposed on any payment on the Loan to a Holder that is a fiduciary or partnership or other than sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been subject to the payment of Taxes had such beneficiary, settlor, member or beneficial owner directly received its beneficial or distributive share of such payment; and

               (v)   any combination of items (i) through (iv) above.

         (e) If the Obligors determine in good faith that a reasonable basis exists for contesting the imposition of a Tax or Other Tax with respect to a Holder, such Holder shall cooperate with the Obligors in challenging such Tax or Other Tax at the Obligors' expense (including, without limitation, any additional costs, expenses or Taxes incurred by such Holder as a result of such contesting of such Taxes) if requested by the Obligors; provided, however, that nothing in this Section 2.4(e) shall require such Holder to submit to the Obligors any tax returns or any part thereof, or to prepare or file any tax returns other than as such Holder in its sole discretion shall determine.

         (f) In the event that a Holder determines in its reasonable judgment that any payment of additional amounts to or on behalf of such Holder under
Section 2.4(b), or payment of any amount for which indemnification for Taxes under Section 2.4(c) was required, resulted in a tax credit or deduction becoming available to such Holder, such Holder shall, upon the realization of any actual tax benefit directly resulting from such credit or deduction, promptly notify the Obligors and pay to the Obligors an amount equal to such actual tax benefit.

         (g) Each Holder agrees, to the extent reasonable and without material cost or prejudice to it, to cooperate with the Obligors to minimize any amounts payable by the Obligors under this Section 2.4.

         (h)   The obligations set forth in Sections 2.4(b), (c), (e), (f) and
(g) shall (i) survive the termination of this Agreement and the payment in full or exchange of the Notes and (ii) remain operative and in full force and effect until the expiration of all applicable statutory periods of limitation for the assessment of Tax or Other Taxes or, in the case of Section 2.4(f), utilization of credits or deductions.

         (i) If, as a result of any change in law or treaty occurring after the date of this Agreement, an additional obligation for Taxes or Other Taxes is imposed on an Obligor with respect to Notes held by a Holder, and such additional obligation for Taxes or Other Taxes aggregates at least 15% of the Accreted Value of the Notes held by such Holder, subject to Section 5.1(c), the

Obligors shall have the right, but not the obligation, to prepay in full in cash all Notes of such Holder, together with a premium thereon at the premium rate on the aggregate Accreted Value of the Notes to be prepaid provided for in Section 5.1(c). Any such prepayment shall not relieve the Obligors from their obligations for Taxes and Other Taxes accruing under this Agreement prior to the date of such prepayment. Notwithstanding the foregoing, the affected Holder agrees to the extent reasonable and without material cost or prejudice to it, to cooperate with the Obligors to minimize any amounts payable by the Obligors under this Section 2.4.

         (j)   In the event of a conflict between this Section 2.4 and Section
11.4 or 11.7 of this Agreement, the provisions of this Section 2.4 shall control.

         (k) The Obligors and the Lender agree that the Loan is intended to constitute debt and not equity and will be characterized as debt and not equity by the Obligors and the Lender for all purposes of United States and Netherlands tax law.

         Section 2.5     Payments.

         (a) Each payment required to be made on any day by an Obligor or the Guarantor to any Holder of the Notes or under this Agreement (whether of principal, premium or interest, if any, or otherwise) or under any other Financing Document (except to the extent otherwise provided therein) shall be paid to the Person in whose name the related Note is registered at the close of business on the Business Day immediately preceding date of payment on the Register by wire transfer in immediately available funds to an account designated by such Person on or prior to 12:00 noon at the location of such designated account on the due date of such payment. Any amounts received after such time on any date may, in the discretion of the Holder entitled thereto, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest which is payable in cash, such interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Financing Document (except to the extent otherwise provided therein) shall be made in dollars.

         (b) If at any time insufficient funds are received by the Holders to pay fully all amounts of the Accreted Value of the Notes and interest then due and payable in cash hereunder, such funds shall be applied (i) first, to pay interest, premium and other obligations (other than principal) then due and payable hereunder, if any, and (ii) second, to pay the principal then due and payable hereunder, ratably among the parties entitled thereto.

         Section 2.6 The Notes. The Notes will be issuable in registered form without coupons and only in denominations of $100,000 principal amount at maturity or any integral multiple of $1,000 principal amount at maturity above such amount. The Notes shall not be issuable in bearer form.

         Section 2.7 Legends and Special Conditions for Transfer. Each Note issued hereunder shall, upon issuance, bear the legends set forth in the form of Note attached hereto as Exhibit A. By its acceptance of any Note bearing legends, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Agreement and in the legends and agrees that it will transfer such Note only as provided in this Agreement. If a Holder proposes to transfer a Note pursuant to any exemption from the registration requirements of the Securities Act, UPC shall only register such transfer or exchange if such transferor delivers to UPC an opinion of counsel reasonably satisfactory to UPC that such transfer is in compliance with the Securities Act and the terms of this Agreement; provided that UPC may refuse to register such transfer in any case where the proposed transferee is not an "accredited investor" as defined in Regulation D of the Securities Act.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of UPC, the Company and the Guarantor. Each of UPC, the Company and the Guarantor represents and warrants to the Lender as set forth below, as of the date hereof and as of the Funding Date:

         (a) Incorporation. UPC is a public limited liability company (naamloze vennootschap) and each of the Company and the Guarantor is a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), duly incorporated and validly existing under the laws of The Netherlands and has all corporate power and capacity to own its assets and to carry on its business as presently conducted and as proposed to be conducted. The Guarantor and each of the Obligors has all corporate power and capacity to execute, deliver and perform its obligations under this Agreement and the other Financing Documents to which it is a party and the Obligors have all corporate power and capacity to borrow the Loan in the manner and for the purposes contemplated by this Agreement.

         (b) Authorization, Execution and Enforceability. Each of the Financing Documents (other than the Notes) to which it is a party constitutes its valid and binding agreement enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability. When executed and delivered by UPC and the Company against payment therefor in accordance with the terms hereof, the Notes will constitute valid and binding obligations of each of UPC and the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and equitable principles of general applicability.

         (c) Governmental Authorizations. None of the execution and delivery by it of this Agreement and the other Financing Documents to which it is a party, or the consummation of the transactions contemplated hereby and thereby (including the borrowing of the Loan) requires any action by or with respect to, or filing with, any governmental body, agency or official authority except such actions or filings as shall have been undertaken or made, as the case may be, on or prior to the Funding Date, all of which are in full force and effect on and as of the Funding Date and except such actions or filings as may be required in connection with Section 4.1(e), Section 4.2(g) and the Registration Rights, provided that, such actions or filings shall be undertaken or made as necessary in order to permit the exercise of Section 4.1(e), Section 4.2(g) and the Registration Rights in accordance with the terms thereof.

         (d) Non-Contravention. The execution and delivery of this Agreement and the other Financing Documents to which it is a party do not, the borrowing by the Obligors under this Agreement and the consummation of the transactions contemplated by the Financing Documents will not, contravene or constitute a material default under or violation of the UGC Indentures, the Indenture, the indentures in respect of the Existing High Yield Notes, the Credit Agreement, any provision of any applicable law, rule or regulation, its charter or any of its other organizational documents or any agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its Subsidiaries or any of its or their properties, or result in the creation or imposition of any Lien on any asset of it or any of its Subsidiaries.

         (e) Financial Information. The consolidated financial statements of each of UPC and UPCH (inclusive of its Subsidiaries) including balance sheets and income and cash flow statements as of the end of and for the fiscal year ended December 31, 2000 audited by independent public accountants of recognized international standing, together with the report thereon, fairly present in conformity with GAAP the consolidated financial position of such entities as of such date and their consolidated results of operations, changes in stockholders' equity and cash flows for such period. The unaudited consolidated financial statements of UPCH (inclusion of its Subsidiaries) including a balance sheet and income and cash flow statement as of and for the fiscal quarter ended March 31, 2001, fairly present in conformity with GAAP the consolidated financial position of UPCH, as of such date and its consolidated results of operations for the quarterly period then ended. The unaudited unconsolidated balance sheets of chello Holdings and the Company as of March 31, 2001, and the unaudited consolidated balance sheet of chello as of March 31, 2001, fairly present the unconsolidated, or consolidated as the case may be, financial position of such entities as of such date. The unaudited quarterly unconsolidated management accounts of UPCD for the three months as of the end of and for the fiscal quarter ended December 31, 2000 have been prepared as required by the UPCD Facility Agreement.

         (f) Litigation, Proceedings, Defaults. Except as disclosed in UPC's or UPCH's consolidated financial statements for the fiscal year ended December 31, 2000, there is no action, suit or proceeding pending against or, to the knowledge of UPC, threatened against or affecting UPC, the Company, the Guarantor or any Significant Subsidiaries of UPC, before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision that would (individually or in the aggregate) have a Material Adverse Effect. None of UPC, the Company, the Guarantor or any Significant Subsidiary of UPC is in violation of, or in default under, its charter or other organizational documents. None of UPC, the Company, the Guarantor or any Significant Subsidiary of UPC is in violation of, or in default under, any provision of any applicable law, rule or regulation or of any agreement (including without limitation the indentures in respect of the Existing High Yield Notes (including the Indenture) and the UPCD Facility Agreement), judgment, injunction, order, decree or other instrument binding upon it which violation or default would (individually or in the aggregate) reasonably be expected to (i) affect the validity of any of the Financing Documents or the Loan or any other document or agreement executed or to be executed by the Obligors or the Guarantor pursuant hereto or in connection herewith or (ii) have a Material Adverse Effect.

         (g) Tax Returns and Payment.

             (i) UPC, the Company, the Guarantor and the Significant Subsidiaries of UPC have filed all tax returns required by law to be filed by them and have paid all taxes, assessments and other governmental charges levied upon them and any of their respective properties, assets, income or franchises that are due and payable, other than those presently payable without penalty or interest or those that are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate reserves have been established on their books in accordance with GAAP. The charges, accruals and reserves on the books of UPC, the Company, the Guarantor and the Significant Subsidiaries of UPC with respect to income taxes or other governmental charges for all fiscal periods have been established in accordance with GAAP and are adequate, and there are no unpaid assessments for additional taxes for any period or any basis for any such assessment for which adequate provision has not been made in its accounts in accordance with GAAP.

             (ii) There is no tax, levy, impost, deduction, charge or withholding, excluding taxes (including franchise and similar taxes) imposed on the net income or gains of any Holder by the jurisdiction under the laws of which such Holder is organized or in which its principal executive office or the office holding any Financing Document is located, and excluding any Taxes described in Section 2.4(d), imposed by any governmental instrumentality either
(A) on or by virtue of the execution, delivery, performance (including without limitation the exchange of Notes into Ordinary Shares), enforcement or admissibility into evidence of any Financing Document or (B) on any payment to be made by an Obligor or the Guarantor pursuant to any Financing Document.

             (iii) No "notice of lien" or similar document or instrument with respect to any tax has been filed or recorded except with respect to any taxes not yet due or payable.

         (h) Investment Company. None of UPC, UGC or any of their respective Subsidiaries is, or after giving effect to the Loan will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         (i) Employee Benefit Plan Matters. Except as disclosed in UPC's or UPCH's consolidated financial statements for the fiscal year ended December 31, 2000, (a) UPC, each of its Subsidiaries and each of its respective ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan and (b) UPC, each of its Subsidiaries and each of its respective Affiliates has fulfilled its obligations with respect to each Foreign Plan and is in compliance in all material respects with the applicable laws of the jurisdiction to which such Foreign Plan is subject. None of UPC, any of its Subsidiaries or any of its respective ERISA Affiliates has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan, or made any amendment to any Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA or (iv) with respect to any Foreign Plan, taken any action, failed to take any action or allowed any condition to exist that could give rise to (x) any material liability that has not been properly accrued on the financial statements of UPC, each of its Subsidiaries or each of their respective Affiliates, as applicable, or (y) the imposition of a Lien or other security interest on the assets of UPC, its Subsidiaries or their respective Affiliates.

         (j) Environmental Matters. Except as disclosed in UPC's or UPCH's consolidated financial statements for the fiscal year ended December 31, 2000:

             (i) Other than the generation, use and storage of Hazardous Materials in compliance with all applicable Environmental Laws: (A) no Hazardous Materials are located on any properties owned, leased or operated by UPC or any of its Subsidiaries; (B) no Hazardous Materials have been released into the environment or deposited, discharged, placed or disposed of, at, on, under or near any of such properties; (C) no portion of any such property is being used for the disposal, storage, treatment, processing or other handling of Hazardous Materials; (D) no such property is affected by Hazardous Materials Contamination; (E) to the best of UPC's knowledge, no previous owner or occupant of such properties has used any portion of the properties for the treatment, storage, disposal, processing or other handling of Hazardous Materials; (F) with respect to properties previously owned, leased or operated by UPC or any of its Subsidiaries, to the best of UPC's knowledge, no Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of, at, on, under or near any such properties during the time of UPC's or any of its Subsidiaries' ownership, lease or operation thereof.

             (ii) No asbestos or asbestos-containing materials are present on any of the properties now or previously owned, leased or operated by UPC or any of its Subsidiaries.

             (iii) No polychlorinated biphenyls are located on or in any properties now or previously owned, leased or operated by UPC or any of its Subsidiaries, in the form of electrical transformers, fluorescent light fixtures with ballasts, cooling oils or any other device or form.

             (iv) No underground storage tanks are located on any properties now or previously owned, leased or operated by UPC or any of its Subsidiaries, or were located on any such property and subsequently removed or filled.

             (v) No notice, notification, demand, request for information, complaint, citation, summons, investigation, administrative order, consent order and agreement, litigation or settlement directed at UPC, the Company, the Guarantor or any Significant Subsidiaries of UPC or, to the best knowledge of UPC, any property owned, leased or operated by UPC, the Company, the Guarantor or any Significant Subsidiaries of UPC with respect to Hazardous Materials or Hazardous Materials Contamination is in existence or, to UPC's knowledge, proposed, threatened or anticipated with respect to or in connection with the operation of any properties now or previously owned, leased or operated by UPC, the Company, the Guarantor or any Significant Subsidiaries of UPC. All such properties and their existing and prior uses comply and at all times have complied with any applicable governmental requirements relating to environmental matters or Hazardous Materials and there is no condition on any of such properties which is in violation of any applicable governmental requirements relating to Hazardous Materials, and none of UPC, the Company, the Guarantor or any Significant Subsidiaries of UPC has received any communication from or on behalf of any governmental authority that any such condition exists.

                  (vi) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which UPC has knowledge in relation to the current or prior business of UPC or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by UPC or any of its Subsidiaries which has not been delivered to the Lender.

                  (vii) For purposes of this Section 3.1(j), the term "UPC and its Subsidiaries" shall include any business or business entity (including a corporation) which is, in whole or in part, a predecessor of UPC or such Subsidiary.

         (k) Permits. Except to the extent any of the following could not reasonably be expected to result in a Material Adverse Effect: (i) UPC and each of its Subsidiaries have all Permits as are necessary for the conduct of their respective businesses as they have been conducted; (ii) all such Permits are in full force and effect, and UPC and each of its Subsidiaries have fulfilled and performed all material obligations with respect to such Permits; (iii) no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination by UPC thereof or which results in any other impairment of the rights of the holder of any such Permit; and (iv) UPC has no reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such Permit.

         (l) Full Disclosure. (i) UPC has heretofore made available to Lender the following, (A) in the form filed with the SEC (in each case together with all exhibits and schedules filed therewith and amendments thereto filed prior to the date of this Agreement): (I) UPC's Annual Reports on Form 10-K for the fiscal years ended December 31, 1998, 1999 and 2000 (the last such report being the "UPC Form 10-K"), (II) UPC's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000 (the last such report being the "UPC Form 10-Q"), (III) all definitive proxy and information statements relating to meetings of UPC's shareholders since January 1, 1997 to the date of this Agreement and (IV) all other reports, registration statements, forms and other documents filed by UPC and its Subsidiaries with the SEC since January 1, 1997 to the date of this Agreement (all such documents filed in 2000 or 2001, together with the UPC Form 10-K, the UPC Form 10-Q and the proxy and information statements referred to in clause (III) above relating to meetings held in 2000, the "UPC SEC Filings") and (B) the financial statements referred to in Section 3.1(e) above. The filings made available pursuant to clause (A) of the preceding sentence constitute all of the reports, registration statements, proxy or information statements, documents and forms (other than preliminary material) that UPC and its Subsidiaries have been required to file with the SEC since January 1, 1997; and all such filings and all reports, registration statements, proxy or information statements (1) complied with the Securities Act or the Exchange Act, as the case may be, and the rules and regulations under each such Act, and (2) did not at the time they were filed with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which they were made, not misleading.

             (ii) There is no fact or circumstance known to either Obligor or the Guarantor or any other Subsidiary of UPC that, either individually, or in the aggregate, could reasonably be expected to have a Material Adverse Effect that has not been disclosed in this Agreement or the other Financing Documents or other documents, certificates and other writings delivered to the Lender by or on behalf of UPC, specifically for use in connection with the entry into this Agreement by the Obligors and the Guarantor and the borrowing by the Obligors of the Loans pursuant to the terms hereof.

         (m) Absence of any Undisclosed Liabilities. There are no liabilities of UPC or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than (i) those liabilities provided for in the financial statements provided pursuant to Section 3.1(e),
(ii) other undisclosed liabilities which, individually or in the aggregate, do not exceed $100 million (or its foreign currency equivalent) and (iii) liabilities incurred in the ordinary course of business.

         (n) Governmental Regulation. Neither UPC nor any of its Subsidiaries are, nor will any of them be upon the advance of the Loan and the use of the proceeds as described herein, subject to regulation under any law, rule or regulation (including the Federal Power Act, the Interstate Commerce Act or any Federal or state statute or regulation) that would prohibit, regulate or materially limit UPC's or any of its Subsidiaries' ability to perform its obligations hereunder or under any other Financing Document. Except for the Securities Act, the Exchange Act, state securities laws, and the securities laws of The Netherlands, the Company is not subject to any law, rule or regulation that limits its ability to borrow and perform its obligations hereunder.

         (o) Solvency.

             (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following an advance of the Loan, (A) the fair value of the assets of each Obligor and its Subsidiaries and the Guarantor and its Subsidiaries, as the case may be, on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Obligor and Subsidiaries and the Guarantor and its Subsidiaries, as the case may be, on a consolidated basis; (B) the present fair saleable value of the property of each Obligor and its Subsidiaries and the Guarantor and its Subsidiaries, as the case may be, on a consolidated basis will be greater than the amount that will be required to pay the probable liability of such Obligor and Subsidiaries and the Guarantor and its Subsidiaries, as the case may be, on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; (C) each Obligor and its Subsidiaries and the Guarantor and its Subsidiaries, as the case may be, on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (D) each Obligor and its Subsidiaries and the Guarantor and its Subsidiaries, as the case may be, on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (ii) None of the Obligors or the Guarantor intends to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur Indebtedness beyond its ability to pay such Indebtedness as it matures, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         (p) Use of Proceeds. The Company shall use the proceeds of the Loan to make loans to UPC as and when cash interest payments on the Existing High Yield Notes become due and payable, to make loans to UPC to enable UPC to pay corporate overhead and information technology expenses and other working capital purposes of UPC not to exceed $85.0 million in the aggregate during any fiscal year, to make loans to Subsidiaries of UPC and to make Investments in Tevel not to exceed $23.0 million.

         (q) Margin Stock, Etc. None of the proceeds of the advances under the Loan will be used for any purpose which, directly or indirectly, would cause any Financing Document to violate the applicable provisions of Regulation T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

         (r) Indebtedness. Except as disclosed in Schedule 3.1(r) attached hereto, none of the Company or any of its Subsidiaries or chello Holdings or any of its Subsidiaries has outstanding any Indebtedness owing to Persons other than UGC and its Subsidiaries. No Fixed Rate Loans (as defined in the Bridge Loan Agreement) are outstanding under the Bridge Loan Agreement.

         (s) Intercompany Indebtedness. (i) As at March 31, 2001 (A) the Indebtedness owing by the Company to UPC or any Subsidiary of UPC, (B) the Indebtedness owing by chello Holdings to UPC or any Subsidiary of UPC, (C) the Indebtedness owing by any Subsidiary of the Company to UPC or any other Subsidiary of UPC (other than the Company and its other Subsidiaries), (D) the Indebtedness owing by UPCH to the Company and its other Subsidiaries and (E) the Indebtedness owing by any Subsidiary of chello Holdings to UPC or any other Subsidiary of UPC (other than Subsidiaries of chello), is set forth on Schedule 3.1(s). Except as set forth on Schedule 3.1(s), no such Indebtedness is owing by the Company, chello Holdings or any of their Subsidiaries to UGC, UPC or any of their respective Subsidiaries.

             (ii) All intercompany Indebtedness owing (A) by the Company to UPC or any other Subsidiary of UPC is evidenced by the UPC/Company Master Loan Agreement, (B) by chello Holdings to UPC or any other Subsidiary of UPC is evidenced by the UPC/chello Master Loan Agreement, (C) by UPC or any Subsidiary of UPC (other than Subsidiaries of UPCD, UPCD and UPC Financing Partnership and Subsidiaries of chello) to the Company is evidenced by Qualified Loans and (D) by UPC or any Subsidiary of UPC, other than the Company and Subsidiaries of chello, to chello Holdings is evidenced by Qualified Loans.

         (t) Distribution Business Subsidiaries. Schedule 3.1(t) attached hereto contains a list of the Subsidiaries of the Company engaged in the Distribution Business, including the identity of the direct holder of the Equity Interests of those Subsidiaries.

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

         (u) Goldman Engagement Letter; DLJ Fee Letter. The borrowing of the Loan and the delivery of the Notes will not give rise to any obligation of the Obligors or the Guarantor under the Engagement Letter, dated as of July 28, 2000 (as amended through the date hereof) among UPC, Goldman Sachs International and Bear, Stearns & Co. Inc., to Goldman Sachs International or the Investment Banks named therein, including under Section 8 of such letter, other than any obligation that has been waived. The borrowing of the Loan and the delivery of the Notes will not give rise to any obligation of the Obligors or the Guarantor under the Fee Letter, dated as of April 29, 1999 (as amended through the date hereof) among United International Holdings, Inc., UIH Funding Corp., Donaldson Lufkin & Jenrette Securities Corporation, Salomon Smith Barney, Inc., TD Securities (USA) Inc. and Chase Securities Inc., to Donaldson Lufkin & Jenrette Securities Corporation or any of the other parties thereto, other than any obligation that has been waived.

         (v) Invested Capital. As of the date of this Agreement, the Invested Capital of the Company attributable to the assets, properties and businesses of the Company and its Subsidiaries is not less than ?5.0 billion.

         (w) Ownership of Shares.

             (i) The authorized share capital of UPC is one billion six hundred and fifty-three million euros (EUR 1,653,000,000), divided into one billion (1,000,000,000) ordinary shares A, having a nominal value of one euro (EUR 1) each, three hundred million (300,000,000) ordinary shares B, having a nominal value of one eurocent (EUR 0.01) each, three hundred (300) priority shares, having a nominal value of one euro (EUR 1) each, forty-nine million nine hundred and ninety-nine thousand seven hundred (49,999,700) preference shares A divided into series, having a value of one euro (EUR 1) each and six hundred million (600,000,000) preference shares B, having a value of one euro (EUR 1) each. A total of four hundred and forty-one million two hundred and fifty-nine thousand four hundred and twenty-nine euros (EUR 441,259,429) of the authorized share capital of UPC is issued and outstanding, in the form of four hundred and forty-one million, two hundred and forty-six thousand seven hundred and twenty-nine (441,246,729) ordinary shares A, three hundred (300) priority shares and twelve thousand four hundred (12,400) Series 1 preference shares A.

             (ii) The authorized share capital of the Company is ninety thousand seven hundred and fifty-six euros and four eurocents (EUR 90,756.04), divided into two thousand (2000) ordinary shares, having a nominal value of forty-five euros and thirty-eight eurocents (EUR 45.38) each. A total of eighteen thousand one hundred and fifty-one euros and twenty-one eurocents (EUR 18,151.21) of the authorized share capital of the Company is issued and outstanding in the form of four hundred (400) ordinary shares. All of the issued and outstanding share capital of the Company is (A) owned by UPC, (B) free and clear of all Liens, (C) fully paid and nonassessable and (D) subject to no options to purchase or similar rights of any Person.

             (iii) The authorized share capital of UPCH is one hundred thousand euros (EUR 100,000), divided into one thousand (1000) ordinary shares, having a nominal value of one hundred euros (EUR 100) each. A total of twenty thousand euros (EUR 20,000) of the authorized share capital of UPCH is issued and outstanding in the form of two hundred (200) ordinary shares. All of the issued and outstanding share capital of UPCH is (A) owned by the Company, (B) free and clear of all Liens, (C) fully paid and nonassessable and (D) subject to no options to purchase or similar rights of any Person.

             (iv) The authorized share capital of UPCD is one hundred thousand euros (EUR 100,000), divided into one thousand (1000) ordinary shares, having a nominal value of one hundred euros (EUR 100) each. A total of twenty thousand euros (EUR 20,000) of the authorized share capital of UPCD is issued and outstanding in the form of two hundred (200) ordinary shares. All of the issued and outstanding share capital of UPCD is (A) owned by the UPCH, (B) except as set forth on Schedule 3.1(w)(iv) free and clear of all Liens, (C) fully paid and nonassessable and (D) subject to no options to purchase or similar rights of any Person.

             (v) The authorized share capital of chello Holdings is one hundred thousand euros (EUR 100,000), divided into one thousand (1000) ordinary shares, having a nominal value of one hundred euros (EUR 100) each. A total of twenty thousand euros (EUR 20,000) of the authorized share capital of UPCD is issued and outstanding in the form of two hundred (200) ordinary shares. All of the issued and outstanding share capital of chello Holdings is (A) owned by UPC, (B) free and clear of all Liens, (C) fully paid and nonassessable and (D) except as set forth on Schedule 3.1(w)(v) subject to no options to purchase or similar rights of any Person.

         (x) UPC represents and warrants that its Supervisory Board has approved the grant to Lender (and subsequent Holders) of the right to exchange the Notes for Ordinary Shares as provided in Article IV and the issuance or delivery of such Ordinary Shares upon exercise from time to time of such right, and that in approving such transactions, the Supervisory Board was aware and took into account that Miranda Curtis, President of Liberty Media International, Inc., an Affiliate of the Lender, had been nominated as and was expected to become a member of the Supervisory Board.

         (y) (i) To the best knowledge of the respective Obligor or Guarantor, neither of the Obligors nor the Guarantor is a credit institution (kredietinstelling) as defined in Section 1(1)(a) under the Act on the Supervision of Credit Institutions (Wet Toezicht Kredietwezen) and each of the Obligors and the Guarantor is in compliance with all stipulations attached to such determination and (ii) the issuance of the Notes is in compliance with all requirements under the Supervision of Securities Trade Act (Wet Toezicht Effectenverkeer 1995). The entering into the Loan Documents is in compliance with all requirements of the listing and issuing rules (fondsenreglement) of Euronext.

         (z) Neither the Obligors nor the Guarantor has a works council (ondernemingsraad) as defined in Section 2 of the Works Council Act (Wet op de Ondernemingsraden) and, to the best knowledge of the respective Obligor or Guarantor, neither should there have been a works council established pursuant to Section 3, 4, 5 or 5a of the Works Council Act.

         Section 3.2 Representations and Warranties of Lender. The Lender represents and warrants to UPC and the Company that it is making the Loan, and acquiring the Lender's rights under this Agreement (including the exchange rights under Section 4.1) and any Notes and Ordinary Shares issuable pursuant to this Agreement for investment purposes only and acknowledges that none of the foregoing may be sold or offered for sale, nor may any exchange of the Loan for

Ordinary Shares be effected, without registration under the Securities Act and applicable state securities laws, unless an exemption therefrom is available.

                                   ARTICLE IV

                      EXCHANGE OF LOAN FOR ORDINARY SHARES

         Section 4.1   Exchange of Loan for Ordinary Shares at Option of Lender.

         (a) Subject to the terms and conditions of this Article IV, each Holder of one or more Notes shall have the right, at its option, at any time and from time to time after May 29, 2002, to exchange such Notes, or a portion thereof, in an amount equal to the Note Exchange Amount (as specified by the Holder in its notice of exchange given pursuant to Section 4.1(b)), on the Exchange Date, for such whole number of fully paid and nonassessable (volgestort) Ordinary Shares as is equal to (i) such Note Exchange Amount divided by (ii) the Exchange Price in effect on the Exchange Date. Notwithstanding the foregoing, if an Obligor shall have given notice of its intent to prepay the Notes in whole or in part pursuant to Section 5.1(b) or 5.1(c) or 5.2, such right of exchange with respect to the portion of the Notes to be repaid shall terminate at the close of business on the second Business Day prior to the date of prepayment, unless the Obligor shall default in making the prepayment on the date of prepayment. If the Holder elects to exchange less than all the Notes then held by it, the portion of the Notes to be exchanged by the Holder shall be in an integral multiple of $100,000 (based on Accreted Value at maturity) or any integral multiple of $1,000 above such amount. Notwithstanding the foregoing, at any time and from time to time after a Note has been acquired by a UGC Party (whether before or after May 29, 2002), the Holder of the Note may exercise the exchange right set forth in this Section 4.1 with respect to such Note.

         (b) The Holder's right to require UPC to exchange Notes or a portion thereof pursuant to Section 4.1(a) shall be exercised by the Holder delivering a written notice to UPC specifying (i) that the Holder is exercising its right to cause the exchange of the Notes pursuant to Section 4.1(b), (ii) the Accreted Value as of the Exchange Date of the Notes or a portion thereof to be exchanged, which shall be the specified Note Exchange Amount, and (iii) if the Holder desires to receive bearer shares the securities account with an "Associated Institution" (referred to in clause 5.4 of UPC's articles of association) to be credited with the Ordinary Shares, accompanied by (A) the Notes to be exchanged, and (B) a written instrument of transfer of those Notes in a form reasonably satisfactory to UPC, duly executed by the Holder. The Holder shall deliver such notice not later than 3:00 P.M. (Amsterdam time) on any Business Day. If the notice is received by UPC later than such time on a Business Day, the notice will be deemed to have been received by UPC on the following Business Day.

         (c) Upon receipt of a notice of exchange pursuant to Section 4.1(b), UPC shall, on the Exchange Date, issue the relevant Ordinary Shares to the Holder in registered form and, if the Holder has provided UPC with the information referred to in Section 4.1(b)(iii), commence such actions as are necessary to cause Necigef to credit the global share certificate of UPC with the relevant shares and credit a securities account with the "Associated Institution" (referred to in clause 5.4 of UPC's articles of association) designated by the Holder with the relevant shares. Immediately prior to the close of business on any such Exchange Date, (i) a portion of the Accreted Value as of the Exchange Date of the Notes or portion thereof being exchanged equal to the Note Exchange Amount shall automatically be offset and discharged against the Holder's obligation to contribute an amount equal to such Note Exchange Amount as the full subscription price for the Ordinary Shares being issued to the Holder, all without the transfer of any funds or any further action by the Obligors or the Holder and (ii) the Holder shall automatically become the holder of record of such Ordinary Shares, which shall be fully paid up by way of contribution of the Notes or portion thereof being exchanged, provided that such offset, discharge and paying up shall not become effective until the relevant Ordinary Shares have been simultaneously issued to the Holder, and upon issuance of the relevant Ordinary Shares to the Holder, all rights with respect to the Notes or portion thereof so exchanged will terminate, except the right of the Holder to exercise the rights to which it is entitled as a holder of Ordinary Shares. By accepting such shares, the Holder shall be deemed to have warranted to the Obligors that the Holder is the legal and beneficial owner of such portion of the Notes free and clear of all Liens and adverse claims as of the Exchange Date. By accepting such portion of the Notes, UPC shall be deemed to have warranted to the Holder that such shares are validly issued, fully paid and nonassessable (volgestort) and free and clear of all Liens and adverse claims as of the Exchange Date. Notwithstanding the foregoing, upon UPC's issuance of the relevant Ordinary Shares and Holder's becoming the record holder of such fully paid, nonassessable, Ordinary Shares, the Obligors shall be entitled to treat the exchanged Notes or portion thereof as discharged and cancelled irrespective of whether such Holder delivers such Notes and instrument of transfer to UPC, and such Note or portion thereof shall cease to accrue principal or be outstanding, and the Holder shall be treated by UPC as the holder of such Ordinary Shares as Holder's property, free and clear of all Liens and adverse claims, as warranted.

         (d) If the Accreted Value as of the Exchange Date of the Notes delivered to the Company by a Holder in connection with an exchange pursuant to
Section 4.1(b) is greater than the Note Exchange Amount, the Obligors will execute and deliver a replacement Note to the Holder promptly after the relevant Exchange Date. The Accreted Value at maturity of the replacement Note shall be equal to the Accreted Value at maturity of the Notes so delivered less the Accreted Value at maturity of the portion of such Notes so delivered that have been exchanged for Ordinary Shares.

         (e) UPC agrees to use its best efforts to ensure that, in any exchange resulting in the issuance of Ordinary Shares to a Holder pursuant to this
Section 4.1, such Shares will, as soon as practicable, be freely tradable and issued in bearer form, and to that end UPC will use its best efforts to ensure that: (i) all such Ordinary Shares (in the form of Ordinary Shares or ADSs) when issued may be resold to the public without restriction or limitation, either (A) pursuant to Rule 144(k) under the Securities Act, or (B) pursuant to an effective registration statement relating to the issuance of all of the Ordinary Shares (in the form of Ordinary Shares or ADSs), and (ii) all such Ordinary Shares when issued may be traded on the Euronext Amsterdam Stock Exchange without restriction of any kind. UPC has provided the Registration Rights as set forth in the Registration Rights Agreement.

         (f) Notwithstanding anything to the contrary in this Article IV, any Holder whose Notes or Note is to be exchanged pursuant to this Section 4.1 or
Section 4.2 below will retain all rights to and under the Notes or Note until such Holder has actually been issued the registered Ordinary Shares exchanged for the Notes or Note free and clear of all Liens and adverse claims, and subject to the requirements of either Section 4.1(e) or Section 4.2(g), as the case may be, with such issuance to be evidenced by an appropriate deed of issuance.

         Notwithstanding the foregoing, the Non-UGC Notes may not be exchanged for Ordinary Shares pursuant to this Section 4.1 until all UGC Notes have been repaid or exchanged in full.

         Section 4.2 Exchange of Loan for Ordinary Shares at Option of UPC.

         (a) (i) Subject to the terms and provisions of this Article IV, at any time and from time to time upon the occurrence of an Equity Issuance Event, UPC shall have the right, at its option, to require the Holders to exchange such Notes, or a portion thereof, in an amount equal to the aggregate Note Exchange Amount (as specified by UPC in its notice of exchange given pursuant to Section 4.2(a)(ii)), not in excess of the related Equity Issuance Amount multiplied by the Euro to Dollar Spot Rate as of the Exchange Date, on the Exchange Date, for such whole number of fully paid and nonassessable (volgestort) Ordinary Shares as is equal to (A) the aggregate Note Exchange Amount divided by (B) the Exchange Price in effect on the Exchange Date; provided, however, that UPC may exercise such right under Section 4.2 only with respect to Notes that have been acquired by a UGC Party. For purposes of the foregoing, (I) "Equity Issuance Amount" means, with respect to any Equity Issuance Event, an amount equal to the aggregate subscription or purchase price of the Ordinary Shares or other equity securities issued or sold in the relevant Equity Issuance Event; and (II) "Equity Issuance Event" means an Equity Issuance by UPC of its Ordinary Shares, or its other equity securities that are convertible into its Ordinary Shares, at or above the effective per share subscription or purchase prices set forth below during the periods set forth below:

       Period                                                 Minimum Price

       On or before May 29, 2003                              euro8.00

       After May 29, 2003 and on or before May 29, 2004       euro10.00

       After May 29, 2004 and on or before May 29, 2005       euro12.00

       After May 29, 2005                                     euro15.00

For purposes of the foregoing, (i) the subscription or purchase price will be deemed to include any underwriters' discount granted by UPC, and (ii) if any such securities are issued or sold in currencies other than the euro, the aggregate subscription or purchase price shall for calculation purposes be converted into euros at the Dollar to Euro Spot Rate for securities issued or sold in dollars, and for other currencies at the Bloomberg Financial Services screen rates if one exists for such currency, and otherwise the prevailing rate of exchange on the date of the issuance or sale.

             (ii) UPC's right to require the Holders to exchange the Notes or portion thereof pursuant to Section 4.2(a)(i) shall be exercised by UPC by delivery of a written notice to those Holders whose Notes are to be exchanged specifying (A) that the Notes, or a portion thereof, are to be exchanged pursuant to Section 4.2(a), (B) that an Equity Issuance Event has occurred, together with the date thereof, (C) the aggregate Accreted Value as of the Exchange Date of the Notes or portion thereof, being exchanged as of the

Exchange Date, which shall not be in excess of the Equity Issuance Amount multiplied by the Euro to Dollar Spot Rate as of the Exchange Date and which shall be the specified aggregate Note Exchange Amount, (D) the aggregate Accreted Value as of the Maturity Date of the Notes or portion thereof being exchanged, and the Accreted Value as of the Maturity Date of the Holder's Notes or portion thereof to be exchanged, (E) the Exchange Price as of the date the notice is given, (F) the aggregate number of Ordinary Shares to be issued by UPC in connection with the exchange pursuant to this Article IV and the number of Ordinary Shares to be issued to the Holder, (G) that the conditions set forth in
Section 4.2(g) have been met and (H) the approximate date and manner upon which Ordinary Shares will be made available or registered.

         (b) (i) Subject to the terms and provisions of this Article IV, on or after May 29, 2004, if the Closing Price of the Ordinary Shares multiplied by the Euro to Dollar Spot Rate for such day has equaled or exceeded 130% of the Exchange Price for at least 20 Trading Days within any 30 consecutive Trading Days, UPC shall have the right, at its option, to require that the Holder exchange such Notes, or a portion thereof, in an amount equal to the aggregate Note Exchange Amount (as specified in UPC's notice of exchange given pursuant to Section 4.2(b)(iii)), on the Exchange Date, for such whole number of fully paid nonassessable (volgestort) Ordinary Shares as is equal to (A) the aggregate Note Exchange Amount divided by (B) the Exchange Price in effect on the Exchange Date; provided, however, that UPC may exercise such right under Section 4.2 only with respect to Notes that have been acquired by a UGC Party.

             (ii) In the event that UPC undertakes an exchange pursuant to
Section 4.2(b)(i), the aggregate Accreted Value as of the Exchange Date of the Notes, or portion thereof, being exchanged shall be increased on the Exchange Date (and consequently the aggregate Note Exchange Amount specified by UPC in its notice of exchange given pursuant to Section 4.2(b)(iii), also shall be increased on the Exchange Date) in an amount (the "Section 4.2(b) Additional Accreted Value") equal to the present value of the Section 4.2(b) Accretion Difference, if any. The Section 4.2(b) Additional Accreted Value, if any, will be payable to compensate the Holders for the lost opportunity to receive the benefits of principal accretion on the Notes through May 29, 2004. For purposes of this Section 4.2(b)(ii), the "Section 4.2(b) Accretion Difference" on the Notes or portion thereof being exchanged shall be the remainder of (A) the Accreted Value of such Notes or portion thereof being exchanged that would exist as of May 29, 2004 minus (B) the Accreted Value of such Notes or portion thereof being exchanged as of the relevant Exchange Date, in each case without giving effect to the Section 4.2(b) Additional Accreted Value (the period from and including the Exchange Date to but excluding May 29, 2004, the "Section 4.2(b) Additional Period"). The present value shall be calculated using as the discount rate the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the Section 4.2(b) Additional Period, calculated as of the day immediately preceding the date on which a notice pursuant to Section 4.2(b)(iii) is mailed. The Note Exchange Amount specified in UPC's notice of exchange given pursuant to Section 4.2(b)(iii) shall not include the Section 4.2(b) Additional Accreted Value, but the Section 4.2(b) Additional Accreted Value, if any, shall be added to the aggregate Note Exchange Amount specified in such notice of exchange and shall be used to calculate the number of Ordinary Shares to which the Holders will be entitled pursuant to such exchange. The
Section 4.2(b) Additional Accreted Value shall affect only the Notes or portion thereof being exchanged, and shall not affect the remaining portion of the Notes in any manner. In lieu of causing the Obligors' obligations under all or a portion of the Section 4.2(b) Additional Accreted Value to be contributed to UPC in exchange for Ordinary Shares, the Obligors may elect to discharge all or such portion of the Section 4.2(b) Additional Accreted Value by delivering cash. If the Obligors elect to do so, the amount of the Section 4.2(b) Additional Accreted Value to be contributed for Ordinary Shares shall be reduced in an amount equal to the cash payment.

             (iii) UPC's right to require the Holders to exchange the Notes or portion thereof pursuant to Section 4.2(b)(i) shall be exercised by UPC by the delivery of a written notice to those Holders whose Notes are to be exchanged on a date when the conditions described in Section 4.2(b)(i) are continuing or within 5 days after the occurrence thereof. The notice shall specify (A) that UPC is exercising its right to cause the exchange of the Notes pursuant to Section 4.2(b)(i), (B) that the conditions described in Section 4.2(b)(i) have occurred, (C) the aggregate Accreted Value as of the Exchange Date of the Notes being exchanged, which shall be the specified aggregate Note Exchange Amount (without giving effect to Section 4.2(b)(ii)), (D) the aggregate Accreted Value as of the Maturity Date of the Notes or portion thereof being exchanged, and the Accreted Value as of the Maturity Date of the Holder's Notes or portion thereof to be exchanged, (E) the Closing Price of the Ordinary Shares multiplied by the applicable Euro to Dollar Spot Rate as of the date of the notice, (F) the Exchange Price as of the date of the notice, (G) the aggregate number of Ordinary Shares to be issued by UPC in connection therewith pursuant to this Article IV, (without giving effect to Section 4.2(b)(ii)), and the number of Ordinary Shares to be issued to the Holder, (H) that the conditions set forth in Section 4.2(g) have been met, and (I) the approximate date and manner upon which Ordinary Shares will be made available or registered.

         (c) (i) Subject to the terms and provisions of this Article IV, on or after November 15, 2002, if the Closing Price of the Ordinary Shares multiplied by the Euro to Dollar Spot Rate as of such day has equaled or exceeded 150% of the Exchange Price for at least 20 Trading Days within any 30 consecutive Trading Days, UPC shall have the right, at its option, to require that the Holders exchange such Notes or a portion thereof, in an amount equal to the aggregate Note Exchange Amount (as specified in UPC's notice of exchange given pursuant to Section 4.2(c)(iii)), on the Exchange Date, for such whole number of fully paid nonassessable (volgestort) Ordinary Shares as is equal to (A) the aggregate Note Exchange Amount divided by (B) the Exchange Price in effect on the Exchange Date; provided, however, that UPC may exercise such right under
Section 4.2 only with respect to Notes that have been acquired by a UGC Party.

             (ii) In the event that UPC undertakes an exchange pursuant to
Section 4.2(c)(i), the aggregate Accreted Value as of the Exchange Date of the Notes, or portion thereof, being exchanged shall be increased on the Exchange Date (and consequently the aggregate Note Exchange Amount specified by UPC in its notice of exchange given pursuant to Section 4.2(c)(iii) also shall be increased) in an amount (the "Section 4.2(c) Additional Accreted Value") equal to the present value of the Section 4.2(c) Accretion Difference, if any. The
Section 4.2(c) Additional Accreted Value, if any, will be payable to Holders to compensate the Holders for the lost opportunity to receive the benefits of principal accretion on the Notes through May 29, 2004. For purposes of this
Section 4.2(c)(ii), the "Section 4.2(c) Accretion Difference" on the Notes or portion thereof being exchanged shall be the remainder of (A) the Accreted Value of such Notes or portion thereof being exchanged that would exist as of May 29, 2004 minus (ii) the Accreted Value of such Notes or portion thereof being exchanged as of the relevant Exchange Date, in each case without giving effect to the Section 4.2(c) Additional Accreted Value (the period from and including the Exchange Date to but excluding May 29, 2004, the "Section 4.2(c) Additional Period"). The present value shall be calculated using as the discount rate the bond equivalent yield on U.S. Treasury notes or bills having a term nearest in length to that of the Section 4.2(c) Additional Period, calculated as of the day immediately preceding the date on which a notice pursuant to Section 4.2(c)(iii) is mailed. The Note Exchange Amount specified in UPC's notice of exchange given pursuant to Section 4.2(c)(iii) shall not include the Section 4.2(c) Additional Accreted Value, but the Section 4.2(c) Additional Accreted Value, if any, shall be added to the aggregate Note Exchange Amount specified in such notice of exchange and shall be used to calculate the number of Ordinary Shares to which the Holders will be entitled pursuant to such exchange. The Section 4.2(c) Additional Accreted Value shall affect only the Notes or portion thereof being exchanged and shall not affect the remaining portion of the Notes in any manner. In lieu of causing the Obligors' obligations under all or a portion of the
Section 4.2(c) Additional Accreted Value to be contributed to UPC in exchange for Ordinary Shares, the Obligors may elect to discharge all or such portion of the Section 4.2(c) Additional Accreted Value by delivering cash. If the Obligors elect to do so, the amount of the Section 4.2(c) Additional Accreted Value to be contributed for Ordinary Shares shall be reduced in an amount equal to the cash payment.

             (iii) UPC's right to require the Holders to exchange the Notes or portion thereof pursuant to Section 4.2(c)(i) shall be exercised by UPC by the delivery of a written notice to those Holders whose Notes are to be exchanged on a date when the conditions described in Section 4.2(c)(i) are continuing or within 5 days after the occurrence thereof. The notice shall specify (A) that UPC is exercising its right to cause the exchange of the Notes pursuant to Section 4.2(c)(i), (B) that the conditions described in Section 4.2(c)(i) have occurred, (C) the aggregate Accreted Value as of the Exchange Date of the Notes being exchanged, which shall be the specified aggregate Note Exchange Amount (without giving effect to Section 4.2(c)(ii)), (D) the aggregate Accreted Value as of the Maturity Date of the Notes or portion thereof to be exchanged and the Accreted Value as of the Maturity Date of the Holder's Notes or portion thereof to be exchanged, (E) the Closing Price of the Ordinary Shares (multiplied by the applicable Euro to Dollar Spot Rate) as of the date of the notice, (F) the Exchange Price as of the date of the notice, (G) the aggregate number of Ordinary Shares to be issued by UPC in connection therewith pursuant to this Article IV (without giving effect to Section 4.2(c)(ii)), and the number of Ordinary Shares to be issued to the Holder, (H) that the conditions set forth in Section 4.2(g) have been met, and (I) the approximate date and manner upon which Ordinary Shares will be made available or registered.

         (d) Upon receipt of UPC's notice of exchange given pursuant to Section 4.2(a), 4.2(b) or 4.2(c), each Holder shall promptly deliver to UPC the Notes held by it for exchange and, as to the portion to be exchanged, cancellation, together with a written instrument of transfer in a form reasonably acceptable to UPC, duly executed by such Holder and instructions as to the securities account at an "Associated Institution" (referred to in Section 5.4 of UPC's articles of association) to be credited with the Ordinary Shares to be issued to it. On the Exchange Date, UPC shall issue the relevant Ordinary Shares to the Holder in registered form and, if the Holder has provided UPC with the information referred to in Section 4.1(b)(iii), commence such actions as are necessary to cause Necigef to credit the global share certificate of UPC with the relevant shares and credit a securities account with the "Associated Institution" (referred to in clause 5.4 of UPC's articles of association) designated by the Holder with the relevant shares. Immediately prior to the close of business on any such Exchange Date, (i) a portion of the Accreted Value as of the Exchange Date of the Notes or portion thereof being exchanged equal to the Note Exchange Amount shall automatically be offset and discharged against the Holder's obligation to contribute an amount equal to such Note Exchange Amount as the full subscription price for the Ordinary Shares being issued to the Holder, all without the transfer of any funds or any further action by the Obligors or the Holder and (ii) the Holder shall automatically become the holder of record of such Ordinary Shares, which shall be fully paid up by way of contribution of the Notes or portion thereof being exchanged, provided that such offset, discharge and paying up shall not become effective until the relevant Ordinary Shares have been issued simultaneously to the Holder, and upon issuance of the relevant Ordinary Shares to the Holder, all rights with respect to the Notes or portion thereof so exchanged will terminate, except the right of the Holder to exercise the rights to which it is entitled as a holder of Ordinary Shares. By accepting such shares, the Holder shall be deemed to have warranted to the Obligors that the Holder is the legal and beneficial owner of such portion of the Notes free and clear of all Liens and adverse claims as of the Exchange Date. By accepting such portion of the Notes, UPC shall be deemed to have warranted to the Holder that such shares are validly issued, fully paid and nonassessable (volgestort) and free and clear of all Liens and adverse claims as of the Exchange Date. Notwithstanding the foregoing, upon UPC's issuance of the relevant Ordinary Shares and Holder's becoming the record holder of such fully paid, nonassessable Ordinary Shares, the Obligors shall be entitled to treat the exchanged Notes or portion thereof as discharged and cancelled irrespective of whether such Holder delivers such Notes and instrument of transfer to UPC, and such Note or portion thereof shall cease to accrue principal or be outstanding, and the Holder shall be treated by UPC as the holder of such Ordinary Shares, free and clear of all Liens and adverse claims, as warranted.

         (e) If UPC elects to cause the exchange of less than all the Notes, (i) the aggregate portion of the Notes called for exchange shall be in an integral multiple of $100,000 (based on Accreted Value at maturity) or any integral multiple of $1,000 above such amount, and (ii) the Notes to be exchanged shall be determined in the following manner: (A) UGC Notes shall be selected for exchange prior to the selection of any Non-UGC Notes for exchange; (B) to the extent that some but not all of the UGC Notes or Non-UGC Notes are selected for exchange, the particular Notes of such type, or portion thereof, to be exchanged shall be determined by UPC pro rata or by such method as UPC determines to be fair and appropriate, including, if so determined, by making allocations so that the aggregate remaining Accreted Value at maturity of the Notes held by any Holder shall be in an integral multiple of $1,000.

         (f) If the Accreted Value at the Exchange Date of the Notes delivered to UPC by a Holder in connection with an exchange pursuant to Section 4.2(a),
Section 4.2(b) or Section 4.2(c) is greater that the portion of the aggregate Note Exchange Amount allocable to such Holder pursuant to Section 4.2(f), the Company will execute and deliver a replacement Note to such Holder promptly after the relevant Exchange Date. The Accreted Value at maturity of such replacement Note shall be equal to the Accreted Value at maturity of the Notes so delivered by the Holder less the Accreted Value at maturity of the portion of such Notes so delivered that have been exchanged for Ordinary Shares.

         (g) Notwithstanding the foregoing, without the consent of the affected Holder UPC may not effect an exchange of the Notes into Ordinary Shares under
Section 4.2 at any time unless (i) all such Ordinary Shares (in the form of Ordinary Shares or ADSs) may be immediately resold to the public without restriction or limitation, either (1) pursuant to Rule 144(k) under the Securities Act, or (2) pursuant to an effective registration statement relating to the resale of all such Ordinary Shares (in the form of Ordinary Shares or ADSs) and (ii) all such Ordinary Shares when issued may be traded on the Euronext Amsterdam Stock Exchange without restriction of any kind. UPC has provided the Registration Rights as set forth in the Registrations Rights Agreement.

         Section 4.3       Adjustments.

         The relevant Exchange Price shall be subject to adjustment if any Exchange Price Adjustment Event described in Section 4.3(a) occurs. The adjustment will be accomplished from time to time as described in Section 4.3(b) and 4.3(c).

         (a) An Exchange Price Adjustment Event will be deemed to have occurred in case UPC shall at any time or from time to time:

             (i) make any payment of a dividend (or other distribution) payable in Ordinary Shares or any other class of capital stock of UPC to all holders of Ordinary Shares;

             (ii) make any issuance to all holders of Ordinary Shares of rights, options or warrants entitling them to subscribe for or purchase Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares at less than the Market Value of Ordinary Shares as of the date of conversion or exchange; provided, however, that no adjustment shall be made with respect to such a distribution if the Holders would be entitled to receive such rights, options or warrants upon exchange at any time of the Notes into Ordinary Shares, and provided further, that if such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Exchange Price will not be adjusted until such triggering events occur;

             (iii) make any subdivision, combination or reclassification of any class of its Ordinary Shares;

             (iv) make any distribution consisting exclusively of cash to all holders of shares of its Ordinary Shares (which distribution is not also being made to the Holders based on the number of Ordinary Shares into which the Notes are then exchangeable) in an aggregate amount that, combined together with
(1) all other such all-cash distributions made within the then-preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by UPC or any of its Subsidiaries for Ordinary Shares concluded within the then-preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of UPC's Market Capitalization on the record date of such distribution;

             (v) complete a tender or Exchange Offer made by UPC for shares of any class of its Ordinary Shares that involves an aggregate consideration that, together with (1) any cash and other consideration payable in a tender or

Exchange Offer by UPC for shares of any class of its Ordinary Shares expiring within the then-preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions referred to in (iv) above to all holders of shares of its Ordinary Shares within the then-preceding 12 months in respect of which no adjustment has been made, exceeds 12.5% of UPC's Market Capitalization just prior to the expiration of such tender offer; or

             (vi) make a distribution to all holders of Ordinary Shares by way of dividend, a Spinoff or otherwise (which distribution is not also being made to the Holders based on the number of Ordinary Shares into which the Notes are then convertible unless the Ordinary Shares do not share pro rata in such distribution) consisting of evidence of indebtedness, shares of capital stock other than Ordinary Shares of UPC or any other type of assets (including securities, but excluding those dividends, rights, options, warrants and distributions referred to above).

         (b) If any Exchange Price Adjustment Event occurs, UPC will calculate the adjustment to the Exchange Price as follows for each specific event. In the following descriptions, the variables have the following definitions:

U equals the number of Ordinary Shares underlying rights, options, or warrants issued entitling the holders to subscribe for or purchase Ordinary Shares or securities convertible into or exchangeable for Ordinary Shares issued in the Exchange Price Adjustment Event;

X equals the total number of shares of Ordinary Shares outstanding immediately prior to the Exchange Price Adjustment Event (not including unexercised options, warrants, or rights);

Y equals the total number of shares of Ordinary Shares outstanding immediately after the Exchange Price Adjustment Event (not including unexercised options, warrants, or rights);

Cash equals any distribution (as denominated in euros) consisting exclusively of cash to all holders of Ordinary Shares in an aggregate amount that, combined together with (1) all other such all-cash distributions (as denominated in euros) made within the then-preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value of other consideration (as denominated in euros) paid or payable in respect of any tender offer by UPC or any of its Subsidiaries for Ordinary Shares concluded within the then-preceding 12 months in respect of which no adjustment has been made pursuant to Section 4.3(a)(iv);

ExP equals the exercise price or other consideration (as denominated in euros) to be paid by the holder upon the exercise of or conversion of rights, options or warrants;

MV equals Market Value per share of the Ordinary Shares as of the date of conversion or exchange;

#Sh               equals the number of Ordinary Shares receiving the
                  distribution   contemplated   in   Section   4.3(a)(iv)   or
                  4.3(a)(vi)  or subject to the tender offer  contemplated  in
                  Section 4.3(a)(v);

TOff equals the aggregate consideration (as denominated in euros) in a tender or exchange offer described in Section 4.3(a)(v) that, together with (1) any cash and other consideration (as denominated in euros) payable in a tender or exchange offer by UPC or any of its Subsidiaries for Ordinary Shares expiring within the then-preceding 12 months in respect of which no adjustment has been made and (2) the aggregate amount of any such all-cash distributions (as denominated in euros) referred to in Section 4.3(a)(iv) to all holders of Ordinary Shares within the then-preceding 12-months in respect of which no adjustment has been made;

TOff/S equals the tender offer price, per share (as denominated in euros);

TPur              equals the number of shares purchased in the tender offer;

Value equals the aggregate fair market value of the distribution (as denominated in euros) described in Section 4.3(a)(vi), as determined in good faith by the Supervisory Board of UPC;

SPOT equals the Euro to Dollar Spot Rate, which is determined (1) in the case of an Exchange Price Adjustment Event described in
                  Section 4.3(a)(iv) or (vi), on the date of the distribution, and (2) in the case of an Exchange Price Adjustment Event described in Section 4.3(a)(v), on the day of the completion of such tender offer or exchange offer.

EP equals the Exchange Price immediately prior to the Exchange Price Adjustment Event;

AEP equals the Exchange Price immediately after the Exchange Price Adjustment Event;

             (i) In the case of an event described in Section 4.3(a)(i) or 4.3(a)(iii), the Exchange Price in effect immediately before such event shall be adjusted pursuant to the following formula: X/Y multiplied by EP=AEP.

             (ii) In the case of an event described in Section 4.3(a)(ii), the Exchange Price in effect immediately before such event shall be adjusted pursuant to the following formula: X/(X+U ((MV-ExP)/MV)) multiplied by EP=AEP. If any options, warrants, convertible securities, or other rights of the nature described in Section 4.3(a)(ii) ("Rights") expire without exercise or conversion, the Exchange Price will be readjusted to the Exchange Price which would otherwise be in effect had the adjustment made upon the issuance of such Rights been made on the basis of delivery of only the number of Ordinary Shares actually delivered upon the exercise or conversion of such Rights.

             (iii) In the case of an event described in Section 4.3(a)(iv), the Exchange Price in effect immediately before such event shall be adjusted pursuant to the following formula: EP-((Cash/#Sh) multiplied by SPOT)=AEP.

             (iv) In the case of an event described in Section 4.3(a)(v), and if the tender offer price or exchange offer price per share is greater than Market Value, the Exchange Price in effect immediately before such event shall be adjusted pursuant to the following formula: EP-((TPur multiplied by (TOff/S-MV))/(#Sh- TPur) multiplied by SPOT)=AEP.

             (v) In the case of an event described in Section 4.3(a)(vi), the Exchange Price in effect immediately before such event shall be adjusted pursuant to the following formula: EP-((Value/#Sh) multiplied by SPOT)=AEP.

An adjustment made pursuant to this Section 4.3 shall become effective retroactively: (x) in the case of an Exchange Price Adjustment Event described in Section 4.3(a)(i), (ii), (iv), or (vi), immediately following the close of business on the record date for the determination of holders of Ordinary Shares entitled to participate in such event; or (y) in the case of an Exchange Price Adjustment Event described in Section 4.3(a)(iii), the close of business on the day upon which such corporate action becomes effective; or (z) in the case of an Exchange Price Adjustment Event described in Section 4.3(a)(v), the close of business on the day of the completion of such tender offer or exchange offer.

         (c) Notwithstanding anything herein to the contrary, no adjustment under this Section 4.3 need be made to the Exchange Price unless such adjustment would require an increase or decrease of at least 1% of the Exchange Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time, if ever, of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Exchange Price.

         (d) Notwithstanding anything to the contrary contained herein, no Exchange Price adjustment will be made as a result of the issuance of Ordinary Shares upon exchange of the Notes.

         (e) Each event requiring adjustment to the Exchange Price shall require only a single adjustment even though more than one of the adjustment clauses set forth in Section 4.3(a), Section 4.4 or Section 4.5 may be applicable to such Exchange Price Adjustment Event.

         (f) If UPC shall fix a record date for the holders of any class of its capital stock for the purpose of entitling them to receive a dividend or other distribution which would otherwise constitute an Exchange Price Adjustment Event, and shall thereafter and before the distribution to stockholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Exchange Price then in effect shall be required by reason of the fixing of such record date.

         (g) Upon any increase or decrease in the Exchange Price, then, and in each such case, UPC promptly shall deliver to the Lender a certificate signed by an authorized officer of UPC, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Exchange Price then in effect following such adjustment.

         (h) UPC reserves the right to make such reductions in the Exchange Price in addition to those required by this Section 4.3 as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the recipients. In the event UPC elects to make such a reduction in the Exchange Price, UPC will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Exchange Price.

         (i) If UPC effects a Spinoff, UPC shall make appropriate provision so that the Holders have the right to exchange the Notes on the effective date of the Spinoff for (i) Exchange Notes of the Obligors and (ii) Mirror Notes of the issuer of the Spinoff Securities. The sum of the aggregate Accreted Value at maturity of the Exchange Notes and Mirror Notes delivered in exchange for the Notes will equal the aggregate Accreted Value at maturity of the Notes on the effective date of the Spinoff. The Mirror Notes will have an aggregate initial Accreted Value equal to the product of

                   (A) the aggregate Accreted Value of the Notes exchanged therefor as of the Accretion Calculation Date immediately preceding the effective date of the Spinoff and

                   (B)  the quotient of

                        (I) the product of (x) the number (or fraction) of Spinoff Securities that would have been receivable upon such Spinoff by a holder of the number of Ordinary Shares issuable on exchange of the Accreted Value of the Notes as of the time immediately prior to the record date for the Spinoff and (y) the average of the daily Closing Prices of the Spinoff Securities for the period of ten consecutive trading days commencing on the tenth trading day following the effective date of the Spinoff, divided by

                        (II) the sum of the amount determined pursuant to clause (I), plus the Fair Value of the Ordinary Shares, other securities or property (other than the Spinoff Securities) that would have been receivable by the Holder of the Notes upon exchange thereof prior to the record date for the Spinoff (such "Fair Value" to be determined in the case of Ordinary Shares or other securities with a Closing Price in the same manner as provided in clause
(I) (y) and otherwise by the Supervisory Board of the Company in the exercise of its good faith judgment).

The Exchange Notes will have an aggregate initial Accreted Value equal to the difference between the aggregate Accreted Value of the Notes exchanged therefor as of the Accretion Calculation Date immediately preceding the effective date of the Spinoff and the aggregate initial Accreted Value of the Mirror Notes. Principal accreted on the Notes being exchanged since the immediately preceding Accretion Calculation Date shall be deemed to have been accrued on the Mirror Notes and Exchange Notes through the effective date of the Spinoff on the same proportional basis. From and after the effective date of such Spinoff, the holders of Notes that have not been exchanged for Mirror Notes and Exchange

Notes as provided above shall have no exchange rights under these provisions with respect to such Spinoff Securities.

         (j) If UPC or a Subsidiary of UPC (the applicable of the foregoing being the "Offeror") makes an Exchange Offer, the Offeror shall concurrently therewith make an equivalent offer to the Holders pursuant to which the Holders may tender the Notes based upon the number of Ordinary Shares into which such tendered Notes are then exchangeable (and in lieu of tendering outstanding Ordinary Shares), together with any other consideration that may be required to be tendered pursuant to the Exchange Offer, and receive in exchange therefor, in lieu of Exchange Securities (and other property, if applicable), Mirror Notes with an aggregate initial Accreted Value equal to the aggregate Accreted Value of the portion of the Notes exchanged therefor as of the date of the closing of the Exchange Offer. If an Exchange Offer is made as discussed above, the Offeror shall, concurrently with the distribution of the offering circular or prospectus and related documents to holders of Ordinary Shares, provide the Holders with a notice setting forth the offer described herein and describing the Exchange Offer, the Exchange Securities and the Mirror Notes. Such notice shall be accompanied by the offering circular, prospectus or similar document provided to holders of Ordinary Shares in respect of the Exchange Offer and a copy of the documents proposed to be entered into or issued by the Offeror in order to establish the Mirror Notes. No failure to mail the notice contemplated herein or any defect therein or in the mailing thereof shall affect the validity of the applicable Exchange Offer.

         (k) If UPC shall issue or sell any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (other than pursuant to employee stock options or pursuant to other rights and warrants outstanding on May 29, 2001) and regardless of whether the holders of such convertible or exchangeable securities have the fully vested legal right to convert, exercise or exchange such securities for Ordinary Shares, for a consideration per share (or, in the case of convertible or exchangeable securities having a conversion or exchange price, per Ordinary Share) less than the Market Value of the Ordinary Shares on the date of such issuance, the Exchange Price in effect immediately prior to such issuance or sale shall be reduced effective as of immediately following such issuance or sale by multiplying such Exchange Price by a fraction,

             (i) the numerator of which shall be the sum of (x) the number of Ordinary Shares outstanding immediately prior to such issuance or sale and
(y) the number of Ordinary Shares which the aggregate consideration receivable by UPC for the total of additional Ordinary Shares so issued or sold (or issuable on conversion, exercise or exchange) would purchase at the Market Value in effect immediately prior to such issuance or sale, and

             (ii) the denominator of which shall be the sum of the number of Ordinary Shares outstanding immediately prior to such issuance or sale and the number of additional Ordinary Shares to be issued or sold (or, in the case of convertible or exchangeable securities, issuable on conversion, exercise or exchange).

For the purpose of the foregoing sentence, the consideration received by UPC for any Ordinary Shares (in the form of Ordinary Shares or ADSs) or securities convertible into or exchangeable for Ordinary Shares will be deemed to include any underwriters' discount, not to exceed 5% of the Market Value of the Ordinary

Shares on the date of issue to the purchasers, granted by UPC. No further adjustment of the Exchange Price shall be made as a result of the actual issuance of Ordinary Shares upon the conversion, exchange or exercise of such convertible or exchangeable securities. If any such convertible or exchangeable securities shall expire without having been exercised or exchanged, the Exchange Price as adjusted pursuant to this Section 4.3(k) shall be readjusted to the Exchange Price that would have been in effect had an adjustment been made on the basis that only the Ordinary Shares actually issued upon such conversion, exercise or exchange, if any, were issued or sold for the consideration received by UPC upon such exercise, exchange or conversion, plus the consideration, if any, actually received by UPC for the granting of the rights or options whether or not exercised, plus the consideration received for issuing or selling the convertible or exchangeable securities actually converted or exchanged, plus the consideration, if any, actually received by UPC (other than by cancellation of liabilities or obligations evidenced by such convertible or exchangeable securities) on the conversion or exchange of such convertible or exchangeable securities.

         Section 4.4 Additional Rights. In the event UPC distributes rights or warrants (other than those referred to in Section 4.3(a)(ii)) pro rata to all holders of Ordinary Shares, so long as any such rights or warrants have not expired or been redeemed by UPC, the Holders will be entitled to receive upon any exchange pursuant to this Article IV, in addition to the Ordinary Shares then issuable upon such conversion (the "Exchange Shares"), a number of rights or warrants to be determined as follows:

         (a) if such conversion occurs on or prior to the date for the distribution to holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Rights Distribution Date"), the same number of rights or warrants to which a holder of a number of Ordinary Shares equal to the number of Exchange Shares is entitled at the time of such conversion in accordance with the terms and provisions applicable to the rights or warrants; and

         (b) if such conversion occurs after such Rights Distribution Date, the same number of rights or warrants to which a holder of the number of Ordinary Shares of UPC for which the Notes were exchangeable immediately prior to such Rights Distribution Date would have been entitled on such Rights Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

In the event the Holders are not entitled to receive such rights or warrants pursuant to Section 4.4(a) or 4.4(b), the Exchange Price will be subject to adjustment upon any declaration or distribution of such rights or warrants pursuant to Section 4.3 above.

         Section 4.5       Reorganization and Similar Transactions.

         (a) In case of:

             (i) any capital reorganization or reclassification or other change of outstanding Ordinary Shares (other than a change in par value, or from par value to no par value, or from no par value to par value), or

             (ii) any consolidation or merger of UPC with or into another Person (other than a consolidation or merger in which UPC is the resulting or surviving Person and which does not result in any reclassification or change of outstanding Ordinary Shares), or

             (iii) any sale, transfer or other conveyance to another Person of all or substantially all of the assets of UPC computed on a consolidated basis (other than the sale, transfer, assignment or distribution of shares of capital stock or assets to a Subsidiary) (any of the events described in Section 4.5(a) being referred to in this Section 4.5 as a "Transaction"), then the adjustment described in Section 4.5(b) will be made and UPC shall take the actions described in paragraph (c) hereof.

         (b) The Notes then outstanding shall, without the consent of the Holders, become exchangeable only for the kind and amount of shares of stock or other securities (of UPC or another issuer) or property or cash receivable upon such Transaction by a holder of the number of Ordinary Shares into which the Notes could have been converted immediately prior to such Transaction after giving effect to any adjustment event.

         (c) If UPC effects a Transaction described in clause (ii) or (iii) of
Section 4.5(a) and Reorganization Securities are issued by a Person other than UPC ("Acquiror"), UPC shall make appropriate provision in connection with such Transaction to cause Acquiror to become a co-obligor with respect to such Notes on the effective date of such Transaction.

         (d) The provisions of this Section 4.5 shall apply to successive Transactions. The provisions of this Section 4.5 shall be the sole right of the Holders in connection with any Transaction.

         Section 4.6 Change of Control. Upon a Change of Control, if the Market Value of an Ordinary Share multiplied by the Euro to Dollar Spot Rate at such time is less than the Exchange Price, then the Exchange Price will be subject to a temporary adjustment for a period of 60 days after notice pursuant to Section 4.6(c) has been sent, such that the Exchange Price will be equal to the greater of:

             (i) the Market Value of an Ordinary Share on the date on which the Change of Control event occurs multiplied by the Euro to Dollar Spot Rate on the date on which the Change of Control event occurs, and

             (ii) 66.67% of the Market Value of an Ordinary Share as of May 29, 2001 multiplied by the Euro to Dollar Spot Rate as of such date.

         (b) In lieu of causing all or a portion of the Notes to be exchanged pursuant to notices of exchange delivered by Holders pursuant to this Section
4.6 to be contributed to UPC in exchange for Ordinary Shares, as would otherwise be contemplated by Section 4.1, the Obligors may, at their option, discharge all or a portion of such Notes (i) by making a cash payment equal to the product of
(x) the Accreted Value of the Notes (or portion thereof) with respect to which the Holder has exercised the Change of Control option described in Section 4.6(d) divided by the greater of 4.6(a)(i) and (ii) above multiplied by (y) the product of (A) the Market Value of an Ordinary Share determined as of the close of business on the Business Day immediately prior to making such cash payment multiplied by (B) the Euro to Dollar Spot Rate (at 9:00 a.m. New York time on the day this Section 4.6(b) cash payment is being made). If the Obligors elect to exercise this cash option, the Ordinary Shares to be issued pursuant to this
Section 4.6 shall be reduced proportionately.

         (c) In the event of a Change of Control, notice of such Change of Control shall be given, within five Business Days of the date the Change of Control occurs, by UPC by first-class mail to the Holders, at the Holders' addresses as the same appear in the Register. Each such notice shall state (i) that a Change of Control has occurred, (ii) the last day on which the Change of Control option may be exercised (the "Expiration Date"), (iii) the name and address of the paying agent, and (iv) the procedures that the Holder must follow to exercise the Change of Control option.

         (d) On or before the Expiration Date, the Holder, if wishing to exercise the Change of Control option, shall deliver a notice of such exercise, in the manner and at the place designated in the notice described in Section 4.6(c), and on such date such Notes shall be exchanged by UPC at the Exchange Price as adjusted and the cash or Ordinary Shares due to the Holder shall be delivered to the Holder.

         (e) The foregoing provisions are not waivable by UPC or the Company.

         (f) For purposes of this Section 4.6, "Change of Control" means any merger or consolidation of UPC with or into any Person or any sale, transfer, lease or other conveyance, whether direct or indirect, of all or substantially all of the assets of UPC, on a Consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), either

             (i) any "person" or "group" (other than UGC, Liberty Media Corporation, New UGC and any new entity formed to hold shares of UGC or to serve other functions as provided in the Liberty Agreement and designated as a Newco in any amendment to such agreement (a "Newco"), the Principals, or any Person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New UGC, a Newco or any of the Principals) is or becomes the "beneficial owner" (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of all classes of UPC's securities in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities and such "person" or "group" beneficially owns (after giving effect to such transaction) a greater percentage of the total voting power than is at that time beneficially owned by UGC, Liberty Media Corporation, New UGC, a Newco, the Principals, and any person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New UGC, a Newco and the Principals (in the aggregate) and none of UGC, Liberty Media Corporation, New UGC, a Newco, the Principals, or any person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New UGC, a Newco, or any of the Principals, has the right or ability by voting power, contract or otherwise to elect or nominate for election a majority of the Supervisory Board of UPC or the Company, respectively, or

             (ii) the Continuing Directors cease for any reason to constitute a majority of the Supervisory Board of UPC then in office, or

             (iii) UPC adopts a plan of liquidation (other than a plan of liquidation as a consequence of which (A) UGC, Liberty Media Corporation, New UGC, the Principals, or any Person controlling or controlled by or under common control with UGC, Liberty Media Corporation, New UGC and the Principals (in the aggregate) beneficially own at least the same percentage of voting power after the consummation of such plan as before or otherwise retain the right or ability, by voting power, to control the Person that acquires the proceeds of such liquidation, and (B) the Person that acquires the substantial majority of the proceeds of such liquidation shall have assumed UPC's obligations in respect of or under the Loan, respectively).

         Section 4.7 Certain Allocations. If, as a result of any Exchange Price Adjustment Event, the Holders become entitled to receive upon exchange shares of two or more classes of capital stock, UPC shall determine the reasonable allocation of the adjustment Exchange Price between the classes of capital stock. After such allocation, the Exchange Price of each class of Capital Stock shall thereafter be subject to adjustment on terms applicable to the Loan in this Article IV.

         Section 4.8 Reservation of Shares. The Ordinary Shares issued pursuant to this Article IV in the amount of the Exchange Price shall be paid up by setting off UPC's obligation to pay the relevant portion of the Accreted Value as of the Exchange Date of the Notes or the portion thereof being exchanged equal to the Loan Exchange Amount against the Holders' obligations to fully pay up the subscription amount in respect of those Ordinary Shares (stortingplicht). The preemption rights of existing shareholders of UPC shall in this respect be excluded. UPC shall at all times on and after May 29, 2002 reserve and keep available for issuance upon the exchange of the Notes, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of the Notes, and shall procure that all action required to be taken to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized unissued Ordinary Shares to permit such reservation or to permit the exchange of the Notes.

         Section 4.9 Taxes and Charges. The issuance of Ordinary Shares upon the exchange of the Notes shall be made without charge to the Holders for such shares or for any tax in respect of the issuance or delivery of such shares or the securities represented thereby, and such shares shall be issued in the name of the Holders, or in such names as may be directed by the Holders; provided, however, that UPC shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance of any such certificate in a name other than that of the Holders, and UPC shall not be required to issue or deliver such shares unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to UPC the amount of such tax or shall have established to the reasonable satisfaction of UPC that such tax has been paid.

         Section 4.10 Fractional Shares. In UPC's discretion, no fractional shares of Ordinary Shares or securities representing fractional shares of Ordinary Shares will be issued upon exchange or prepayment. Any fractional interest in an Ordinary Share resulting from exchange or prepayment will be paid in cash based on: (i) the last reported sale price of the Ordinary Shares

(either in the form of Ordinary Shares or ADSs), on the Euronext Amsterdam Stock Exchange or Nasdaq National Market, as applicable (or any national securities exchange or authorized quotation system on which the Ordinary Shares (either in the form of Ordinary Shares or ADSs) is then listed at the close of business on the Trading Day next preceding the date of conversion or such later time as UPC is legally and contractually able to pay for such fractional shares; and (ii) the Euro to Dollar Spot Rate on such date.

         Section 4.11 Regulatory Matters. If in the reasonable judgment of UPC or a Holder, the Holder's acquisition of Ordinary Shares or other securities of UPC or UGC upon exchange or prepayment of the Note would require a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), UPC and the Holder each will take such actions as may be required promptly to comply with the requirements of the HSR Act relating to the filing and furnishing of information (an "HSR Report") to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), such actions to include (i) preparing and cooperating with each other in preparing the HSR Report to be filed by or on behalf of each of them so as to avoid errors or inconsistencies between their HSR Reports in the description of the reported transaction and to permit the filing of their HSR Reports in a timely fashion,
(ii) complying with any request for additional documents or information made by the FTC or the DOJ or by any court and assisting the other in so complying and
(iii) using its reasonable commercial efforts to cause all Persons which are part of the same "person" (as defined for purposes of the HSR Act) as such party to cooperate and assist in such compliance. UPC and the Holder each will pay any costs that it incurs in complying with the obligations set forth in this Section 4.11, except that each will bear one-half of any fee payable in connection with the filing of an HSR Report. It will be a condition precedent to the effectiveness of the exchange or prepayment of the Notes that either (i) no filing under the HSR Act by the Holder would be required in connection with its acquisition of Ordinary Shares or other voting securities upon such exercise, conversion or redemption or (ii) any applicable waiting period under the HSR Act has expired or been terminated. If an acquisition of securities of UPC or of UGC by the Holder upon exchange or prepayment of the Notes requires the filing of an HSR Report, then any time period within which the Holder is required to exchange or to submit for prepayment the Notes will be deemed extended, up to a maximum of 90 days, to permit compliance with the HSR Act, including filing of the requisite HSR Reports and expiration or termination of the applicable waiting period. If the waiting period has not so expired or been terminated prior to the end of such period of extension and of the period within which the Holder is required to exchange the Notes or if the Holder determines to withdraw its HSR Report, then, if either (a) the Holder was the exercising party or (b) UPC was the exercising party and indicates to the FTC and DOJ that it no longer intends to complete the proposed transaction, and the Holder has advised UPC that it would exercise its exchange rights, if any, under Section 4.1 hereof if UPC rescinded its notice of exchange, UPC will use its best efforts to afford to the Holder the benefits intended to be provided by the Notes by (i) granting to the Holder the right to acquire other securities of UPC having the same rights, privileges and preferences as the securities originally to be acquired, except that such other securities will not possess voting rights, or will possess limited voting rights, on the same terms as the securities originally to be acquired or (ii) if such replacement right cannot be granted, providing to the Holder such other right as may reasonably represent the value of the conversion or exercise right required to be foregone. If the Holder, in its sole opinion, considers a request from a governmental agency for additional data and information in connection with the HSR Act to be unduly burdensome, the Holder may withdraw its HSR Report and rescind its exchange of the Notes, in which case its rights will be the same as existed immediately before such attempted exchange and in addition, the Holder will have the rights described in the preceding sentence. Notwithstanding the foregoing, if it is determined that a filing under the HSR Act is required, the party exercising the exchange right pursuant to Section 4.1 or Section 4.2 may withdraw its notice of exchange delivered pursuant to Section 4.1 or 4.2, as the case may be, at any time prior to clearance by the FTC and the DOJ.

         Section 4.12 Other Regulatory Matters. If in the reasonable judgment of UPC or a Holder, the Holder's acquisition of Ordinary Shares or other Equity Interests of UPC or an Affiliate thereof or of Spinoff Securities (collectively, "Equity Securities") pursuant to this Agreement (including upon exchange or prepayment of any Note or in connection with a Spinoff) would be likely to give rise to a concentration with a Community dimension as such expression is defined in Articles 1 and 3 of Regulation (EEC) No. 4064/89 ("The European Community Merger Regulation") or to trigger an obligation to obtain any merger clearance or would require any other regulatory action in any jurisdiction:

         (a) UPC and the Holder which is to receive the Equity Securities each promptly will take such actions, and UPC will cause its subsidiaries and affiliates promptly to take such actions, as are required to comply with the relevant regulation or legislation, such actions to include (A) preparing and cooperating with each other in preparing the merger notification or other filing and (B) complying with any request for additional documents or information made by the European Commission, any other competition authority or other regulatory agency or court. UPC and the Holder will each pay any costs that it incurs in complying with the obligations set forth in this Section 4.12, except that each will bear one-half of any filing fee or similar charges payable to the European Commission or to any member state of the European Union payable in connection with any filing thereby; provided, however that if UPC was the party exercising its exchange rights and determines to withdraw its merger notifications or filings, UPC shall bear all costs that it and the applicable Holder incur (including all fees and similar charges) in connection with such notifications and filings.

         (b) Unless waived by the Holder which is to receive the Equity Securities and by the issuer thereof, it will be a condition precedent to the issuance of any Equity Securities and (if applicable) to the exchange or prepayment of the Notes being converted to Equity Securities that:

             (i) if the European Commission has jurisdiction over the transaction:

                      (A) the European Commission has reached a decision, without attaching any conditions, that the acquisition of Equity Securities is a concentration compatible with the common market; or

                      (B) the European Commission is deemed to have reached such a decision; or

             (ii) if the European Commission has jurisdiction over the transaction, the European Commission has reached such a decision attaching conditions, the terms of which are satisfactory to the applicable Holder in its sole discretion; and

             (iii) the applicable Holder has received, in terms satisfactory to it, all consents and permissions required from any other relevant regulatory authorities and agencies in respect of the acquisition of the Equity Securities without any conditions or with only such conditions as are satisfactory to the applicable Holder in its sole discretion.

All time periods set forth in this Agreement for a party to take any action in connection with the issuance and acquisition of Equity Securities and the exchange or conversion of any Note into Equity Securities will be extended for a period of up to 180 days or such longer period as is reasonably required (the "Extension Period") to permit the requirements of this Section 4.12 to be satisfied.

If the European Commission finds that the acquisition of the Equity Securities raises serious doubts as to its compatibility with the common market and indicates that it will initiate proceedings under Article 6.1(c) of the European Community Merger Regulation or if the consents and permissions required from the European Commission or any other relevant regulatory authorities and agencies in respect of the acquisition of the Equity Securities are not granted in the period within which the Holder is required to exchange the Notes or if the Holder determines to withdraw its merger notifications or filings, if any, then, if either (a) the Holder was the exercising party, or (b) UPC was the exercising party and withdraws its merger notifications or filings, and the Holder has advised UPC that it would exercise its exchange rights, if any, under Section
4.1 hereof if UPC rescinded its notice of exchange, then UPC will use its best efforts to afford to the Holder on terms which are satisfactory to the applicable Holder in its sole discretion the benefits intended to be provided by the Notes by (i) granting to the Holder the right to acquire other securities of UPC having the same rights, privileges and preferences as the securities originally to be acquired, except that such other securities will not possess voting rights, or will possess limited voting rights, on the same terms as the securities originally to be acquired or (ii) if such replacement right cannot be granted, providing to the Holder such other right as may reasonably represent the value of the conversion or exercise right required to be foregone, and if the Holder, in its sole discretion, is not satisfied with the benefits UPC attempts to provide to the Holder under the foregoing clauses (i) and (ii), then the Holder may rescind its exchange of the Notes. If the Holder, in its sole opinion, considers a request from the European Commission, any other competition authority or other regulatory agency or court for additional data and information in connection with obtaining the consents and permissions required to be unduly burdensome, the Holder may withdraw its merger notifications or other filings and rescind its exchange of the Notes, in which case its rights will be the same as existed immediately before such attempted exchange and in addition, the Holder will have the rights described in the preceding sentence.

Notwithstanding the foregoing, if UPC or the Lender determines that obtaining merger clearance or other regulatory action in any jurisdiction is required, the Party exercising the exchange right pursuant to Section 4.1 or Section 4.2 may withdraw its notice of exchange delivered pursuant to Section 4.1 or 4.2, as the case may be, at any time prior to the issuance of the required consents, clearances, and permissions within such jurisdiction, in which case Holder's rights will be the same as existed immediately before such attempted exchange.

         Section 4.13 Nasdaq Stock Market Matters. UPC will exercise its best efforts to comply with all requirements of Nasdaq for shares listed thereon, with respect to the Ordinary Shares, and other regulatory requirements related to the Ordinary Shares including using its best efforts to obtain the approval by holders of a majority of UPC's outstanding Ordinary Shares entitled to vote thereon of the exchange provisions of Articles 4.1, 4.2 and 4.3 hereof, prior to the exchange into Ordinary Shares of an aggregate number of Ordinary Shares greater than 20% of the total number of outstanding Ordinary Shares on the date hereof. The obligations of this Section 4.13 shall apply even if the Ordinary Shares are no longer listed on the Nasdaq stock market. To that end, UPC shall cause an annual or extraordinary shareholder meeting to be held prior to the date the Notes may first be exchanged and shall submit to its shareholders a proposal to approve the exchange provisions of this Agreement. The Lender, at the expense of the Obligors, will take reasonable steps to assist the Obligors in any such required efforts, but the obligations of UPC under this Article IV shall not be abrogated or diminished by any provision in this Section 4.13.

                                    ARTICLE V

                                   PREPAYMENT

         Section 5.1       Optional Prepayment.

         (a) Except as provided in Section 5.1(b) or (c), or Section 2.4(i), the Obligors shall not be entitled to prepay the Notes.

         (b) The Obligors may, by the Company giving the Holders written notice of prepayment, elect to prepay all but not less than all of the Notes at their then aggregate Accreted Value, in cash, without premium or penalty of any kind, at any time on or prior to May 29, 2002.

         (c) Subject to Section 4.1, (i) on or after May 29, 2002, at any time the aggregate Accreted Value of the Notes held by Persons other than UGC Parties is less than $50,000,000, the Obligors may elect to prepay such Notes in cash in whole but not in part, (ii) on or after May 29, 2002, and prior to May 29, 2005, the Obligors may elect to prepay in cash certain of the Notes pursuant to
Section 2.4(i), and (iii) on or after May 29, 2005 (or, after such time as the Notes are held only by UGC Parties, May 29, 2004), the Obligors may elect to prepay, in whole or in part (A) Notes held by Holders other than a UGC Party, in cash, and (B) Notes held by a UGC Party (1) in cash, (2) by way of fully paid and nonassessable (volgestort) Ordinary Shares, or (3) a combination thereof, in each case upon written notice of prepayment given by the Company to the Holders not less than 20 days nor more than 60 days prior to the date of prepayment, during the 12-month periods commencing on May 29, of the years indicated below, at the following prepayment premiums, calculated by multiplying (x) the aggregate Accreted Value, as of the date of the notice, of the Notes being repaid by (y) the following percentages:

                                                         Prepayment Premium as
                                                         Percentage of Prepaid
Year                                                     Accreted Value

2002....................................................................    5%

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

2003....................................................................    4%

2004....................................................................    3%

2005....................................................................    2%

2006....................................................................    1%

2007....................................................................    0%

         (d) If the Obligors elect to prepay less than all the Accreted Value of the Notes pursuant to Section 5.1(c)(iii), (i) the aggregate portion of the Notes to be repaid shall be in an integral multiple of $100,000 (based on Accreted Value at maturity) or any integral multiple of $1,000 above such amount, and (ii) the Notes to be prepaid shall be determined in the following manner: (A) UGC Notes shall be repaid or prepaid in full prior to the repayment or prepayment of any Non-UGC Notes, and (B) to the extent that some but not all of the UGC Notes or Non-UGC Notes are to be prepaid, the particular Notes of such type or portions thereof to be repaid shall be determined by the Company pro rata or by such method as the Company determines to be fair and appropriate, including, if so determined, allocations so that the aggregate remaining Accreted Value at maturity of the Notes held by any Holder shall be in an integral multiple of $1,000.

         (e) Upon receipt of the Company's notice of prepayment pursuant to
Section 5.1(b) or 5.1(c), each Holder shall promptly deliver the Notes held by it for cancellation (in the case of a partial prepayment pursuant to Section 5.1(c)(iii), as to the portion to be prepaid, and for exchange for a replacement Note, as to the portion not to be repaid), together with a written instrument of transfer in a form reasonably acceptable to UPC, duly executed by such Holder. Notwithstanding anything to the contrary contained herein, (i) the Obligors shall have no obligation to pay to any Holder the amount to which such Holder is entitled by reason of the prepayment of the Notes or portion thereof held by such Holder until such time as the Company has received from such Holder Notes having an Accreted Value at the relevant date of prepayment equal to or greater than the portion of the aggregate Accreted Value to be repaid on such date of prepayment that is allocable to such Holder and (ii) the Obligors shall be entitled to treat the portion of the Notes or portion thereof to be repaid to such Holder as discharged and cancelled irrespective of whether such Holder delivers such Notes and instrument of transfer to the Company for cancellation. Notice of prepayment having been given by the Company as aforesaid with respect to any Note or portion thereof to be prepaid, such Note or portion thereof shall
(A) become due and payable at the Accreted Value at the date of prepayment of such Note or portion thereof (together with interest, fees or other amounts due with respect to the Note or portion thereof being repaid, if any) on the relevant date of prepayment and (B) from and after the relevant date of prepayment, cease to accrete principal or be outstanding.

         (f) If the Obligors elect to prepay the Notes held by a UGC Party, in whole or in part, together with prepayment premium thereon, in Ordinary Shares, the number of Ordinary Shares to be distributed will be calculated by dividing
(i) the sum of the aggregate Accreted Value as of the date of the notice of the Note, being repaid and the prepayment premium thereon by (ii) the product of (1)


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the Market Value of an Ordinary Share as of the date of the Obligors' notice of prepayment and (2) the Euro to Dollar Spot Rate as of the date of the Obligors' notice of prepayment. In connection with any such election, UPC may elect to pay cash in lieu of fractional shares, in the manner contemplated by Section 4.10.

         Section 5.2       Mandatory Prepayment.

         (a) (i) No later than 5 Business Days following the receipt of any Net Debt Proceeds by UPC or any of its Subsidiaries (other than in the case of a Debt Incurrence by Primacom (or its immediate parent for the benefit of Primacom and its Subsidiaries) Priority Telecom N.V. or any of their respective Subsidiaries if the Net Debt Proceeds therefrom are applied to assets and property that will constitute or be part of the business of, or Investment in, Primacom and its Subsidiaries or Priority Telecom N.V. and its Subsidiaries, as the case may be, or to repay or refinance Indebtedness of Primacom and its Subsidiaries or Priority Telecom N.V. and its Subsidiaries, as the case may be), UPC or the Company shall deliver to the Holders a calculation of the amount of such Net Debt Proceeds. No later than 10 Business Days following the delivery of such calculation, the Obligors shall prepay those Notes (which the Holders thereof have not refused prepayment in writing, prior to the date on which prepayment is required pursuant to this Section 5.2(a)(i)) up to an amount of such Notes having an aggregate Accreted Value at the date of prepayment equal to the amount of such Net Debt Proceeds (multiplied by the Euro to Dollar Spot Rate as of the date of prepayment, if such Net Debt Proceeds are denominated in euros) at a redemption price of 100% of such Accreted Value so redeemed plus accrued and unpaid interest and any other amounts due on such Notes. If a Holder has refused repayment in writing prior to the date on which prepayment is required pursuant to this Section 5.2(a)(i), the Obligors shall have no obligation to prepay the Notes of such Holder from such Net Debt Proceeds.

             (ii) No later than 5 Business Days following the receipt of any Net Equity Proceeds by UPC, UPC or the Company shall deliver to the Holders a calculation of the amounts of such Net Equity Proceeds. No later than 10 Business Days following delivery of such calculation, the Obligors shall prepay those Notes (which the Holders thereof have not refused prepayment in writing, prior to the date on which such prepayment is required pursuant to this Section 5.2(a)(ii), and following delivery of such calculation) up to an amount of such Notes having an aggregate Accreted Value at the date of prepayment equal to the amount of such Net Equity Proceeds (multiplied by the Euro to Dollar Spot Rate as of the date of prepayment, if such Net Equity Proceeds are denominated in euros) at a redemption price of 100% of such Accreted Value so redeemed plus accrued and unpaid interest and any other amounts due on such Notes. If a Holder has refused prepayment in writing prior to the date on which prepayment is required pursuant to this Section 5.2(a)(ii), and following delivery of such calculation, the Obligors shall have no obligation to prepay the Notes of such Holder from such Net Equity Proceeds.

             (iii) (A) (1) No later than 5 Business Days following the receipt of any Net Cash Proceeds from an Asset Sale by UPC of any Property or business held directly by UPC, and (2) no later than 10 Business Days before the end of the 360-day period following receipt of any Net Cash Proceeds from an Asset Sale by any Subsidiary of UPC (if such Subsidiary's Net Cash Proceeds have not and will not be applied within such 360-day period to one or more Permitted Applications), UPC or the Company shall deliver to the Holders a calculation of


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

the Asset Sale Amount. No later than 10 Business Days following delivery of such calculation, the Obligors shall prepay those Notes (which the Holders thereof have not refused prepayment in writing, prior to the date on which such prepayment is required pursuant to this Section 5.2(a)(iii) and following delivery of such calculation), up to an amount of such Notes having an aggregate Accreted Value at the date of prepayment equal to the Asset Sale Amount (multiplied by the Euro to Dollar Spot Rate as of the date of prepayment, if such Asset Sale Amount is denominated in euros) at a redemption price of 100% of such Accreted Value so redeemed plus accrued and unpaid interest and other amounts due on such Notes. If a Holder (a "Non-Participating Holder") has refused prepayment in writing prior to the date on which prepayment is required pursuant to this Section 5.2(a)(iii) and following delivery of such calculation) the Obligors shall have no obligation to prepay the Notes of such Holder from such Net Cash Proceeds.

                   (B) Notwithstanding the foregoing, prepayment of the Notes pursuant to this Section 5.2(a)(iii) must be made pro rata in the manner contemplated by Section 10.16 of the Indenture and the comparable provisions of the indentures in respect of the Existing High Yield Notes. If, after giving effect to such pro rata prepayment of the Notes and the Existing High Yield Notes, (i) the amount actually applied to the prepayment of the Notes is less than (ii) the amount that would have been applied to prepayment of the Notes pursuant to Section 5.2(a)(iii)(A) (taking into account any refusals to accept prepayment as contemplated by Section 5.2(a)(iii)(A)) but for the pro rata prepayment requirement set forth in this Section 5.2(a)(iii)(B) (such shortfall, the "Asset Sale Prepayment Shortfall"), then the Obligors shall prepay the Notes held by Holders (other than Non Participating Holders) in an amount equal to the Asset Sale Prepayment Shortfall. Such payment shall be made no later than 2 Business Days after the end of the relevant offering period and shall be applied to prepay Notes of such Holders at a redemption price of 100% of the Accreted Value thereof plus accrued and unpaid interest and other amounts due on such Notes.

                   (C) For purposes of the foregoing, the "Asset Sale Amount" in respect of any Asset Sale means an amount equal to the remainder of (1) the amount of Net Cash Proceeds received from such Asset Sale, minus (2) the amount applied to Permitted Applications within 360 days after receipt of Net Cash Proceeds.

                    (D) For purposes of the foregoing, "Permitted Application" means:

                        (1) with respect to an amount equal to the Net Cash Proceeds from an Asset Sale by the Company or any of its Subsidiaries or from the issuance of any Equity Interest in the Company, the application of such amount first to prepay Qualified Loans owing by such Subsidiary if payment thereof would constitute an application of "Net Cash Proceeds" (as defined in the Indenture) permitted under Section 10.16(1)(A)(1) or (2) of the Indenture and such application would not constitute a default under a material agreement of such Person or its Affiliates as in effect on the Funding Date and then to
(X) make required prepayments or an offer to purchase Indebtedness (other than Indebtedness that is contractually or structurally subordinated or pari passu in right of payment to the Notes) issued by the Company or its Subsidiaries to third parties (other than Affiliates of the Company) and (Y) acquire assets and property that will constitute or be a part of a Related Business conducted by the Company or its Subsidiaries, if before or after giving pro forma effect to


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

such application no Default (without regard to any grace period) exists or would exist under any Financing Document.

                             (2)  with respect to an amount equal to the Net
Cash Proceeds from an Asset Sale by chello Holdings or any of its Subsidiaries or from the issuance of any Equity Interest of chello Holdings, the application of such amount first to prepay Qualified Loans owing by such Person if payment thereof would constitute an application of "Net Cash Proceeds" (as defined in the Indenture) permitted under Section 10.16(1)(A)(1) or (2) of the Indenture and such application would not constitute a default under a material agreement of such Person or its Affiliates as in effect on the Funding Date and then to
(X) make required prepayments or an offer to purchase Indebtedness (other than Indebtedness that is contractually or structurally subordinated in right of payment to the Notes) issued by chello Holdings or its Subsidiaries to third parties (other than Affiliates of the Company) and (Y) acquire assets and property that will constitute or be a part of a Related Business of chello Holdings or its Subsidiaries, if before or after giving pro forma effect to such application no Default (without regard to any grace period) exists or would exist under any Financing Document; and

                             (3)  with respect to an amount equal to the Net
Cash Proceeds from an Asset Sale by any Subsidiary of UPC (other than the Company, chello Holdings and any of their respective Subsidiaries), the application of such amount first to prepay Qualified Loans owing by such Subsidiary if payment thereof would constitute an application of "Net Cash Proceeds" (as defined in the Indenture) permitted under Section 10.16(l)(A)(1) or (2) of the Indenture and such application would not constitute a default under a material agreement of such Person or its Affiliates in effect on the Funding Date and then to (X) make required prepayments or an offer to purchase Indebtedness (other than Indebtedness that is contractually or structurally subordinated or pari passu in right of payment to the Notes) issued by UPC's Subsidiaries to third parties (other than Affiliates of the Company) and (Y) acquire assets and property that will constitute or be a part of a Related Business of UPC or its Subsidiaries, if before or after giving pro forma effect to such application no Default (without regard to any grace period) exists or would exist under any Financing Document.

         Notwithstanding, and without complying with, the foregoing provisions of this Section 5.2(a)(iii):

                   (A) UPC and its Subsidiaries may, in the ordinary course of business, (1) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (2) liquidate and otherwise dispose of Cash Equivalents in the ordinary course;

                   (B) each of UPC and any of its Subsidiaries may sell or dispose of its damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of its business; and

                   (C) UPC and its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind in the ordinary course of business or grant Liens not otherwise prohibited by this Agreement.

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

         Notwithstanding anything in this Section 5.2(a) to the contrary, the Obligors may defer prepaying the Accreted Value of the Notes until the accumulated Net Debt Proceeds, Net Equity Proceeds and Net Cash Proceeds from Asset Sales that this Section 5.2(a) concerns exceeds $50,000,000 (or the foreign currency equivalent thereof).

         (b) (i) Upon the occurrence of a Section 5.2(b) Change of Control, the Company shall prepay the Notes at 100% of the then Accreted Value of the Notes, plus accrued and unpaid interest, on or before 35 days after such Section 5.2(b) Change of Control, subject to and in accordance with subsection 5.02(b)(ii) below.

             (ii) Within one Business Days following a Section 5.2(b) Change of Control, the Company shall send a notice to the Holders. Such notice shall state, among other things, the prepayment date, which must be not later than 35 Business Days from the date of the Section 5.2(b) Change of Control, other than as may be required by law (the "Change of Control Prepayment Date"). On the Change of Control Prepayment Date, Obligors shall prepay those Notes (which the Holders thereof have not refused prepayment in writing prior to the Change of Control Prepayment Date) at a redemption price of 100% of the Accreted Value of such Notes so redeemed plus accrued and unpaid interest and other amounts due on such Notes. If a Holder has refused prepayment in writing prior to the Change of Control Prepayment Date, the Obligors shall have no obligation to prepay the Notes of such Holder. Notwithstanding this paragraph, in no event will the Company or UPC make a payment with respect to a Section 5.2(b) Change of Control on any Existing High Yield Notes on a date earlier than a payment to the Holders hereunder.

             (iii) For purposes of this Section 5.2(b), "Section 5.2(b) Change of Control" means

                   (A)  a Change of Control;

                   (B) a Change of Control (as defined in the UPCD Facility Agreement other than pursuant to clause 7.4(a)(ii) thereof) shall have occurred and be continuing and the Majority Lenders (as defined in the UPCD Facility Agreement) shall have cancelled each facility under the UPCD Facility Agreement and declared all outstanding advances thereunder immediately due and payable.

         (c) Any partial prepayment of the Notes pursuant to Section 5.2(a) shall be applied first to any accrued and unpaid interest, then to the Accreted Value of the Notes at the relevant date of prepayment. In the event that proceeds are not sufficient to fully repay all amounts owed, the particular Notes or portion thereof to be repaid shall be determined by the Company pro rata or by such method as the Company determines to be fair and appropriate, including, if so determined, allocations so that the aggregate remaining Accreted Value at maturity of the Notes held by any Holder shall be in an integral multiple of $1,000.

         (d) If any Holder elects not to participate in any prepayment provided for in this Section 5.2, the amount that would otherwise have been prepaid to such Holder shall be applied first to retire other Notes in accordance with this
Section 5.2 and then may be used for general corporate purposes as otherwise permitted by this Agreement.

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

         (e) Upon receipt by a Holder of the Company's calculation pursuant to
Section 5.2(a)(i), (ii) or (iii), or the Company's notice in respect of a
Section 5.2(b) Change of Control pursuant to Section 5.2(b), that such Holder shall not have refused or intends to accept, such Holder shall promptly deliver the Notes held by it to the Company for cancellation, as to the portion to be prepaid, and for exchange for a replacement Note, as to the portion not to be repaid, together with a written instrument of transfer in a form reasonably acceptable to UPC, duly executed by such Holder. Notwithstanding anything to the contrary contained herein, (i) the Obligors shall have no obligation to pay to any Holder the amount to which such Holder is entitled by reason of the prepayment of the Notes or portion thereof held by such Holder until such time as the Company has received from such Holder Notes having an Accreted Value at the relevant date of prepayment equal to or greater than the portion of the aggregate Accreted Value at date of prepayment to be repaid on such date of prepayment that is allocable to such Holder and (ii) the Obligors shall be entitled to treat the portion of the Notes or portion thereof to be repaid to such Holder as discharged and cancelled irrespective of whether such Holder delivers such Notes and instrument of transfer to the Company for cancellation. Notice of prepayment having been given by the Company as aforesaid with respect to any Note or portion thereof to be prepaid, such Note or portion thereof shall
(A) become due and payable at the Accreted Value at the date of prepayment of such Note or portion thereof (together with interest, fees or other amounts due with respect to the Note or portion thereof being repaid, if any) on the relevant date of prepayment and (B) from and after the relevant date of prepayment, cease to accrete principal.

         (f) Notwithstanding anything to the contrary in this Agreement, each of the Obligors and the Guarantor shall be released from its obligations under
Section 5.2(a)(ii) with respect to any Notes acquired by a UGC Party from and after the closing of the transaction contemplated by the Liberty Agreement.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

         Section 6.1       Provision of Financial Statements.   From and after
the date hereof and so long as the Loan remains outstanding and unpaid:

         (a) UPC shall furnish to the Holders any documents filed by it pursuant to Section 13, 14 or 15(d) of the Exchange Act; provided that if UPC is not subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, UPC will furnish to the Holders:

             (i) as soon as practicable and in any event within 90 days after the end of each fiscal year of UPC, a consolidated balance sheet of UPC and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity, and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, accompanied by an unqualified opinion of independent public accountants of nationally recognized standing selected by UPC, as to the fair presentation in accordance with GAAP; and

             (ii) as soon as practicable and in any event within 45 days after the end of each of the first three quarters of each fiscal year of UPC, a consolidated balance sheet of UPC and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for such quarter and for the portion of UPC's fiscal year ended at the end of such quarter, in each case setting forth comparative figures for the corresponding quarter and the corresponding portion of UPC's preceding fiscal year, all certified (subject to normal year-end audit adjustments and to the absence of footnotes) as to the fair presentation in accordance with GAAP and consistency with the audited financial statements most recently delivered pursuant to clause (i) above by the chief financial officer or a director of finance or treasury of UPC, except as approved by UPC's independent public accountants and disclosed therein.

         (b) The Company shall furnish to the Holders:

             (i) as soon as practicable and in any event within 150 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, all certified by the chief financial officer, or director of finance or treasury of UPC as to the fair presentation in accordance with GAAP and consistency with the audited financial statements most recently delivered pursuant to this clause (i), except as approved by UPC's independent public accountants and disclosed therein; and

             (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, in each case setting forth comparative figures for the corresponding quarter and the corresponding portion of the Company's preceding fiscal year, all certified (subject to normal year-end audit adjustments and to the absence of footnotes) by the chief financial officer or a director of finance or treasury of UPC as to the fair presentation in accordance with GAAP and consistency with the financial statements most recently delivered pursuant to clause (i) above, except as approved by the UPC's independent public accountants and disclosed therein.

         (c) For so long as the UPCD Facility Agreement is outstanding, the Company shall cause UPCD to furnish to the Holders the financial information set forth in clauses 16.2(a) through (d) and clause (g) of the UPCD Facility Agreement. After such time as the UPCD Facility Agreement is no longer outstanding, the Company shall furnish to the Holders:

             (i) as soon as practicable and in any event within 150 days after the end of each fiscal year of UPCH, a consolidated balance sheet of UPCH and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, accompanied by an unqualified opinion of independent public accountants of nationally recognized standing selected by UPC, as to the fair presentation in accordance with GAAP; and

             (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of UPCH, a consolidated balance sheet of UPCH and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for such quarter and for the portion of UPCH's fiscal year ended at the end of such quarter, in each case setting forth comparative figures for the corresponding quarter and the corresponding portion of UPCH's preceding fiscal year, all certified (subject to normal year-end audit adjustments and to the absence of footnotes) by the chief financial officer or director of finance or treasury of UPC as to the fair presentation in accordance with GAAP and consistency with the audited financial statements most recently delivered pursuant to clause (i) above, except as approved by UPC's independent public accountants and disclosed therein.

             (iii) at the same time that they are delivered to the agent under the UPCD Facility Agreement, copies of all notices of default, compliance certificates and other similar notices, certificates and documents.

         (d) UPC shall cause chello Holdings to furnish to the Holders:

             (i) as soon as practicable and in any event within 150 days after the end of each fiscal year of chello Holdings, a consolidated balance sheet of chello Holdings and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows for such fiscal year, all certified by the chief financial officer or director of finance or treasury of UPC as to the fair presentation in accordance with GAAP and consistency with the audited financial statements most recently delivered pursuant to this clause (i), except as approved by UPC's independent public accountants and disclosed therein; and

             (ii) as soon as practicable and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the chello Holdings, a consolidated balance sheet of the chello Holdings and its
Subsidiaries as of the end of such quarter and the related consolidated statements of income, stockholders' equity and cash flows for such quarter and for the portion of the chello Holdings' fiscal year ended at the end of such quarter, in each case setting forth comparative figures for the corresponding quarter and the corresponding portion of the chello Holdings' preceding fiscal year, all certified (subject to normal year-end audit adjustments and to the absence of footnotes) by the chief financial officer or director of finance or treasury of UPC as to the fair presentation in accordance with GAAP and consistency with the audited financial statements most recently delivered pursuant to clause (i) above, except as approved by UPC's independent public accountants and disclosed therein.

         (e) Simultaneously with the delivery of each set of financial statements referred to in clause (a) above, UPC and the Company shall deliver to the Holders a certificate of the chief financial officer or the chief accounting officer of each of UPC and the Company (i) stating whether any Default exists on the date of such certificate and, if any Default or then exists, setting forth the details thereof and the action which each of UPC and the Company is taking or proposes to take with respect thereto and (ii) setting out in reasonable detail computations establishing, as of the date of such financial statements,


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

whether the financial covenants set forth in Section 7.4 were complied with.

         (f) Within 15 Business Days, after the end of each calendar month, UPC and the Company shall deliver to the Holders supporting schedules showing the amounts of deletions and additions to Invested Capital, all Restricted Payments and all chello Holdings Restricted Payments made during such calendar month.

         (g) Promptly upon the filing thereof, UPC shall deliver to the Holders all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which UPC or any of its Subsidiaries shall have filed with the SEC.

         (h) On or before the times required under the Indenture, compliance certificates and notices of default required to be furnished to the trustees or holders of the securities under the Indentures and the other certificates and documents required to be furnished to the trustee or holders of the securities under the Indenture pursuant to Sections 10.11 through 10.17 and Sections 10.19 through 10.21 of the Indenture; provided that with respect to such other certificates and documents shall be addressed to and be for the benefit of the Holders.

         (i) Within five days after any officer of UPC or the Company obtains actual knowledge of any Default, if such Default is then continuing, each of UPC and the Company shall deliver to the Holders a certificate of its chief financial officer or chief accounting officer setting forth the details thereof and the action which each of UPC and the Company is taking or proposes to take with respect thereto.

         (j) Promptly following the commencement of any litigation or proceeding and at such time subsequent thereto during the course of any litigation or proceeding when UPC shall have made the determination referred to in this clause
(j), UPC shall deliver to the Holders notice and a description in reasonable detail of any litigation or proceeding to which UPC or any of its Subsidiaries is a party that would reasonably be expected to result in a Material Adverse Effect.

         (k) UPC shall cause chello Holdings to deliver to the Holders promptly after entering into such agreements, any agreements other than agreements with vendors pursuant to which chello Holdings or any of its Subsidiaries will incur any material Indebtedness.

         (l) On or before 15 Business Days after the date of this Agreement, UPC shall deliver to the Lender a certificate of the chief financial officer or a director of finance or treasury of UPC containing sufficiently detailed financial information establishing and supporting the amount of Certified Invested Capital of the Company as of the date of this Agreement.

         (m) From time to time, UPC or the Company shall deliver such additional information regarding their respective obligations under this Agreement and the financial position or business of UPC, the Company, the Guarantor and/or the Significant Subsidiaries of UPC as the Holders may reasonably request.

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Notwithstanding the foregoing, none of UPC, the Company, the Guarantor or any
Subsidiaries of UPC shall be required to provide any of the foregoing information (which is not otherwise publicly available) to any Holder that is a competitor of UPC or any of its Subsidiaries and not an Affiliate of the Lender.

         Section 6.2 Compliance with Laws. The Obligors and the Guarantor shall, and shall cause their respective Subsidiaries to, comply in all material respects with all applicable treaties, conventions, laws, ordinances, rules, regulations, and requirements of governmental authorities (including without limitation Environmental Laws), except where compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply could not reasonably be expected to have a Material Adverse Effect.

         Section 6.3 Maintenance of Properties. Section 10.6 of the Indenture, together with all defined terms used therein which terms shall have the meanings ascribed to them in the Indenture, is hereby incorporated by reference.

         Section 6.4 Insurance. Section 10.7 of the Indenture, together with all defined terms used therein which terms shall have the meanings ascribed to them in the Indenture, is hereby incorporated by reference.

         Section 6.5 Corporate Existence. Subject to Article 8 of the Indenture, UPC shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of UPC and each of its Subsidiaries; provided, however, that UPC shall not be required to preserve, with respect to UPC, any such right or franchise or, with respect to any Subsidiary of UPC (other than the Company and the Guarantor and subject to all the other covenants in this Agreement), any such corporate existence, right or franchise, if the Supervisory Board of UPC shall determine that the preservation thereof is no longer desirable in the conduct of the business of UPC and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Lender.

         Section 6.6 Payment of Taxes and Other Claims. Section 10.5 of the Indenture, together with all defined terms used therein which terms shall have the meanings ascribed to them in the Indenture, is hereby incorporated by reference.

         Section 6.7       Syndication Efforts.

         (a) Subject to Sections 6.7(c) and 9.1, the Obligors acknowledge that the Lender may assign or grant participations in all or any part of the Notes and the Lender and permitted assignees of the Notes may assign or grant participations in all or any part of the Notes to one or more other Persons (such assignment or participations, collectively, the "syndication"). Subject to
Section 6.7(c), UPC and the Company shall actively assist the Lender and permitted assignees and participants of the Notes in completing a limited syndication in a manner satisfactory to the Lender and such assignees and participants. Subject to Section 6.7(c), without limiting the foregoing, upon the request of any of the Lender or such permitted assignees and participants, UPC and the Company shall (i) use commercially reasonable efforts to ensure that the syndication efforts benefit materially from the existing lending and other financing relationships of UPC and its Subsidiaries, (ii) use commercially


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reasonable efforts to make certain members of the management of UPC and its
Subsidiaries, as well as their respective consultants, advisors, independent accountants and legal counsel, are available during regular business hours to answer questions regarding this Agreement, the Loan and the transactions contemplated hereby, (iii) assist in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication, (iv) host, with the Lender and Affiliates of the Lender, one or more meetings of prospective lenders and (v) amend this Agreement as necessary to include customary provisions to accommodate an agented, multi-lender facility.

         (b) Subject to Section 6.7(c), the Lender, in consultation with UPC and the Company, shall manage all aspects of any syndication, including decisions as to the selection of potential lenders to be approached and when they will be approached, when their participations will be accepted, which potential lenders will participate, and the Accreted Value of the Notes to be transferred to each such Person. Subject to Section 6.7(c), in order to assist the Lender in any syndication efforts UPC and the Company shall promptly prepare and provide to the Lender or such Affiliate all information with respect to UPC and its Subsidiaries and the other transactions contemplated hereby and thereby, including all financial information and projections, as the Lender or such Affiliate may reasonably request in connection with such syndication.

         (c) Notwithstanding anything to the contrary in this Section 6.7, (i) with respect to all the Notes, each of the Obligors shall have no obligation under the covenants contained in Sections 6.7(a) and (b)(i) at any time before the later of (A) the date six months after the date of this Agreement and (B) the date on which the Lender or its parent may terminate the Liberty Agreement without the consent of UGC (the "Operative Date") or, (ii) with respect to any Notes that have been acquired by a UGC Party, each of the Obligors shall be released from its obligations under the covenants contained in Sections 6.7(a) and (b).

         (d) All reasonable expenses and reasonable fees incurred by the Lender, the Holders, the Obligors and the Guarantor in connection with this Section 6.7, including without limitation any additional Taxes or Other Taxes that would otherwise be borne by the Obligors pursuant to Section 2.4, shall be borne by the Obligors and promptly paid or reimbursed by the Obligors.

         Section 6.8 Use of Proceeds. The Obligors will use the proceeds of the Loans as represented in Section 3.1(p). All such loans to UPC, to the Company's Subsidiaries (other than UPCD and its Subsidiaries and UPC Financing Partnership) and to UPC's other Subsidiaries other than Subsidiaries of chello (or, of chello's immediate parent other than chello Holdings has executed and delivered the requisite Intercompany Loan Document, chello) shall be made pursuant to Qualified Loans. UPC shall use the proceeds of the loans from the Company to make cash interest payments on the Existing High Yield Notes as and when such interest becomes due and payable and to pay the expenses set out in
Section 3.1(p). Notwithstanding the foregoing, the Company may hold the proceeds in cash and Cash Equivalents pending application pursuant to this Agreement.

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                                   ARTICLE VII

                               NEGATIVE COVENANTS

         From and after the date hereof and so long as any Note remains outstanding and unpaid and for the benefit of the Holders:

         Section 7.1       Limitation on Certain Indebtedness.

         (a) None of the Company, chello Holdings or any of their respective Subsidiaries will incur, assume or acquire ("incur") any Indebtedness to UPC; provided that the Company and chello Holdings may incur such Indebtedness if (i) after giving pro forma effect to such Indebtedness, no Default with respect to
Section 7.4, 8.1(a) or 8.1(b) (without regard to any grace period stated therein) would exist and (ii) such Indebtedness is evidenced by the UPC/Company Master Loan Agreement or the UPC/chello Master Loan Agreement, as the case may be.

         (b) (i) Neither the Company nor chello Holdings will incur any Indebtedness to any Affiliate of the Company (other than, subject to Section 7.1(a), UPC and other than pursuant to this Agreement to any Holder that is also an Affiliate of the Company) unless (A) after giving pro forma effect to such Indebtedness, no Default with respect to Section 7.4, 8.1(a) or 8.1(b) (without regard to any grace period stated therein) would exist; (B) prior to incurring such Indebtedness, such Indebtedness is evidenced by the UPC/Company Master Loan Agreement or the UPC/chello Master Loan Agreement or such other Intercompany Loan Document in the same form as such agreements; and (C) the Lender is furnished with a copy of such other Intercompany Loan Documents (and such other documentation as the Majority Holders may reasonably request, including opinions of counsel).

             (ii) None of the Company's Subsidiaries will incur any Indebtedness to any Affiliate of the Company (other than Indebtedness to UPCD or any of its Subsidiaries or UPC Finance Partnership) unless (A) after giving pro forma effect to such Indebtedness, no Default with respect to Section 7.4, 8.1(a) or 8.1(b) (without regard to any grace period stated therein) would exist and (B) prior to incurring such Indebtedness, the Holders are furnished a copy of the relevant Intercompany Loan Document and such other documentation as the Majority Holders may reasonably request (including opinions of counsel) in respect thereof, including assurances that such Indebtedness is unsecured and has the requisite priority in respect of all obligations, if any, then or thereafter existing of such Subsidiary under this Agreement and all obligations, if any, thereafter existing of such Subsidiary to the Company.

             (iii) None of chello Holdings' Subsidiaries will incur any Indebtedness to any Affiliate of the Company (other than Indebtedness to chello or any Subsidiary of chello ( or chello's immediate parent if not chello Holdings) unless (A) after giving pro forma effect to such Indebtedness, no Default with respect to Section 7.4, 8.1(a) or 8.1(b) (without regard to any grace period stated therein) would exist and (B) prior to incurring such Indebtedness, the Holders are furnished a copy of the relevant Intercompany Loan Document and such other documentation as the Majority Holders may reasonably request (including opinions of counsel) in respect thereof, including assurances that such Indebtedness is unsecured and has the requisite priority in respect of


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all obligations, if any, then or thereafter existing of such Subsidiary under this Agreement and all obligations, if any, thereafter existing of such Subsidiary to the Company.

         (c) The Company will not, and will not permit its Subsidiaries to, incur Indebtedness to any Person (other than, subject to Sections 7.1(a) and 7.1(b), Indebtedness to any Affiliate of the Company and, if no Default exists under Section 8.1(a) or (b) after giving effect to the incurrence of such Indebtedness, Indebtedness under or permitted by the UPCD Facility Agreement) if, before or after giving pro forma effect to the incurrence of such Indebtedness, a Default (without regard to any grace period) under any Financing Document exists or would exist. The Company will not permit its Subsidiaries to, incur any Indebtedness if such Indebtedness ranks contractually or structurally senior to the Notes and is subordinate to the claims of the creditors under the Credit Agreement. The Company will not incur any Indebtedness unless such Indebtedness is subordinated in right of payment to the Company's obligations under the Financing Documents on terms reasonably acceptable to the Majority Holders.

         (d) chello Holdings will not, and will not permit its Subsidiaries to, incur any Indebtedness to any Person (other than, subject to Sections 7.1(a) and 7.1(b), Indebtedness to any Affiliate of the Company), except for (i) the Guarantee of chello Holdings pursuant to this Agreement, (ii) Indebtedness of Subsidiaries of chello Holdings, the proceeds of which are received by chello Holdings, the Company or their respective Subsidiaries and used for working capital purposes or applied to assets and property that will constitute or be part of the Related Business of, or Investment in, chello Holdings, the Company or any of their respective Subsidiaries, if, in each case, before or after giving pro forma effect to any such Indebtedness no Default (without regard to any grace period) exists or would exist under any Financing Document, and (iii) Indebtedness of chello Holdings subordinated in right of payment to chello Holdings' obligations under the Financing Documents on terms reasonably acceptable to the Majority Holders.

         Section 7.2       Limitation on Certain Restricted Payments.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment and chello Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any chello Holdings Restricted Payment, if in either case, before or after giving pro forma effect to such Restricted Payment or chello Holdings Restricted Payment, as the case may be, a Default (without regard to any grace period) exists or would exist under Section 7.4, 8.1(a) or 8.1(b).

         Section 7.3       Company Funds.

         (a) Except to the extent permitted by Section 7.3(b), the Company will not, and will not permit its Subsidiaries to, make any Investment in any Person if before or after giving pro forma effect to such Investment a Default (without regard to any grace period) exists or would exist under any Financing Document. Except to the extent permitted by Section 7.3(b), chello Holdings will not, and will not permit its Subsidiaries to, make any Investment in any Person if before or after giving pro forma effect to such Investment a Default (without regard to any grace period) exists or would exist under any Financing Document.

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         (b) The Company will not make any Investment in any Affiliate of the
Company if before or after giving pro forma effect to that Investment a Default exists or would exist under Section 7.4, Section 8.1(a) or Section 8.1(b), except for Investments in Wholly Owned Subsidiaries of the Company if after giving effect thereto, no Default under Section 8.1(a) or 8.1(b) would exist. chello Holdings will not make any Investment in any Affiliate of the Company if before or after giving pro forma effect to that Investment a Default exists or would exist under Section 7.4, Section 8.1(a) or Section 8.1(b) except for Investments in Wholly Owned Subsidiaries of chello Holdings if after giving effect thereto, no Default under Section 8.1(a) or Section 8.1(b) would exist. None of the Subsidiaries of the Company or chello Holdings will make any Investment in an Affiliate of the Company if before or after giving pro forma effect to that Investment a Default exists or would exist under Section 7.4,
Section 8.1(a) or Section 8.1(b), except that Subsidiaries of chello Holdings may make Investments in chello Holdings and Wholly Owned Subsidiaries of chello Holdings and Subsidiaries of the Company may make Investments in Wholly Owned Subsidiaries of the Company..

         Section 7.4       Financial Covenants.

         (a) The Company (i) shall at all times maintain an amount of Invested Capital at least equal to the greater of (A) ?5.0 billion and (B) Invested Capital of the Company as at the time of any determination thereof, minus ?100 million ("Minimum Invested Capital Amount"), and (ii) shall not take or permit to be taken any action that would reduce the amount of the Company's Invested Capital if at the time of taking such action, the Company's Invested Capital is less than the Minimum Invested Capital Amount or, after giving pro forma effect thereto, the Invested Capital of the Company would be less than the Minimum Invested Capital Amount immediately prior to the taking of such action.

         (b) As independent covenants for the benefit of the Holders, the financial covenants contained in Clauses 16.11 (subject to Section 11.16) and 17 (and any additional or replacement financial covenants provided for under the UPCD Facility Agreement from time to time) of the UPCD Facility Agreement are incorporated into this Agreement as though set forth herein, all defined terms used in those covenants have the meanings ascribed to them in the UPCD Facility Agreement and the Company shall cause the Subsidiaries party to the UPCD Facility Agreement to comply with the aforementioned covenants and shall not take or permit any of its Subsidiaries to take any action if after giving pro forma effect thereto any or all of such Subsidiaries would not be in compliance with any of the aforementioned financial covenants.

         (c) As an independent covenant for the benefit of the Holders, the financial covenant aspects of clause 16.11 (subject to Section 11.16) (and any additional or replacement financial covenant provided for under the UPCD Facility Agreement from time to time) of the UPCD Facility Agreement are incorporated into this Agreement as though set forth herein, all defined terms used in such covenant have the meanings ascribed to them in the UPCD Facility Agreement and shall cause the Subsidiaries party to the UPCD Facility Agreement to comply with the aforementioned financial covenant aspects and shall not take or permit any of the Subsidiaries to take any action if after giving pro forma effect thereto any or all of such Subsidiaries would not be in compliance with any of the aforementioned financial covenant aspects.

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         Section 7.5       Liens.

         (a) Except as otherwise provided in this Section 7.5, the Company will not, and will not permit any of its Subsidiaries, and chello Holdings will not, and will not permit its Subsidiaries, to grant Liens with respect to any of their respective Properties now or hereafter acquired.

         (b) Notwithstanding any provision of Section 7.5(a) to the contrary:

             (i) any Subsidiary of the Company and any Subsidiary of chello Holdings may grant Liens in favor of Persons other than an Affiliate of the Company (A) to secure Indebtedness owing to such Persons permitted by this Agreement or (B) of the type described in clauses (c), (d), (e) and (k) of the definition of Permitted Lien in the Indenture; and

             (ii) Subsidiaries of the Company and chello Holdings and its Subsidiaries may grant Liens in favor of the Company.

         Section 7.6       Asset Sales.

         (a) Except to the extent permitted by Section 7.2, if a Default shall have occurred and be continuing or would have occurred on a pro forma basis after giving effect to such Asset Sale, the Company and its Subsidiaries and chello Holdings and its Subsidiaries will not make any Asset Sale.

         (b) Notwithstanding any provision of Section 7.6(a) to the contrary, the Company and its Subsidiaries and chello Holdings and its Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other claims of any kind in the ordinary course of business or grant Liens not otherwise prohibited by this Agreement.

         (c) As an independent covenant for the benefit of the Holders, the Company will not permit its Subsidiaries that are party to the UPCD Facility Agreement to fail to comply with the covenants set forth in Section 16.10 of the UPCD Facility Agreement or other financial covenants that replace or are hereafter in addition to those included in such Section 16.10 or any other replacement Section of the UPCD Facility Agreement.

         (d) UPC shall not and shall not permit any of its Subsidiaries to effect any Asset Sale as a result of which UPC shall fail to own directly, or indirectly through Wholly Owned Subsidiaries all of the issued and outstanding shares of UPCD or UPC Financing Partnership.

         Section 7.7 Indenture Covenants. As an independent covenant for the benefit of the Holders, UPC will comply with Sections 10.11 through 10.17 and Sections 10.19 through 10.21 of the Indenture.

         Section 7.8 No Merger. UPC shall not consolidate or merge with or into the Company or any of its Subsidiaries or chello Holdings or any of its Subsidiaries if any of such other Persons would be the surviving entity. None of the Company, chello Holdings or any of their respective Subsidiaries shall merge


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into UPC if UPC will survive and a Default with respect to Section 7.4, 8.1(a)
or 8.1(b) (without regard to any grace period stated therein) shall exist or would exist on a pro forma basis after giving effect to the merger.

         Section 7.9 No Amendments. UPC will not and will not permit any of its Subsidiaries to amend, waive or otherwise modify any terms or provisions of any Intercompany Loan Document in any manner adverse to the Holders without obtaining the prior written consent of the Majority Holders.

         Section 7.10 Transactions with Affiliates. The Company and its Subsidiaries and chello Holdings and its Subsidiaries will not, directly or indirectly (i) pay any funds to or for the account of any Affiliate, (ii) make any investment in any Affiliate (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any debt, or otherwise), (iii) lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to any Affiliate, or (iv) participate in, or effect, any transaction with any Affiliate, except on an arms-length basis that is fair to the Company and its Subsidiaries or chello Holdings and its Subsidiaries as is determined by the Supervisory Board; provided that the foregoing provisions of this Section 7.10 shall not prohibit (i) any Subsidiary from declaring or paying any lawful dividend or other payment ratably in respect of all its capital stock of the relevant class or (ii) transactions between or among the Company and/or its Subsidiaries and/ or chello Holdings and/or its Subsidiaries.

         Section 7.11. Prohibited Covenants. Neither the Company nor UPC will, or will permit any of their respective Subsidiaries to, enter into any material agreement with any Person pursuant to which the occurrence or existence of a "Control Event" (defined below) creates, or permits any person to declare or effect, a default, event of default, prepayment obligation, repurchase obligation or acceleration of maturity under, or cancellation or termination of, any material agreement to which the Company or UPC or any of their respective Subsidiaries is a party, or create a Lien or right to obtain a Lien on any property or terminates or permits the termination of a material license, right or permit, of the Company, UPC or any of their respective Subsidiaries, unless such Control Event (or the consequences of a Control Event) either: (a) does not involve a Control Event that takes into account any ownership, management or control interest of any member of the Liberty Group (defined below), or (b) contains a "Liberty Exemption" (defined below); provided however, that this
Section 7.11 does not prohibit the Company, UPC or any of their respective Subsidiaries from having or maintaining any such agreement in the Indenture, Credit Agreement, any indentures in respect of the Existing High Yield Notes and any other agreement, document, instrument, license, right, permit, or Lien pursuant to which the Company, UPC or any of their respective Subsidiaries is bound, as any such agreement exists on the date hereof with such amendments, restatements and other modifications from time to time (to the extent such amendments, restatements or modifications do not (i) amend or change existing Control Event provisions thereof (other than the elimination thereof), (ii) add new Indebtedness to its coverage, (iii) increase any commitment to fund or provide credit, or (iv) expand the geographic territory covered thereby). As used in this Section 7.11, "Control Event" means any change in ownership, management, control (however defined) or any sale or purchase of all or substantially all of the assets of any Person; and "Liberty Exemption" means an exemption or exclusion from a Control Event of:

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             (a)  any acquisition, ownership, or disposition of any equity interest in, or control of, UPC or any of its Subsidiaries by, and

             (b) sale of assets of UPC or any of its Subsidiaries to, or purchase by UPC or any of its Subsidiaries of any assets from, and

             (c) participation in management of UPC or any of its Subsidiaries by, or by any designee of,

Liberty Media Corporation, Liberty Media International, Inc., and their respective Affiliates (the "Liberty Group").


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

         Section 8.1 Events of Default Defined; Acceleration of Maturity; Waiver of Default. In case one or more of the following (each, an "Event of Default"), whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall have occurred and be continuing:

         (a) failure to pay all or any part of the Accreted Value of or interest on the Notes as and when the same shall become due and payable in cash either at maturity, upon any prepayment, redemption, by declaration or otherwise; or

         (b) failure to pay any amount payable under Section 2.4 as and when the same shall become due and payable, and continuance of such failure for a period of five days; or

         (c) failure on the part of any of either Obligor or the Guarantor, as the case may be, to observe or perform any of the covenants to which it is bound contained in Section 6.5, Section 6.6, Section 6.8, Section 7.2, 7.3, 7.4(b), 7.6, 7.8 or 7.9 of this Agreement or Section 10.12, Section 10.16, Section 8.1 or Section 8.2 of the Indenture (provided, however, if the requisite lenders under the UPCD Facility Agreement waive a default under Clause 16.10 or 17 of the UPCD Facility Agreement, the failure of the Company to observe or perform or to cause its Subsidiaries to observe or perform such covenants shall be deemed waived hereunder); or failure on the part of any Obligor or Guarantor, as the case may be, to observe or perform any of the covenants or agreements to which it is bound contained in Section 7.1, 7.4(a) or 7.10 if such failure shall continue for a period of 30 days; or

         (d) failure on the part of any Obligor or the Guarantor, as the case may be, to observe or perform any of the covenants or agreements to which it is bound contained in the Financing Documents which have not been described in clauses (a), (b) and (c) of this Section 8.1 or failure on the part of UPC to observe or perform any of the covenants contained in Section 10.11, Section 10.13, Section 10.14, Section 10.15, Section 10.17, Section 10.19, Section 10.20 or Section 10.21 of the Indenture, if such failure shall continue for a period of 30 days after the date on which written notice thereof shall have been given


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to the Obligors and the Guarantor by the Majority Holders; or

         (e) there shall be an event of default (howsoever defined) in respect of any Indebtedness of any Obligor, the Guarantor or any Subsidiary of UPC in an aggregate principal amount in excess of $50 million (or its foreign currency equivalent) whether such Indebtedness now exists or shall hereafter be created if such event of default causes or permits the holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Obligor, the Guarantor or any Subsidiary of UPC shall fail to pay when due any principal or interest on any such Indebtedness whether such Indebtedness now exists or shall hereafter be created; or

         (f) any representation, warranty, certification or statement made or deemed made by any Obligor, the Guarantor or any Subsidiary of UPC in any Financing Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with any Financing Document shall prove to have been untrue when made or deemed made if such failure to be true could reasonably be expected to result in a Material Adverse Effect; or

         (g) any of the Financing Documents to which any Obligor, the Guarantor or any Subsidiary of UPC is a party shall for any reason fail in any material respect to constitute the valid and binding agreement of any Obligor or the Guarantor, as the case may be; or

         (h) the rendering of a final judgment or final judgments not covered by insurance in an amount in excess of $50 million (or its foreign currency equivalent) at any one time against UPC, any Obligor or the Guarantor or any Subsidiary of UPC by a court or courts of competent jurisdiction, which judgment or judgments remain unbonded, undischarged or unstayed for a period of 60 days after the date on which the right to appeal all such judgments has expired; or

         (i) (i) Any Obligor or the Guarantor or any Significant Subsidiary of UPC shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

             (ii) an involuntary case or other proceeding shall be commenced against any Obligor, the Guarantor or any Significant Subsidiary of UPC seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against UPC or any Significant Subsidiary under the bankruptcy laws as now or hereafter in effect in any jurisdiction;

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         (k) (i)  UPC shall fail to own at any time all of the issued and outstanding share capital of the Company; or

             (ii) UPC shall fail to own at any time all of the issued and outstanding share capital of chello Holdings;

         (l) UPC and the Company shall fail to deliver to the Lender duly executed Pledge Agreements and, except as otherwise provided therein, to have taken all steps necessary or appropriate as reasonably requested by the Lender to perfect the security interests created thereby, together with favorable opinions of counsel with respect thereto in form and substance reasonably satisfactory to the Lender, on or before 20 days after the date hereof.

then, and in each and every such case, unless the Accreted Value of the Notes shall have already become due and payable, the Majority Holders may, by notice in writing to the Obligors and UPC declare the then Accreted Value of the Notes, together with accrued interest thereon and premium, if any, to be immediately due and payable. If a Event of Default described in clause (i) above occurs, the then Accreted Value of and accrued interest and premium, if any, on the Notes will be immediately due and payable without any notice, declaration or other act on the part of any Holder. The Majority Holders may annul any notice of acceleration or past Defaults (other than monetary Defaults not yet cured) by delivering a notice of annulment to the Obligors.

                                   ARTICLE IX

                                   ASSIGNMENT

         Section 9.1 Assignment of Loan; Register. Subject to Section 9.2, any Holder shall have the right at any time to sell, assign, transfer, grant participations or negotiate (an "assignment") all or any portion of its Notes; provided that (i) except in the case of an assignment to a Holder or an Affiliate controlled by a Holder (a "Permitted Assignee") or an assignment to a UGC Party, the Obligors must consent to such assignment, such consent not to be unreasonably withheld, (ii) except in the case of an assignment to the Lender or a controlled Affiliate of the Lender or an assignment to a UGC Party, no assignment shall be made prior to the Operative Date, (iii) each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Holder's rights and obligations under this Agreement, (iv) the assignor shall comply with the provisions of Article II of this Agreement, (v) the assignment shall not result in there being more than 10 Holders of the Notes, (vi) the assignment shall not result in an increase in the amount of Taxes or Other Taxes that would be borne by the Obligors pursuant to Section 2.4 absent such assignment, and (vii) in no event shall any Holder assign all or any portion of its rights and obligations under this Agreement until the Holder shall provide evidence reasonably satisfactory to UPC that all securities and other applicable laws and regulations have been complied with in connection with any such transfer; provided further that any consent of the Obligors otherwise required under this Section 9.1(a) shall not be required if any Default has occurred and is continuing. In the case of any assignment of all or part of the Notes authorized under this Section 9.1, the assignee, transferee or recipient shall become a party to this Agreement by execution of an assignment and assumption agreement in a form reasonably acceptable to the Obligors. In connection with any assignment, on the Lender's request in writing, UPC and the


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Company shall amend this Agreement as necessary to include customary provisions to accommodate an agented, multi-lender facility.

         (b) Upon its receipt of a duly completed assignment and acceptance executed by an assigning Holder and an assignee, transferee or recipient and any written consent to such assignment required by Section 9.1, the Lender shall promptly accept such assignment and acceptance and record the information contained therein in the Register (the "Register"). To the extent of any assignment pursuant to this Section 9.1, the assignor shall be relieved of its obligations hereunder with respect to its assigned Notes and the assignee, transferee or recipient may have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Holder with respect to such assigned Notes, including, without limitation, the right to approve or disapprove actions which, in accordance with the terms hereof, require the approval of the Holders.

         (c) In the case of any grant of a participation under this Section 9.1, the Holder granting such participation and the participant shall execute a participation agreement and (i) such Holder's obligations under this Agreement and the other Financing Documents shall remain unchanged, (ii) such Holder shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Obligors and the Holders shall continue to deal solely and directly with such Holder in connection with such Holder's rights and obligations under this Agreement and the other Financing Documents, and (iv) such participation agreement shall provide that such Holder shall retain the sole right to enforce this Agreement and the other Financing documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document that requires the approval of the Holder, provided that such agreement may provide that such Holder will not, without the consent of the participant, agree to any amendment, modification or waiver that would (x) extend the final scheduled maturity date of any of the Notes in which such participant is participating or (y) reduce the Accreted Value or interest rate applicable to any of the Notes in which such participant is participating or postpone the payment of any interest.

         (d) Lender shall maintain a copy of each assignment and acceptance delivered to it under Section 9.1(b) and shall maintain the Register. The entries in the Register shall be presumptively conclusive, and the Obligors and the Holders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Holder hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Obligors and any Holder, at any reasonable time and from time to time upon reasonable prior notice.

         Section 9.2       UGC's Right of First Offer.

         (a) If the Lender or a Permitted Assignee (the "Lender Party") desires to make an assignment of all or a portion of its Notes, to any Person other than the Lender or a Permitted Assignee, UGC or any Person designated by UGC will have a right of first offer, respecting the portion of the Notes proposed to be assigned (the "Offered Notes") at a price specified by the Lender Party in a written notice to UGC setting forth the terms on which such Offered Notes are offered. UGC or its designee may then exercise their respective rights of first offer during the 15-day period after the date the Notice is given (a "15-Day Election Period").

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         (b) A Lender Party may assign the Offered Notes if (i) such right of first offer is not exercised within the 15-Day Election Period, or (ii) in the case of a right of first offer that is exercised during a 15-Day Election Period, UPC or its designee exercising such right of first offer does not acquire the Offered Notes in whole or in part within 50 days of the date the notice is given.

         (c) Any Transfer by a Lender Party other than to a Permitted Assignee following a failure to exercise a right of first offer or a failure by UGC or its designee to acquire the Offered Notes in whole or in part within the applicable time period will be effective only if, in the case of a failure either to exercise a right of first offer during a 15-Day Election Period or to acquire the Offered Notes in whole or in part within 50 days of the date the notice is given, the assignment occurs at a price equal to or higher than the first offer price specified by the Lender Party in its notice.

         Section 9.3 Replacement Notes. Within five Business days after any assignment pursuant to this Article IX, the Obligors, at their own expense, shall execute and deliver to the assignee in exchange for the Notes that are the subject of such assignment Notes registered in the name of the assignee or in such name or names as shall be designated by such assignee) in an amount equal to the aggregate Accreted Value at maturity of the Notes so assigned, and if the assigning Holder has not assigned all of the Notes held by it, new Notes, registered in the name of such Holder (or such name or names as shall be designated by such assigning Holder) equal to the aggregate Accreted Value at maturity of such Holders' Notes not so assigned and the Guarantor will execute a Notation of Guarantee in the form of Exhibit B with respect to each such Note. The new Notes shall be dated the effective date of such assignment and shall otherwise be substantially in the form of Exhibit A.

                                    ARTICLE X

                                    GUARANTEE

         Section 10.1 Unconditional Guarantee. The Guarantor hereby unconditionally guarantees (such guarantee to be referred to herein as the "Guarantee") to the Holders and their respective successors and assigns, that:
(i) the Accreted Value of and interest on the Notes due from the Company to such respective Persons will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other payment obligations of the Company to the Holders, hereunder or directly related hereto or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of the Notes or of any such other obligations, the same will be promptly paid in full by the Company when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.3. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof, the failure to obtain recovery of


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any judgement against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in this Agreement and in this Guarantee. If any Holder is required by any court or otherwise to return to the Company, the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees that, as between the Guarantor, on the one hand, and any Holder, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VIII for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Section 8.1, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee. For the avoidance of doubt, the Guarantor guarantees 100% of all amounts due pursuant to this Guarantee and the Guarantor does not guarantee the payment or other performance obligations of UPC under this Agreement.

         Section 10.2 Severability. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.3 Limitation of Guarantor Liability. The Guarantor and, by its acceptance hereof, the Holders hereby confirm that it is the intention of all such parties that the guarantee by the Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy or insolvency law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any United States Federal or state law. To effectuate the foregoing intention, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the Guarantor, result in the obligations of the Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

         Section 10.4 Waiver of Subrogation. The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under its Guarantee and this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Notes or other amounts owing hereunder shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid


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to the Holders, to be credited and applied upon the Notes or other amounts owing hereunder, whether matured or unmatured, in accordance with the terms of this Agreement. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Agreement and that the waiver set forth in this Section 10.5 is knowingly made in contemplation of such benefits.

         Section 10.5 Evidence of Guarantee. To evidence its guarantees to the Holders set forth in this Article X, the Guarantor hereby agrees to execute a notation of Guarantee in substantially the form of Exhibit B.

         Section 10.6 Waiver of Stay, Extension or Usury Laws. The Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders or the Administrative Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Notices. Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing (including facsimile or similar writing) and may be personally served or telecopied and shall be deemed to have been given or received when delivered in person, upon receipt of telecopy against receipt of answer back. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 11.1) shall be set forth under each party's name on the signature pages hereto.

         Section 11.2 Amendments and Waivers. No amendment, modification, termination or waiver of any term or provision of this Agreement, the Notes, the Guarantee or the form of the Registration Rights Agreement or any waiver of any term or provision thereof, shall be effective without the written agreement of the Obligors, the Guarantor and the Majority Holders, provided that no amendment, modification, termination or waiver of this Agreement, the Notes, the Guarantees or the form of Registration Rights Agreement shall, without the prior written consent of each Holder affected thereby: (i) reduce the rate of or extend the time for payment of the Accreted Value of the Notes of such Holder;
(ii) reduce the Accreted Value of the Notes of such Holder; (iii) make any of the Notes payable in money other than that stated in the Notes of such Holder; or (iv) change any of the provisions of this Section 11.2 or the definition of the term "Majority Holders" or any other provision hereof specifying the number or percentage of Holders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Obligors in any case shall


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entitle the Obligors to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each Holder, and, if signed by the Obligors or the Guarantor, on the Obligors and the Guarantor. Notwithstanding the foregoing, the Holders may at any time amend this Agreement to add customary provisions regarding an administrative agent, delegating to such agent customary duties regarding the distribution of funds, the registration of Note transfers, the distribution of documents and information and similar administrative matters, and limiting the liability of such agent, all without the approval of the Obligors or the Guarantor, provided that the Holders shall provide the Obligors with a copy of any such amendment promptly after it has been entered into and such amendments create no obligations on the Obligors or the Guarantor.

         Section 11.3 Survival of Warranties and Certain Agreements. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loan hereunder and, notwithstanding the making of the Loan, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

         Section 11.4      Fees and Expenses; Indemnification.

         (a) Whether or not the transactions contemplated hereby shall be consummated, the Obligors shall promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Finance Documents and all the costs of furnishing all opinions by counsel for the Obligors and Guarantor (including without limitation any opinions requested by the Lender as to any legal matters arising hereunder), and of the Obligors' and Guarantor's performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with;(ii) the reasonable fees, expenses and disbursements of one counsel to the Holders (and any local counsel) in connection with any amendments, modifications and waivers to this Agreement of any other Financing Document and consents to departures from the terms hereof and thereof, in each case as requested or consented to by the Obligors, and
(iii) after the occurrence of a Default, all reasonable costs and expenses incurred by any Holder (including reasonable attorney's fees of one counsel to the Holders (and any local counsel)) in enforcing any obligations of or in collecting any payments due from the Obligors or the Guarantor hereunder or under the Loan or Notes by reason of such Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

         (b) Subject to Sections 6.7(d) and 11.4(a), the Obligors agree to indemnify and hold harmless, on an after-tax basis, the Holders, their respective Affiliates, and each Person, if any, who controls the Holders, or any of its respective Affiliates, within the meaning of the Securities Act or the Exchange Act (a "Controlling Person"), and the respective partners, members, agents, employees, officers and directors of the Holders, their respective Affiliates and any such Controlling Person (each an "Indemnified Party," and collectively, the "Indemnified Parties"), from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation and as incurred, reasonable costs of investigating, preparing or defending any such


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claim or action, whether or not any Obligor is a party thereto and costs associated with the unwinding of currency hedges, swaps or similar arrangements) other than Taxes and Other Taxes arising out of, or in connection with this Agreement; provided, that the Obligors will not be responsible for any claims, liabilities, losses, damages or expenses that are determined by final judgment of a court of competent jurisdiction to result from the Indemnified Parties' gross negligence or willful misconduct. The Obligors also agree that (i) the Indemnified Parties shall have no liability for claims, liabilities, damages, losses or expenses, including legal fees, incurred by the Obligors in connection with this Agreement, unless they are determined by final judgment of a court of competent jurisdiction to result from the Indemnified Parties' gross negligence or willful misconduct and (ii) no Indemnified Party shall in any event have any liability to the Obligors on any theory of liability for special, consequential or punitive damages (as opposed to direct or actual damages) arising out of, or in connection with, or as a result of this Agreement.

         (c) If any action shall be brought against an Indemnified Party with respect to which indemnity may be sought against the Obligors under this Agreement, such Indemnified Party shall promptly notify the Obligors in writing and the Obligors shall, if requested by such Indemnified Party, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all reasonable fees and expenses. The failure to so notify the Obligors shall not affect any obligations the Obligors may have to such Indemnified Party under this Agreement or otherwise unless any Obligor is materially adversely affected by such failure. Such Indemnified Party shall have the right to employ separate counsel in such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless: (i) the Obligors have failed to assume the defense and employ counsel reasonably satisfactory to such Indemnified Party or (ii) the named parties to any such action (including any impleaded parties) include such Indemnified Party and the Obligors, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Obligors, in which case, if such Indemnified Party notifies the Obligors in writing that it elects to employ separate counsel at the expense of the Obligors, the Obligors shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, provided, however, that the Obligors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, which counsel shall be designated by the Majority Holders. The Obligors shall not be liable for any settlement of any such action effected without the written consent of the Obligors (which shall not be unreasonably withheld) and, subject to Section 11.4(b), the Obligors agree to indemnify and hold harmless each Indemnified Party from and against any loss or liability by reasons of settlement of any action effected with the consent of the Obligors. In addition, the Obligors will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such settlement, compromise, consent or termination includes an express unconditional release of the Indemnified Parties, reasonably satisfactory in form and substance to the Indemnified Parties, from all liability arising out of such action, claim, suit or proceeding.

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         (d) If for any reason the foregoing indemnity is unavailable (otherwise than pursuant to the express terms of such indemnity) to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then in lieu of indemnifying such Indemnified Party, the Obligors shall contribute to the amount paid or payable by such Indemnified Party as a result of such claims, liabilities, losses, damages, or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Obligors on the one hand and by the Indemnified Parties on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted under applicable law, in such proportion as is appropriate to reflect not only the relative benefits received by the Obligors on the one hand and such Indemnified Parties on the other, but also the relative fault of the Obligors and such Indemnified Parties as well as any other relevant equitable considerations. The relative fault of the Obligors on the one hand and the Indemnified Parties on the other with respect to the transactions contemplated hereby shall be determined by reference to, among other things, the existence of any untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact related to information supplied by the Obligors or by such Indemnified Parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (e) The indemnification, contribution and expense reimbursement obligations set forth in this Section 11.4 shall (i) be in addition to any liability the Indemnifying Party may have to any Indemnified Party at common law or otherwise, (ii) survive the termination of this Agreement and the payment in full of the Notes and (iii) remain operative and in full force and effect regardless of any investigation made by or on behalf of the Lender or any other Indemnified Party.

         Section 11.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Obligors, the Lender, and their respective successors and assigns; provided that (i) the Obligors and the Guarantor may not assign or otherwise transfer its rights or obligations under this Agreement to any other Person without the prior written consent of the Majority Holders, and (ii) the Holders may not assign or otherwise transfer their respective rights under this Agreement, the Notes or the other Finance Documents other than in accordance with Article IX.

         Section 11.6 New York Law; Submission to Jurisdiction; Waiver of Immunities; Waiver of Jury Trial; Service of Process; Currency.

         (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING ANY EFFECT TO ANY PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION IS REQUIRED THEREBY. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS


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ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS OR
THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL CLAIMS OF IMMUNITY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO PERSONAL JURISDICTION OR VENUE IN ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY
IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE
OTHER FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         (b) The Obligors and the Guarantor hereby agree that service of all writs, process and summonses in any proceeding brought against them relating to this Agreement or any other Financing Documents in the State of New York may be made upon Corporation Service Company, presently located at 500 Central Avenue, Albany, New York 12206 (the "Process Agent"), and the Obligors and the Guarantor hereby irrevocably appoint the Process Agent as their agent and true and lawful attorney-in-fact in their names, places and steads to accept such service of any and all such writs, process and summonses, and agree that the failure of the Process Agent to give any notice to it of any such service of process shall not impair or affect the validity of such service or of any judgment based thereon. The Obligors and the Guarantor agree to maintain at all times an agent with an office in New York to act as Process Agent as aforesaid. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process and summonses in any other manner permitted by applicable law.

         (c) If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes from one currency into another currency, the Obligors and the Holders agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Holders could purchase the first currency with such other currency in the city that is the principal financial center of the country of issue of the first currency on the day two Business Days preceding the day on which final judgment is given.

         (d) To the extent permitted by applicable law, the obligations of the Obligors in respect of any sum payable by it to a Holder shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than dollars, be discharged only to the extent that on the Business Day following receipt by such Holder of any sum adjudged to be so due in the Judgment Currency, such Holder may, in accordance with normal banking procedures, purchase dollars with the Judgment Currency; if the amount of dollars so purchased is less than the sum originally due to the Holder in dollars (determined in the manner set forth in Section 11.6(c) above), the Obligors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Holder against such loss, and if the amount of dollars so purchased exceeds the sum originally due to the Holder, the Holder agrees to remit to the Obligors such excess, provided that the Holder shall have no obligation to remit any such excess as long as the Obligors shall have failed to pay the Holder any obligations due and payable under this Agreement or the other Financing Documents, in which case such excess may be applied to such obligations of the Obligors, in accordance with the terms of this Agreement or the other Financing Documents.

         Section 11.7      Requirements of Law.

         (a) Subject to Section 11.7(b), the Obligors shall forthwith on demand by a Holder pay the Holder the amount of any increased cost incurred by it as a result of any introduction of or change in the interpretation or application of any law, directive or official regulation (including any law or regulation relating to taxation, change in currency of a country or reserve asset, special deposit, cash ratio, liquidity or capital adequacy requirements or any other form of banking or monetary control, including any thereof promulgated by the European Central Bank) whether or not having the force of law but, if not, being a directive or official regulation with which it is the practice of banks or other financial institutions in the relevant jurisdiction to comply and which shall have occurred after the date of this Agreement.

         (b) In this Agreement "increased cost" means:

                   (A) an additional cost incurred by a Holder as a result of it having entered into, or performing, maintaining or funding its obligations under, any Financing Document;

                   (B) a reduction in any amount payable to a Holder or the effective return to a Holder under any Financing Document; or

                   (C) the amount of any payment made by a Holder, or the amount of interest or other return foregone by a Holder, calculated by reference to any amount received or receivable by such Holder from any other party under this Agreement.

         (c) Section 11.7(a) does not apply to any increased cost:

             (i) compensated for by the operation of Section 2.4 (or which would have been so compensated for but for the operation of Section 2.4); or

             (ii) attributable to any change in the rate or applicability of any tax excluded from the definition of "Tax" or "Taxes" in Section 2.4(a).

         (d) The Holders agree to the extent reasonable and without material cost or prejudice to them, to co-operate with the Obligors to minimize any amounts payable by the Obligors under this Section 11.7.

         Section 11.8 Illegality. If it becomes (or any change in the interpretation, administration or application of any law makes it apparent that it is) unlawful in any jurisdiction or contrary to any official regulation (if not having the force of law, being one with which it is the practice of banks in the relevant jurisdiction to comply), for any Holder to give effect to any of its obligations as contemplated by this Agreement or to fund the Loan at any time after the date of this Agreement then:

         (a) such Holder may notify the Obligors; and

         (b) the Obligors shall forthwith, or by such later date as is immediately prior to the illegality taking effect, prepay the Loan to such Holder together with all other amounts payable by it to such Holder under this Agreement; and

             (i) the obligations of such Holder to the Obligors hereunder shall cease.

         Section 11.9 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 11.10 Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

         Section 11.11 Confidentiality. Each Holder agrees to keep confidential any information which is marked in the English language as confidential by an Obligor or chello Holdings; provided that nothing herein shall prevent a Holder from disclosing any such information (i) to any Person which receives such information having been made aware of, and which agrees to maintain, the confidential nature thereof in order to facilitate or enable the Holder to syndicate, sell, transfer (including, without limitation, the transfer of a participation in the Notes) or assign any portion of its Notes, (ii) to its employees, directors, agents, attorneys, accountants and other professional advisors which receive such information having been made aware of the confidential nature thereof, (iii) upon the request or demand of any Governmental Authority having jurisdiction over the Holder or its Affiliates,
(iv) in response to any subpoena or other legal process or order of any court or other Governmental Authority or as may otherwise be required pursuant to any applicable law, (v) in connection with any litigation to which the Holder is a party, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or in any litigation, arbitration or other proceeding relating hereto.

         Section 11.12 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. The incorporation by reference of certain provisions of the Indenture herein is solely a matter of convenience and shall not be construed to limit the rights or remedies of the Holders to the rights and remedies set forth in the Indenture. Unless otherwise provided in this Agreement, any action or decision that may be or is required to be taken or made by the Obligors in respect of this Agreement or any other Financing Document may be taken or made by UPC on behalf of the Obligors.

         Section 11.13 Headings. Section headings used herein and in the table of contents are for convenience only and are not to effect the construction of, or be taken into consideration in interpreting this Agreement and the other Financing Documents.

         Section 11.14 Joint and Several Obligations; Several Obligations. Notwithstanding anything to the contrary in this Agreement or any other document, UPC's obligations under this Agreement and the Financing Document shall be joint and several in respect of the obligations of the Company under this Agreement and the other Financing Documents and the Company's obligations under this Agreement and the other Financing Documents shall be several and the Company shall have no liability in respect of the performance or non-performance of any obligation of UPC under this Agreement or any other Financing Document.

         Section 11.15 Acknowledgement and Agreement. Reference is made to the Release, dated as of February 22, 2001, by and among UPC, UGC, Liberty Media International, Inc. ("LIMIT") and Liberty Media Corporation ("Liberty Media") (the "Release"). UPC, with effect from and after receipt of the Loan pursuant to this Agreement, acknowledges and agrees that Liberty Media is causing Lender to enter into this Agreement and fund the Loan with the understanding that UPC will continue to be bound by and subject to all of the provisions of the Release, irrespective of whether UGC actually makes the investment in UPC described in
Section 4 of the Release. UPC, with effect from and after receipt of the Loan pursuant to this Agreement, acknowledges and agrees that this Agreement and the Loan constitute adequate consideration for the continued effectiveness of the agreements and releases made by UPC in the Release. Liberty Media and LMINT are intended beneficiaries of this Section 11.15. UPC further acknowledges and agrees that Paragraph 5 of the Release shall, from and after the making of the Loan pursuant to this Agreement, be no longer of any force or effect.

         Section 11.16 Savings Clause. It is the intention of the parties to this Agreement that the covenants of the Obligors contained in Sections 7.1(b) and (c), 7.4(c), 7.5(a), 7.6(a), (c) and (d) and 7.10 not constitute a breach of
Section 10.13 of the Indenture and provisions of similar import contained in the other indentures under which the Existing High Yield Notes are issued or the UGC Indentures (an "Indenture Covenant"). Consequently, notwithstanding any of the provisions of any covenant contained in Sections 7.1(b) and (c), 7.4(c), 7.5(a), 7.6(a), (c) and (d) and 7.10 and that, but for this Section 11.16, would constitute a breach of any Indenture Covenant, the Obligors shall not be required to comply with such covenants to the extent that to do so would constitute a breach of an Indenture Covenant.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers, as of the date first above written.

                                    Obligors:

                                    BELMARKEN HOLDING B.V.

                                    By:      /s/      Jeremy Evans
                                             -----------------------------------
                                             Name:  Jeremy Evans
                                             Title:  Attorney-in-Fact


                                    UNITED PAN-EUROPE COMMUNICATIONS N.V.

                                    By:      /s/      Jeremy Evans
                                             -----------------------------------
                                             Name:  Jeremy Evans
                                             Title:  Attorney-in-Fact


                                    Guarantor:

                                    UPC INTERNET HOLDING B.V.

                                    By:      /s/      Jeremy Evans
                                             -----------------------------------
                                             Name:  Jeremy Evans
                                             Title:  Attorney-in-Fact

                                    Address for Notices to the Obligors and/or the Guarantor:
                                    Boeing Avenue 53
                                    1119 PE Schiphol Rijk
                                    Postbus 74763
                                    1070 BT Amsterdam
                                    The Netherlands
                                    Telecopier: +31-20-778 9841
                                    Attention:  Chief Financial Officer and
                                                General Counsel

                                   with a copy to:
                                    Holme Roberts &Owen
                                    Heathcoat House
                                    20 Savile Row
                                    London W1X 1AE
                                    Telecopier:  +44-20 7287 9344
                                    Attention:  Paul G. Thompson

                                    Lender:

                                    LIBERTY-BELMARKEN, INC.


                                    By:      /s/      David J.A. Flowers
                                             -----------------------------------
                                             Name:  David J.A. Flowers
                                             Title: Senior Vice President and
                                                    Treasurer



                                     Address for Notices:

                                       9197 South Peoria St.
                                       Englewood, CO  80112
                                       Telecopier:  720-875-5915
                                       Attention:  Neal Dermer
                                                      Assistant Treasurer


                                     With a copy to:

                                       Baker Botts L.L.P.
                                       One Shell Plaza
                                       910 Louisiana
                                       Houston, Texas 77002
                                       Telecopier:  (713)229-1522
                                       Attention:  Joseph Cialone

                                    EXHIBIT A

                                  FORM OF NOTE


THE TRANSFER OF THIS NOTE IS RESTRICTED BY THE LOAN  AGREEMENT  DATED AS OF
MAY __, 2001 AMONG UNITED PAN-EUROPE COMMUNICATIONS N.V. AND BELMARKEN HOLDING B.V., AS OBLIGORS, UPC INTERNET HOLDING B.V., AS GUARANTOR, AND THE LENDER NAMED THEREIN.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

THIS NOTE MAY NOT FOLLOWING ISSUANCE BE OFFERED, SOLD OR TRANSFERRED IN, FROM OR INTO THE NETHERLANDS.



                      UNITED PAN-EUROPE COMMUNICATIONS N.V.

                             BELMARKEN HOLDING B.V.



                                                              [Date]

                                                              $----------

FOR VALUE RECEIVED the undersigned, UNITED PAN-EUROPE COMMUNICATIONS N.V., a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands ("UPC") and BELMARKEN HOLDING B.V., a private limited liability company incorporated under the laws of The Netherlands (the "Company", and together with UPC, the "Obligors"), promise to pay to the order of ____________________, (the "Holder") the principal sum of $___________ on May
__, 2007, in accordance with the Agreement. The Obligors further promise to pay to the order of the Holder interest on the unpaid Accreted Value hereof from time to time outstanding at the rate or rates per annum determined pursuant to
Article II of, or as otherwise provided in, the Agreement, payable on the date set forth in Article II of, or as otherwise provided in, the Agreement.

This Note is one of the "Notes" referred to in, and is entitled to the benefits of and subject to the terms of, the Loan Agreement, dated as of May __, 2001 by and among the Obligors, the Guarantor and the Lender (as amended, modified or supplemented from time to time, the "Agreement"), which, among other things provides for the acceleration of the maturity hereof upon the occurrence of certain terms and conditions. Terms defined in the Agreement have the same meanings herein.

All payments of principal and interest, if any, hereunder shall be in dollars in immediately available funds without setoff, counterclaim or other deduction of any nature to the Person in whose name the Note is registered at the close of business on the Business Day immediately preceding date of payment on the Register by wire transfer in immediately available funds to an account designated by such Person on or prior to 12:00 noon at the location of such designated account on the due date of such payment. Any amounts received after such time on any date may, in the discretion of the Holder entitled thereto, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.

Except as otherwise provided in the Agreement, if any payment of principal hereof or interest hereon shall become due on a day which is not a Business Day, such payment shall be made on the next following Business Day, and such extension of time shall be included in computing the Accreted Value hereof or accrued interest hereon, as applicable, in connection with such payment.

The obligations of the Company under this Note are guaranteed, on a senior basis, by the Guarantor as provided in Article X of the Agreement. Attached hereto is the notation of the Guarantor evidencing the Guarantee.

The Obligors expressly waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and an action for amounts due hereunder shall immediately accrue.

This Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to any principles of conflict of laws to the extent that the application of the laws of another jurisdiction is required thereby.

                        UNITED PAN-EUROPE COMMUNICATIONS
                        N.V.



                        By:
                           ----------------------------------------------------
                        Name:
                        Title:

                        BELMARKEN HOLDING B.V.



                        By:
                           ----------------------------------------------------
                           Name:
                           Title:

                                    EXHIBIT B

                     NOTATION ON NOTE RELATING TO GUARANTEE

The Guarantor has unconditionally guaranteed (i) the prompt payment of the Accreted Value of and interest on the Notes by the Company to the Holder, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on the overdue Accreted Value, if any, and interest on any interest, if any, on the Notes, to the extent lawful, and all other payment obligations of the Company to the Holder all in accordance with the terms set forth in Article X of the Agreement and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other payment obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

                                 THE GUARANTOR

                                 UPC INTERNET HOLDING B.V.



                                 By:
                                    --------------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT C

                             FORM OF QUALIFIED LOAN
                                 Loan Agreement

         This loan agreement (this "Agreement") is to be effective as of the date written on the signature page hereof between

         [Name of Lender] (the "Lender"), a [public/private] limited liability company organised and existing under the laws of [ ]; and

         [Name of Borrower] (the "Borrower"), a [public/private] limited liability company organised and existing under the laws of [ ].

                  WHEREAS

              A. This Agreement is a "Qualified Loan" for purposes of the loan agreement dated ___ May 2001 made among Liberty-Belmarken, Inc. as Lender, Belmarken Holding B.V. (the "Company") and United Pan-Europe Communications N.V. ("UPC") as Obligors and UPC Internet Holding B.V. as
                    Guarantor ("chello Holdings") (the "Belmarken Loan Agreement").

              B. Undefined capitalized terms used in this Agreement shall have the meanings set forth in the Belmarken Loan Agreement.

              NOW THE PARTIES HEREBY AGREE AS FOLLOWS:

              1.    Term Loan

              1.1 The principal amount (the "Principal Amount") hereof is stated in Appendix I of this Agreement.

              1.2 Subject to subclause 3 below, the Borrower will repay the outstanding Principal Amount on ___ May 2007 (the "Repayment Date") with unpaid interest thereon in Euros in immediately available funds at the bank and to the account that the Lender dictates.

              1.3 The Borrower may, at any time prior to the Repayment Date, prepay the whole or part of the outstanding Principal Amount and shall without prejudice to clause 3 hereof, immediately prepay the whole or part of the outstanding Principal Amount, if the Lender so requests and if the Obligors are required to make a mandatory prepayment to the Holders pursuant to Section 5.2 of the Belmarken Loan Agreement. In addition, the Borrower shall prepay the whole or part of the outstanding Principal Amount, if payment thereof would constitute an application of "Net Cash Proceeds" (as defined in the Indenture) from an "Asset Sale" (as defined in the Indenture) permitted under Section 10.16(1)(A)(1) or (2) of the Indenture and such application would not constitute a default under a material agreement of the Borrower or its Affiliates in effect on ___ May 2001.

              1.4 Interest shall accrue on the outstanding Principal Amount at an interest rate to be determined from time to time by the Lender of not less than 6% per annum (based on a 360-day year and actual days elapsed). Accrued and unpaid interest will be payable on the last day of each month and on the date of each full or partial repayment of the outstanding Principal Amount. Accrued and unpaid interest which is overdue will be added to the outstanding Principal Amount and interest shall accrue upon it as of the first day of January every year.

              1.5 The Lender will endorse from time to time and at such times as the Lender shall determine the following on Appendix I of this Agreement (as it may be amended, renewed, restated or modified from time to time in accordance with the Belmarken Loan Agreement):

                    (a)  the outstanding Principal Amount on the date hereof
                             being the outstanding amount of loans, money transfers, invoices sent and accrued interest owed by the Borrower to the Lender as of the date of this Agreement plus the outstanding amount of loans, money transfers, invoices sent and accrued interest subsequent to the date hereof;

                    (b)  the amount of any pre-payments of the outstanding
                             Principal Amount made by the Borrower under Clause
                             1.3 above;

                    (c)  the applicable interest rate from time to time
                             (which shall, in any case, be not less than 6% per annum); and the basis for interest rate calculation as described in Clause 1.4 above;

                    (d)  the amount of interest accrued on and added to the
                             outstanding Principal Amount pursuant to Clause 1.4 above;

                    (e)  the amount of money transfers added to the
                             outstanding Principal Amount pursuant to Clause 1.7 below; and the amount of invoices sent added to the outstanding Principal Amount pursuant to Clause 1.8 below;

                      PROVIDED that the failure so to endorse Appendix I shall not affect the Borrower's obligations hereunder.


              1.6 Notwithstanding anything to the contrary in this Agreement, Appendix I of this Agreement may be endorsed, amended and modified by the Lender without any consent from or writing executed by the Borrower.

              1.7 Money transfers made from the Lender to the Borrower during the term of and pursuant to this Agreement shall be added to the outstanding Principal Amount on the value date that money transfers were made and interest shall accrue upon it as of that date.

              1.8 Amounts equal to the amounts of invoices sent from the Lender to the Borrower will be added to the outstanding Principal Amount on the last day of the month they were sent and interest shall accrue upon it as of the first of the month following.

              1.9 Subject to the terms and conditions of this Agreement, the Lender may make additional loans to the Borrower, following receipt by the Lender from the Borrower of a drawdown notice substantially in the form set out in Appendix II of this Agreement (the "Drawdown Notice")

                              PROVIDED that the total amount of loans,
                    (including loans made pursuant to a Drawdown Notice)1, money transfers and invoices sent added to the outstanding Principal Amount annually will not exceed the applicable annual funding requirement budget as determined by the Lender in its sole discretion.


              1.10  All payments under this Agreement to the Lender will be made by the Borrower without reflecting any deduction for any set-off, suspension or counterclaim and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature, unless the withholding of such taxes or duties is required by applicable law, in which case, the relevant payment shall be increased to the extent necessary to ensure that, after the making of such withholding or deduction, the Lender receives (and retains, free from any liability in respect of such deduction or withholding) a net sum equal to the sum that it would have received had no such withholding or deduction been required and the Borrower shall indemnify the Lender against any losses or costs incurred by any of them by reason of any failure of the Borrower to make any such deduction or withholding or by reason of any increased payment not being made on the due date for such payment.

       2.         Representations and Warranties

                           The Borrower has all necessary corporate power and
                  authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Borrower of this Agreement has been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by the Borrower and will constitute, its legal, valid and binding obligations, enforceable against the Borrower in accordance with its terms.


----------------------
1       Add accrued interest if appropriate.

       3.         Events of Default

                           If one or more of the following events (each herein
                  called an "Event of Default") shall occur and be continuing:

               (a) The Borrower shall default in the payment when due of the Principal Amount or any interest payable by it hereunder; or

               (b) The Borrower shall default in the performance of any of its other obligations under this Agreement; or

               (c)  The Borrower shall default in the payment when due of any principal of or interest on any of its other indebtedness; or any event specified in any agreement evidencing or relating to any such indebtedness shall occur, if the effect of such event is to cause or permit the lenders in respect of such indebtedness to cause such indebtedness to become due or to be prepaid in full prior to its stated maturity;

               (d)  (i) A "Default" as defined in the Loan Agreement
                    shall have occurred and be continuing or (ii) the "Notes" as
                    defined   under  the  Loan   Agreement   shall  have  become
                    immediately due and payable;

               (e) The Borrower shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

               (f) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, administrator or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary winding up, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, receivership, reorganisation, administration, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary winding up, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

               (g) A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) its liquidation, reorganisation, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, administrator, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, receivership, reorganisation, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgement or decree approving or ordering any of the foregoing shall be entered and continue unstated and in effect, for a period of 120 or more days; or an order for relief against the Borrower shall be entered in an involuntary winding up; or

                (h) In the opinion of the Lender, a material adverse
                    change has occurred in the business, operations or the financial position of the Borrower or any event or circumstance has occurred that could have a material adverse effect on the Borrower's ability to perform or observe its obligations under this Agreement or on the legality, validity, binding effect or enforceability of this Agreement.

                           THEREUPON: (i) in the case of an Event of Default
                  other than one referred to in paragraph (f) or (g) of this Clause with respect to the Borrower, the Lender may, by notice to the Borrower, declare the Principal Amount then outstanding, and the accrued interest thereon and all other amounts payable by the Borrower hereunder, to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in paragraph (f) or (g) of this Clause with respect to the Borrower the Principal Amount then outstanding, and the accrued interest thereon and all other amounts payable by the Borrower hereunder shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

       4.      Miscellaneous

       4.1     Notices

               All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made by telex, facsimile or by hand in writing and telexed, transmitted by facsimile, mailed or delivered to the intended recipient at its "Address for Notices" specified below its name on the signature page hereof; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or facsimile, personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as aforesaid.

    4.2      Amendments

             Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be waived, amended or modified only by an instrument in writing duly executed by the party against whom enforcement is or will be sought.

    4.3      Successors and Assigns

            (a) The Borrower may neither assign its rights nor delegate its duties under this Agreement without obtaining the Lender's prior written consent. The Lender may assign all of its rights and delegate its duties under this Agreement to any affiliate or to any other person.

            (b) Any reference in this Agreement to a person shall include such person's successors and permitted assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

    4.4      Effectiveness

             This Agreement shall become effective on the date set out on the signature page hereto.

    4.5      Complete Agreement

             This Agreement, together with the exhibits and schedules to this Agreement, is intended by the parties as a final expression of their agreement regarding the subject matter hereof and is intended as a complete statement of the terms and conditions of such agreement and merges and supersedes all prior discussions, agreements and understandings of every kind and nature among them as to the subject matter hereof.

    4.6      Enforceability

             The enforceability or invalidity of any provision or provisions of this Agreement does not render any other provision or provisions of this Agreement unenforceable or invalid, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar terms to such illegal, invalid or unenforceable provision as may be possible, which provision shall be legal, valid and enforceable.

    4.7      Further Assurances

             The parties shall do all acts and things (including the executing of additional agreements, instruments and documents) as are required to give effect to this Agreement (and do nothing to jeopardise the same).

    4.8      Counterparts

             This Agreement may be executed in any number of counterparts with each party executing different counterparts, each of which, when executed, shall constitute an original and all of which together shall constitute one instrument.



    4.9      Priority of Borrower's Obligations

             (a) If the Borrower is UPC, then the Borrower shall ensure that the obligations of the Borrower hereunder shall at all times rank pari passu with the obligations of the Borrower under the indentures in respect of the Existing High Yield Notes (including the Indentures).

             (b) If the Borrower is a Subsidiary of UPC, then the Borrower shall ensure that the obligations of the Borrower hereunder shall at all times rank senior in right of payment upon liquidation to all Investments of UPC and its Subsidiaries (other than the Lender) in the Borrower or in any Subsidiary of the Borrower.

             (c) If the Lender is not the Company or chello Holdings, then the Lender and the Borrower hereby each irrevocably agree and hereby each irrevocably stipulate within the meaning of
                    Section 6:253 of the Dutch Civil Code by way of third party stipulations made for free (bij wijze van onherroepelijke derdenbedingen om niet gemaakt) for the benefit of (jegens) the Lender under the Belmarken Loan Agreement (as defined below) from time to time, that (a) the liabilities, obligations and indebtedness under, pursuant to, or evidenced by this Agreement are hereby subordinated in right of payment upon a bankruptcy (faillissement), moratorium of payments (surseance van betaling) or dissolution (ontbinding) in The Netherlands of the Borrower to the prior payment in full of the liabilities, obligations and indebtedness under or pursuant to the loan agreement dated as of ___ May 2001 (as amended, restated, supplemented or otherwise modified from time to time the "Belmarken Loan Agreement") and made among Liberty-Belmarken, Inc. as lender ("Liberty"), the Borrower and the Lender as obligors thereunder and UPC Internet Holding B.V. as guarantor thereunder, and (b) no payment of the liabilities, obligations and indebtedness under, pursuant to, or evidenced by this Agreement will be made if such payment would result in the Borrower's violation of Section 7.2 of the Belmarken Loan Agreement; and each of the Borrower and the Lender confirms that the third party stipulations contained herein are accepted by execution of the acknowledgement set out on the execution pages hereof and are deemed to be accepted by each third party for whose benefit they are made once such third party has become aware of such stipulations and has thereupon not forthwith (onverwijld) declined (afgewezen) the same (as set out in Section 6: 253-4 of the Dutch Civil Code).

    4.10     Governing Law

             This Agreement shall be governed and construed in accordance with the laws of The Netherlands. Any and all disputes related to this Agreement and/or any agreements arising out of this Agreement shall be submitted to the exclusive jurisdiction of the competent court in Amsterdam, The Netherlands.

         IN WITNESS WHEREOF, the parties hereto cause this Agreement to be duly executed on the ____ day of ____________.



              [NAME OF LENDER]


              By  _____________________________________________

              Name:
              Title:


              [Address of Lender]

              [NAME OF BORROWER]


              By  _____________________________________________

              Name:
              Title:

              [Address of Borrower]





              [Where the Lender is not the Company or chello Holdings]:

              ACKNOWLEDGEMENT



              The Lender under the Belmarken Loan Agreement hereby acknowledges and accepts the provisions and third party stipulations set out in clause
     4.9 of this Agreement.


              [---------------------------------]
              as Lender under the Belmarken Loan Agreement

              By:_____________________________________________

              Name:
              Title:

                                   APPENDIX I


         Principal Amount
                           -----------------------------------------------------

         Principal Amount outstanding
                                      ------------------------------------------

         Basis for interest rate calculation
                                             -----------------------------------

         Interest Rate                                    [Not less than 6]%
                       ---------------------------------------------------------

         Loans made
                     -----------------------------------------------------------

         Money transfers made
                              --------------------------------------------------

         Invoices sent
                       ---------------------------------------------------------

         Interest accrued and added to outstanding Principal Amount
                                                                   -------------

         Prepayments made
                          ------------------------------------------------------

                                   APPENDIX II

                               Notice of Drawdown

         From:             [Name of Borrower]

         To:               [Name of Lender]

         Dated:

         Dear Sirs,


         1. We refer to the loan agreement dated ______________ between [name of Lender] and [name of Borrower] from time to time amended, varied, novated or supplemented the "Agreement". Terms defined in the Agreement shall have the same meaning in this notice.

         2. We give you notice that, pursuant to the Agreement and on [date of proposed drawdown], we wish to borrow the amount of [ ] on the terms and conditions of the Agreement.

         3. We confirm that, at the date of this notice, the representation set out in Clause 2 of the Agreement is true and correct in all material respects and that no Event of Default has occurred which is continuing.


                                                   Yours faithfully


                              ..................................................

                                                   for and on behalf of
                                                   [Name of Borrower]

                                 Schedule 2.1(a)

                                 SCHEDULE 2.1(a)

                        CONDITIONS PRECEDENT WORKING LIST

The Lender agrees to fund the Loan upon delivery of the following documents, each in form and substance satisfactory to the Lender in its sole discretion, and, where applicable, duly executed and in full force and effect:

         1.       Finance Documents

         (a)      Loan Agreement;

         (b)      Notes; and

         (c)      Registration Rights Agreement.

         2.       Authorizations

         (a)      Officer's Certificate of:

                  (i)      Belmarken Holding B.V.,

                  (ii)     United Pan-Europe Communications N.V., and

                  (iii)    UPC Internet Holding B.V.,

                  each, to the extent relevant, with the following language:

                  (i) The Company has received all governmental, shareholder and third party consents and approvals necessary in connection with the making of the Loan and the other transactions contemplated by the Loan Agreement. All applicable waiting periods have expired without any action being taken by any competent authority that could restrain, prevent or impose any materially adverse conditions on the making of the Loan and no such law or regulation is applicable which would reasonably be expected to have any such effect.

                  (ii) The representations and warranties of the Company contained in the Loan Agreement are true and correct in all material respects on and as of the date of the Loan Agreement and on and as of the date hereof as if made on and as of such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

                  (iii) No action, suit, investigation, litigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality, and no other event or development has occurred, that could in each case reasonably be expected to have a Material Adverse Effect.

                                Schedule 2.1(a)

                  (iv)     No Default has occurred and is continuing.

                  (v) All fees and expenses due to the Lender have been paid in full.

                  (vi) The Company will not use the proceeds of the Loan advanced under the Loan Agreement in a manner that will violate Sections 98c or 207c of Book 2 of the Dutch Civil Code.

         (b)      Certificates of:

                  (i)      Belmarken Holding B.V., including:

                           A.       Exhibit A:       Constitutional Documents

                           B.       Exhibit B:       Power of Attorney from
                                                     Belmarken Holding B.V.,
                                                     Written Resolutions of the
                                                     Board of Managing Directors
                                                     of Belmarken Holding B.V.
                                                     and Written Resolutions of
                                                     the Sole Shareholder of
                                                     Belmarken Holding B.V.

                           C.       Exhibit C:       Specimen Signatures

                  (ii)     United Pan-Europe Communications N.V., including:

                           A.       Exhibit A:       Constitutional Documents

                           B.       Exhibit B:       Power of Attorney from UPC
                                                     and Extract of the
                                                     Resolutions adopted on __
                                                     May 2001 by the Supervisory
                                                     Board of United Pan-Europe
                                                     Communications N.V.

                           C.       Exhibit C:       Specimen Signatures

                  (iii)    UPC Internet Holding B.V., including:

                           A.       Exhibit A:       Constitutional Documents

                           B.       Exhibit B:       Power of Attorney from UPC
                                                     Internet Holding B.V.,
                                                     Written Resolution of the
                                                     Board of Managing Directors
                                                     of UPC Internet Holding
                                                     B.V. and Written
                                                     Resolutions of the Sole
                                                     Shareholder of UPC Internet
                                                     Holding B.V.

                                Schedule 2.1(a)

                           C.       Exhibit C:       Specimen Signatures

         (c)      Incumbency Certificates of:

                  (i)      Belmarken Holding B.V.,

                  (ii)     United Pan-Europe Communications N.V., and

                  (iii)    UPC Internet Holding B.V.

         3.       Legal Opinions

         Legal opinions of:

                  (i) Holme Roberts & Owen LLP, Denver, Colorado, legal advisors to the Obligors; and

                  (ii) Clifford Chance, Amsterdam, The Netherlands, legal advisors to the Obligors.

         4.       Other

         (a) Financial Statements of UPC and UPCH for the year ended December 31, 2000;

         (b) Renewable Appointment of Agent Agreements (appointing Corporation Services Company as agent for service of process for each of United Pan-Europe Communications N.V., Belmarken Holding B.V. and UPC Internet Holding B.V.)

         (c)      DLJ Fee Letter Waiver and Goldman Engagement Letter Waiver

         (d)      Evidence of payment of Bridge Loan

         (e)      All Requisite Intercompany Loan Documents:

                  (i) Amended and Restated Master Loan Agreement dated as of May __, 2001 between UPC and the Company; and

                  (ii) Amended and Restated Master Loan Agreement dated as of May __, 2001 between UPC and chello Holdings

         (f)      Form of Qualified Loan Agreement

         (g) Letter from UnitedGlobalCom, Inc. to Liberty-Belmarken, Inc. regarding obligations under Section 4.13.

         (h)      Delivery Obligation letter

                                Schedule 2.1(a)

         (i)      Such other documents as the Lender shall reasonably require.


         Reminder for Liberty: Alert EU Merger Commission to the transaction just before Agreement signed (call Simon Carmel (44-207-246-7524) or Suyong Kim (44-207-246-7518) at Denton Wilde in London)



                                Schedule 2.1(a)

                                 SCHEDULE 3.1(r)

                                  INDEBTEDNESS



         1.       UPCD Facility Agreement

         2. Promissory Note dated 9 November 2000 granted by Cable Network Zuid-Oost Brabant Holding B.V. in favor of Discount Investment Corporation Limited for the principal amount of ?55,000,000.


                                 Schedule 3.1(r)

                                 SCHEDULE 3.1(s)

                            INTERCOMPANY INDEBTEDNESS


(A) Indebtedness owing by the Company to UPC or any Subsidiary of UPC.

    Amended and restated loan agreement between UPC as lender and the Company as borrower dated the date hereof.

(B) Indebtedness owing by chello Holdings to UPC or any Subsidiary of UPC.

    Amended and restated loan agreement between UPC as lender and chello Holdings as borrower dated the date hereof.

(C) Indebtedness owing by UPCH to the Company and its other Subsidiaries

    Qualified Loan Agreement between the Company as lender and UPCH as borrower dated the date hereof.


                                 Schedule 3.1(s)

                                 SCHEDULE 3.1(t)

                           SUBSIDIARIES OF THE COMPANY



                                         UPC Direct or
             Name                          Indirect            Direct Owner(s)
                                         Ownership (%)


UPC Distribution Holding B.V.                 100               UPCH

Belmarken Holding B.V.                        100               UPC

UPCH                                          100               Belmarken Holding B.V.

UPC Holding II B.V.                           100               UPCH

UPC Financing Partnership                     100               UPCH and UPC Holding II B.V.

UPC France Holding B.V.                       100               UPC Distribution Holding B.V.

UPC Scandinavia Holding B.V.                  100               UPC Distribution Holding B.V.

Cable Network Austria Holding B.V.            100               UPC Distribution Holding B.V.

Stipdon Investments B.V.                      100               UPC Distribution Holding B.V.

UPC Nederland B.V.                            100               UPC Distribution Holding B.V.

UPC Belgium S.A.                              100               UPC Scandinavia Holding B.V. and Cable Network
                                                                Austria Holding B.V.

UPC Norge A.S.                                100               UPC Scandinavia Holding B.V.

NBS Nordic Broadband Services A.B.            100               UPC Scandinavia Holding B.V.

UPC Czech Holding B.V.                        100               Stipdon Investments B.V.

Telekabel Hungary N.V.                        100               Stipdon Investments B.V.

UPC Slovakia Holding B.V.                     100               Stipdon Investments B.V.

UPC Romania Holding B.V.                      100               Stipdon Investments B.V.

Telekabel Wien GmbH                           95.0              Cable Network Austria Holding B.V.

Telekabel-Fernsehnetz Wiener Neustadt         95.0              Cable Network Austria Holding B.V.
Neunkirchen Betriebsgesellschaft mbH

Telekabel Klagenfurt GmbH                     95.0              Cable Network Austria Holding B.V.

Telekabel Graz GmbH                           95.0              Cable Network Austria Holding B.V.

Telekabel-Fernsehnetz Region Baden            95.0              Cable Network Austria Holding B.V.
Betriebsgesellschaft mbH

Priority Telecommunication und Internet GmbH  100               Cable Network Austria Holding B.V.

Trnavatel s.r.o.                              95.0              UPC Belgium S.A.

Kabel Net Holding a.s.                        100               UPC Czech Holding B.V.

Kabel Net Brno a.s.                           100               UPC Czech Holding B.V.

Dattelkabel a.s.                              100               UPC Czech Holding B.V.

INNET, spol. s.r.o.                           100               Dattelkabel, a.s.

UPC Ceska republika a.s.                      99.9              UPC Czech Holding B.V.

Kabel Plus Tel a.s.                           99.9              UPC Ceska republika a.s.
                                                                (100%)

Sat Net spol. s.r.o.                          99.9              UPC Ceska republika a.s.
                                                                (100%)

BESY Praha s.r.o.                             99.9              UPC Ceska republika a.s.
                                                                (100%)

Czech Link s.r.o.                             50.0              UPC Ceska republika a.s.

Kabel Plus Bratislava a.s.                    99.9              UPC Ceska republika a.s.
                                                                (100%)

                                Schedule 3.1(t)


Kabel Plus, akciova spolocnost (Banska        99.9              UPC Ceska republika a.s.
Bystrica)                                                       (100%)

Kabel Plus Rodina s.r.o. (in liquidation)     99.9              UPC Ceska republika a.s. (80.0%) and Kabel Plus,
                                                                akciova spolocnost (Banska Bystrica) (20.0%)

Kabel Plus Vychodne Slovensko a.s.            99.9              UPC Ceska republika a.s. (48.0%) and UPC Slovensko
                                                                s.r.o. (52.0%)

UPC Slovensko s.r.o.                          100               UPC Slovakia Holding B.V.

Kabeltel s.r.o.                               100               Belmarken Holding B.V.

Mediareseaux S.A.                             92.0              UPC France Holding B.V.

UPC France S.A.                               92.0              Mediareseaux S.A. (100%)

Videopole S.A.                                92.0              UPC France S.A. (100%)

A.C. Associes                                 91.5              Videopole S.A. (99.5%)

Cite Cable                                    91.7              Videopole S.A. (41.5%) and A.C. Associes (58.5%)

Cite Cable Auvergne                           91.5              Cite Cable (99.8%)

Cite Cable Centre Bretagne                    91.5              Cite Cable (99.8%)

Cite Cable Caladois                           91.5              Cite Cable (99.8%)

Cite Cable Essonne                            91.5              Cite Cable (99.8%)

Cite Cable Est                                91.5              Cite Cable (99.8%)

Cite Cable Goussainville                      91.7              Cite Cable (100%)

Cite Cable Haute-Saone                        91.4              Cite Cable (99.7%)

Cite Cable Jurassienne                        91.5              Cite Cable (99.8%)

Cite Cable Regions                            91.4              Cite Cable (99.7%)

Cite Cable Saintonges                         91.5              Cite Cable (99.8%)

Cite Cable Rhone Alpes                        91.8              Videopole S.A. (99.8%)

Seine et Marne Videopole                      92.0              Videopole S.A. (100%)

SLC Tignes                                    92.0              Videopole S.A. (100%)

Videopole Services                            91.8              Videopole S.A. (99.8%)

Videopole Assistance                          91.8              Videopole S.A. (99.8%)

Videopole Publications                        91.8              Videopole S.A. (99.8%)

Bearn Bigorre Videopole                       59.8              Videopole S.A. (65.0%)

Herault Videopole                             92.0              Videopole S.A. (100%)

Nord Videopole                                92.0              Videopole S.A. (100%)

SIRC Holding SNC                              92.0              UPC France S.A. (100%)

SIRC SNC                                      88.4              SIRC Holding SNC (96.1%)

Somerco SARL                                  88.4              SIRC SNC (100%)

Rhone Vision Cable S.A.S.                     90.1              SIRC SNC (49.9%) Somerco SARL (2.5%) and UPC
                                                                France S.A. (47.6%)

Reseaux Cable Cote d'Azur                     92.0              UPC France S.A. (100%)

InterComm France Holding S.A.                 92.0              Mediareseaux S.A. (100%)

InterComm France S.A.                         92.0              InterComm France Holding S.A. (100%)

Sud Cable Services S.A.                       92.0              InterComm France S.A. (100%)

Premiere Cablevision                          92.0              Sud Cable Services S.A. (100%)

Cable Services de France S.A.                 92.0              InterComm France S.A. (100%)

Cite Interactive                              92.0              InterComm France S.A. (100%)

TME France                                    92.0              InterComm France S.A. (100%)

Hungary Holding Co.                           100               Stipdon Investments B.V. (99.0%) and Zomerwind
                                                                Holding B.V. (1.0%)

Paruse B.V.                                   100               Telekabel Hungary N.V.

                                Schedule 3.1(t)

UPC Magyarorszag Kft                          100               Telekabel Hungary N.V. (42.4%) and
                                                                Kabelkom Holding Co. (57.6%)

Szabinet Kft                                  100               UPC Magyarorszag Kft

UPC Direct Kft                                100               Telekabel Hungary N.V.

Kabelkom Holding Co.                          100               Zomerwind Holding B.V. (50.0%) and
                                                                Telekabel Hungary N.V. (50.0%)

Zomerwind Holding B.V.                        100               Telekabel Hungary N.V.

Monor Telefon Tarsasag RT                     98.9              Paruse B.V. (96.2%) and Tapiotel RT (2.7%)

Tapiotel RT                                   100               Paruse B.V.

Monor CATV Kft                                98.9              Monor Telefon Tarsasag RT (100%)

Zuglo Kft                                     100               UPC Magyarorszag Kft

Satimax Kft                                   100               UPC Magyarorszag Kft

UPC Haarlem B.V.                              100               UPC Nederland B.V.

A2000 Holding N.V.                            100               UPC Nederland B.V.

A2000 Hilversum B.V.                          100               A2000 Holding N.V.

Kabeltelevisie Amsterdam B.V.                 100               A2000 Holding N.V.

Cable Network Brabant Holding B.V.            100               UPC Nederland B.V.

Telekabel Beheer B.V.                         100               UPC Nederland B.V.

Telekabel B.V.                                100               Telekabel Beheer B.V.

Algemene Eksploitatie Maatschappij B.V.       100               Telekabel B.V.

Telekabel Omroep Facilitair Bedrijf B.V.      100               Telekabel Beheer B.V.

UniPort Communications B.V.                   100               UPC Nederland B.V.

UPC KabelTV & Telecom B.V.                    100               UPC Nederland B.V.

UPC Nederland Services B.V.                   100               UPC Nederland B.V.

GelreVision Holding B.V.                      100               UPC Nederland B.V.

Telekabel Hungary II B.V.                     100               UPC Romania Holding B.V.

Somax L.E.                                    100               Telekabel Hungary II B.V.

UPC Romania Holding VoF                       70.0              UPC Romania Holding B.V.

Scan Invest I B.V.                            100               UPC Romania Holding B.V.

Diplomatic International Comimpex SRL         100               Scan Invest I B.V.

UPC Romania, Inc.                             100               UPC Romania Holding B.V.

Multicanal Holdings SRL                       100               UPC Romania, Inc.

UIH Romania Ventures, Inc.                    100               UPC Romania Holding B.V.

Control Cable Ventures SRL                    100               UIH Romania Ventures, Inc.

Selectronic SRL                               100               UPC Romania Holding B.V.

UPC Somax B.V.                                100               UPC Romania Holding B.V.

Portal Export Import SRL                      100               UPC Romania Holding B.V.

UPC Sverige AB                                100               NBS Nordic Broadband Services AB

Starport S.A.                                 100               UPC Sverige AB

Stjarn TV AB                                  100               UPC Sverige AB

Space Net AB                                  100               UPC Sverige AB

Stockholms Stads Television AB                100               UPC Sverige AB

Stjarn TV Natet AB                            100               UPC Sverige AB

Stjarnen Multimedia Varlden (Swedish) AB      100               UPC Sverige AB

Binan Investments B.V.                        100               Belmarken Holding B.V.

Cable Network Holding B.V.                    100               Binan Investments B.V.

United International Investments GP           100               Binan Investments B.V. (50.0%) and Cable Network
                                                                Holding B.V. (50.0%)


                                Schedule 3.1(t)

Cable Network Zuid-Oost Brabant Holding B.V.  100               Binan Investments B.V.

U.C.T. Netherlands B.V.                       100               Cable Network Zuid-Oost Brabant Holding B.V.

Tishdoret Achzakot Ltd.                       100               U.C.T. Netherlands B.V. (99.3%) and Cable Network
                                                                Zuid-Oost Brabant Holding B.V. (0.7%)



                             Schedule 3.1(t)

                               SCHEDULE 3.1(w)(iv)

The issued and outstanding share capital of UPCD is subject to the following
Lien:

Share pledge in favour of TD Bank Europe Limited dated 31 October, 2000 executed by UPCH in respect of its interest in the share capital of UPC Distribution Holding B.V.

                              Schedule 3.1(w)(iv)

                               SCHEDULE 3.1(w)(v)

The issued and outstanding share capital of chello Holdings is subject to the options contained in the following agreements:

Option Agreement between chello Holdings and the Company dated the date hereof, granting the Company the option to purchase one ordinary share in chello Holdings, such option to expire upon termination of this Agreement.

Option Agreement dated 28 July, 2000 between chello Holdings and the Company, granting the Company the option to purchase one ordinary share in chello Holdings, such option to expire upon termination of the Bridge Loan Agreement.


                               Schedule 3.1(w)(v)